Filed Pursuant to Rule 424(b)(2)
 Registration Statement No. 333-285405

PROSPECTUS SUPPLEMENT
(to Prospectus dated February 28, 2025)
$500,000,000
6.550% Notes due 2030
We are offering $500,000,000 in aggregate principal amount of 6.550% notes due 2030, which we refer to as the Notes. The Notes will mature on January 15, 2030. We will pay interest on the Notes on January 15 and July 15 of each year, beginning on July 15, 2027.
We may redeem the Notes in whole or in part at any time or from time to time, at the redemption price set forth under the caption “Description of the Notes — Optional Redemption” in this prospectus supplement. In addition, holders of the Notes can require us to repurchase some or all of the Notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date upon the occurrence of a “Change of Control Repurchase Event” (as defined herein). The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The Notes will be our direct unsecured obligations and rank pari passu with our existing and future unsecured indebtedness but will rank senior to our future indebtedness that is expressly subordinated in right of payment to the Notes issued by Main Street Capital Corporation. See “Summary of the Offering — Ranking of Notes.”
The securities in which we invest generally would be rated below investment grade if they were rated by rating agencies. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and are illiquid.
We are an internally managed, closed-end, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. Our principal investment objective is to maximize our investment portfolio’s total return by generating current income from our debt investments and current income and capital appreciation from our equity and equity-related investments, including warrants, convertible securities and other rights to acquire equity securities in a portfolio company.
Investing in the Notes involves a high degree of risk and should be considered highly speculative. Before investing in the Notes, you should review carefully the risks and uncertainties, including the risk of leverage, described in the sections titled “Supplementary Risk Factors” beginning on page S-11 of this prospectus supplement, “Risk Factors” beginning on page 12 of the accompanying prospectus and in our most recently filed Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission, or SEC, as well as under similar headings in the other documents that are filed on or after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
This prospectus supplement and the accompanying prospectus contain important information about us that a prospective investor should know before investing in the Notes. We may also authorize one or more free writing prospectuses to be provided to you in connection with this offering. You should carefully read this prospectus supplement, the accompanying prospectus, and any related free writing prospectus, and any information incorporated by reference in each, before investing in the Notes and keep them for future reference. We file annual, quarterly and current reports, proxy statements and other information with the SEC. This information is available free of charge by contacting us at 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056 or by telephone at (713) 350-6000 or on our website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus. The SEC also maintains a website at www.sec.gov that contains such information.
Neither the SEC nor any state securities commission, nor any other regulatory body, has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price	99.258%	$496,290,000
Underwriting discount (sales load)	0.500%	$2,500,000
Proceeds to Main Street Capital Corporation (before estimated expenses of $825,000)	98.758%	$493,790,000
The public offering price set forth above does not include accrued interest, if any. Interest on the Notes will accrue from October 29, 2026 and must be paid by the purchaser if the Notes are delivered after October 29, 2026.
THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
Delivery of the Notes in book-entry form only through The Depository Trust Company will be made on or about October 29, 2026 for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V.

Joint Book-Running Managers
RBC Capital Markets	J.P. Morgan	SMBC Nikko	Truist Securities
Passive Book-Running Manager
Huntington Capital Markets
Co-Managers
Raymond James	Academy Securities	Zions Capital Markets	Texas Capital Securities

Hancock Whitney Investment Services, Inc.	Fifth Third Securities	FNB America Securities LLC
The date of this prospectus supplement is October 27, 2026.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
i

ABOUT THE PROSPECTUS
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more information about us and related matters. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement shall control. In addition, the information in this prospectus supplement may add to, update or change the information incorporated by reference in this prospectus supplement and accordingly will supersede that information. Generally, when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying prospectus combined, together with any free writing prospectus that we have authorized for use in connection with this offering.
You should rely only on the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us that relates to this offering of Notes. Neither we nor the underwriters have authorized any other person to provide you with different information or to make representations as to matters not stated in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us that relates to this offering of Notes. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us that relates to this offering of Notes do not constitute an offer to sell, or a solicitation of an offer to buy, any Notes by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included in this prospectus supplement, the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than their respective dates, or that any information incorporated by reference herein or therein is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or sale of the Notes offered hereby.
Forward-Looking Statements
Information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus relating to this offering of Notes may contain forward-looking statements, which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “believe,” “intend,” “anticipate,” “estimate,” “continue,” or “project” or the negative thereof or other variations thereon or comparable terminology. The matters described in the sections titled “Supplementary Risk Factors” in this prospectus supplement, “Risk Factors” in the accompanying prospectus and “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission (the “SEC”), or in any free writing prospectus relating to this offering and certain other factors noted throughout or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus relating to this offering constitute cautionary statements identifying important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. We undertake no obligation to revise or update any forward-looking statements but advise you to consult any additional disclosures that we may make directly to you or through reports that we may file in the future with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. In addition to other information included or incorporated by reference in this prospectus supplement, please read carefully the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and in other documents we may file with the SEC, as well as the section titled “Cautionary Statement Concerning Forward-Looking Statements” in the accompanying prospectus, before making an investment in the Notes offered hereby.
ii

PROSPECTUS SUMMARY
This summary highlights information included elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before making your investment decision. To understand the terms of the Notes offered hereby before making your investment decision, you should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as provided in “Available Information” and “Incorporation by Reference” beginning on page S-39 of this prospectus supplement and on page 74 of the accompanying prospectus.
Organization
Main Street Capital Corporation (“MSCC” or, together with its consolidated subsidiaries, “Main Street” or the “Company”) is a principal investment firm primarily focused on providing customized long-term debt and equity capital solutions to lower middle market (“LMM”) companies (its “LMM investment strategy”) and debt capital to private (“Private Loan”) companies owned by or in the process of being acquired by a private equity fund (its “Private Loan investment strategy”). Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one-stop” debt and equity financing solutions within its LMM investment strategy. Main Street invests primarily in secured debt investments, equity investments, warrants and other securities of LMM companies typically based in the U.S. Main Street also seeks to partner with private equity fund sponsors in its Private Loan investment strategy and primarily invests in secured debt investments of Private Loan companies generally headquartered in the U.S.
Main Street also maintains a legacy portfolio of investments in larger middle market (“Middle Market”) companies (its “Middle Market investment portfolio”) and a limited portfolio of other portfolio (“Other Portfolio”) investments. Main Street’s Middle Market investments are generally debt investments in companies owned by a private equity fund that were originally issued through a syndication financing process. Main Street has generally stopped making new Middle Market investments and expects the size of its Middle Market investment portfolio to continue to decline in future periods as its existing Middle Market investments are repaid or sold. Main Street’s Other Portfolio investments primarily consist of investments that are not consistent with the typical profiles for its LMM, Private Loan or Middle Market portfolio investments, including investments in unaffiliated investment companies and private funds managed by third parties.
The “Investment Portfolio,” as used herein, refers to all of Main Street’s investments in LMM portfolio companies, investments in Private Loan portfolio companies, investments in Middle Market portfolio companies, Other Portfolio investments, short-term portfolio investments and the investment in the External Investment Manager (as defined below).
MSCC was formed in March 2007 to operate as an internally managed business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Because MSCC is internally managed, all of the executive officers and other employees are employed by MSCC. Therefore, MSCC does not pay any external investment advisory fees, but instead directly incurs the operating costs associated with employing investment and portfolio management professionals.
MSCC wholly owns several investment funds, including Main Street Mezzanine Fund, LP (“MSMF”) and Main Street Capital III, LP (“MSC III” and, together with MSMF, the “Funds”), and each of their general partners. The Funds are each licensed as a Small Business Investment Company (“SBIC”) by the U.S. Small Business Administration (“SBA”).
MSC Adviser I, LLC dba Main Street Capital Partners (the “External Investment Manager”) was formed in November 2013 as a wholly-owned subsidiary of Main Street to provide investment management and other services to parties other than Main Street (“External Parties”) and earns fee income for such services. MSCC has been granted no-action relief by the Securities and Exchange Commission (“SEC”) to allow the External Investment Manager to register as a registered investment adviser under the Investment Advisers Act of 1940, as amended. Since the External Investment Manager conducts all of its investment management activities for External Parties, it is accounted for as a portfolio investment of Main Street and is not included as a consolidated subsidiary in Main Street’s consolidated financial statements.

MSCC has elected to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a result, MSCC generally does not pay corporate-level U.S. federal income taxes on any net ordinary taxable income or capital gains that it distributes to its stockholders.
MSCC has certain direct and indirect wholly-owned subsidiaries that have elected to be taxable entities (the “Taxable Subsidiaries”). The primary purpose of the Taxable Subsidiaries is to permit MSCC to hold equity investments in portfolio companies which are “pass-through” entities for tax purposes. MSCC also has certain direct and indirect wholly-owned subsidiaries formed for financing purposes (the “Structured Subsidiaries”).
Unless otherwise noted or the context otherwise indicates, the terms “we,” “us,” “our,” the “Company” and “Main Street” refer to MSCC and its consolidated subsidiaries, which include the Funds, the Taxable Subsidiaries and the Structured Subsidiaries.
Overview of Our Business
Our principal investment objective is to maximize our Investment Portfolio’s total return by generating current income from our debt investments and current income and capital appreciation from our equity and equity-related investments, including warrants, convertible securities and other rights to acquire equity securities in a portfolio company. We seek to achieve our investment objective primarily through our LMM and Private Loan investment strategies. Our LMM investment strategy involves investments in companies that generally have annual revenues between $10 million and $150 million and annual earnings before interest, tax, depreciation and amortization expenses (“EBITDA”) between $3 million and $20 million. Our LMM portfolio investments generally range in size from $5 million to $125 million. Our Private Loan investment strategy involves investments in companies that generally have annual revenues between $25 million and $500 million and annual EBITDA between $7.5 million and $50 million. Our Private Loan investments generally range in size from $10 million to $100 million.
We seek to fill the financing gap for LMM businesses, which, historically, have had limited access to financing from commercial banks and other traditional sources. The underserved nature of the LMM creates the opportunity for us to meet the financing needs of LMM companies while also negotiating favorable transaction terms and equity participation. Our ability to invest across a company’s capital structure, from secured loans to equity securities, allows us to offer portfolio companies a comprehensive suite of financing options, or a “one-stop” financing solution. We believe that providing customized, “one-stop” financing solutions is important and valuable to LMM portfolio companies. We generally seek to partner directly with entrepreneurs, management teams and business owners in making our LMM investments. Our LMM portfolio debt investments are generally secured by a first priority lien on the assets of the portfolio company and typically have a term of between five and seven years from the original investment date.
Private Loan investments primarily consist of debt securities that have primarily been originated directly by us or, to a lesser extent, through our strategic relationships with other investment funds on a collaborative basis through investments that are often referred to in the debt markets as “club deals” because of the small lender group size. In both cases, our Private Loan investments are typically made in a company owned by or in the process of being acquired by a private equity fund. Our Private Loan portfolio debt investments are generally secured by a first priority lien on the assets of the portfolio company and typically have a term of between three and seven years from the original investment date. We may also co-invest with the private equity fund in the equity securities of our Private Loan portfolio companies.
We also maintain a legacy portfolio of investments in larger Middle Market companies. Our Middle Market investments are generally debt investments in companies owned by a private equity fund that were originally issued through a syndication financing process. We have generally stopped making new Middle Market investments and expect the size of our Middle Market investment portfolio to continue to decline in future periods as existing Middle Market investments are repaid or sold. Our Middle Market debt investments generally range in size from $3 million to $25 million, are generally secured by a first priority lien on the assets of the portfolio company and typically have an expected duration of between three and seven years from the original investment date.
Our Other Portfolio investments primarily consist of investments that are not consistent with the typical profiles for our LMM, Private Loan or Middle Market portfolio investments, including investments in unaffiliated investment companies and private funds which may be managed by third parties. In our Other Portfolio, we may incur indirect fees and expenses in connection with investments managed by third parties, such as investments in other investment companies or private funds.

Based upon our liquidity and capital structure management activities, our Investment Portfolio may also periodically include short-term portfolio investments that are atypical of our LMM and Private Loan portfolio investments in that they are intended to be a short-term deployment of capital. These assets are typically expected to be realized in one year or less and are not expected to be a significant portion of our overall Investment Portfolio.
Our external asset management business is conducted through the External Investment Manager. The External Investment Manager earns management fees based on the assets of the funds under management and may earn incentive fees, or a carried interest, based on the performance of the funds managed.
Our portfolio investments are generally made through MSCC, the Taxable Subsidiaries, the Funds and the Structured Subsidiaries. MSCC, the Taxable Subsidiaries, the Funds and the Structured Subsidiaries share the same investment strategies and criteria, although they are subject to different regulatory regimes (see “Business — Regulation” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, incorporated by reference herein). An investor’s return in MSCC will depend, in part, on the Taxable Subsidiaries’, the Funds’ and the Structured Subsidiaries’ investment returns as they are wholly-owned subsidiaries of MSCC.
The level of new portfolio investment activity will fluctuate from period to period based upon our view of the current economic fundamentals, our ability to identify new investment opportunities that meet our investment criteria and our ability to consummate the identified opportunities. The level of new investment activity, and associated interest and fee income, will directly impact future investment income. In addition, the level of dividends paid by portfolio companies and the portion of our portfolio debt investments on non-accrual status will directly impact future investment income. While we intend to grow our portfolio and our investment income over the long term, our growth and our operating results may be more limited during depressed economic periods. However, we intend to appropriately manage our cost structure and liquidity position based on applicable economic conditions and our investment outlook. The level of realized gains or losses and unrealized appreciation or depreciation on our investments will also fluctuate depending upon portfolio activity, economic conditions and the performance of our individual portfolio companies. The changes in realized gains and losses and unrealized appreciation or depreciation could have a material impact on our operating results.
Because we are internally managed, we do not pay any external investment advisory fees, but instead directly incur the operating costs associated with employing investment and portfolio management professionals. We believe that our internally managed structure provides us with a better alignment of interests between our management team and our employees and our stockholders and a beneficial operating expense structure when compared to other publicly traded and privately held investment firms which are externally managed, and our internally managed structure allows us the opportunity to leverage our non-interest operating expenses as we grow our Investment Portfolio and our External Investment Manager’s asset management business (as described below).
The External Investment Manager serves as the investment adviser and administrator to MSC Income Fund, Inc. (“MSC Income”) pursuant to an Investment Advisory and Administrative Services Agreement entered into in October 2020 between the External Investment Manager and MSC Income (as amended and restated on January 29, 2025, the “Advisory Agreement”). Under the Advisory Agreement, prior to January 29, 2025, the External Investment Manager earned a 1.75% annual base management fee on MSC Income’s average total assets, a subordinated incentive fee on income equal to 20% of pre-incentive fee net investment income above a specified investment return hurdle rate and a 20% incentive fee on cumulative net realized capital gains in exchange for providing advisory services to MSC Income. On and after January 29, 2025, under the Advisory Agreement, the External Investment Manager earns a 1.5% annual base management fee on MSC Income’s average total assets (including cash and cash equivalents), payable quarterly in arrears (with additional future contractual reductions based upon changes to MSC Income’s investment portfolio composition), a subordinated incentive fee on income equal to 17.5% of pre-incentive fee net investment income above a specified investment return hurdle rate, subject to a 50% / 50% catch-up feature, and a 17.5% incentive fee on cumulative net realized capital gains from January 29, 2025.
Additionally, the External Investment Manager has entered into investment management agreements with MS Private Loan Fund I, LP (“Private Loan Fund I”) and MS Private Loan Fund II, LP (“Private Loan Fund II”), each a private investment fund with a strategy to co-invest with Main Street in Private Loan portfolio investments, pursuant to which the External Investment Manager provides investment advisory and management services to each fund in exchange for an asset-based management fee and certain incentive fees. The External Investment Manager may also advise other clients, including funds and separately managed accounts, pursuant to advisory and services agreements with such clients in exchange for asset-based and incentive fees.

The External Investment Manager earns management fees based on the assets of the funds and accounts under management and may earn incentive fees, or a carried interest, based on the performance of the funds and accounts managed.
We have entered into an agreement with the External Investment Manager to share employees in connection with its asset management business generally, and specifically for its relationship with MSC Income and its other clients. Through this agreement, we share employees with the External Investment Manager, including their related infrastructure, business relationships, management expertise and capital raising capabilities, and we allocate the related expenses to the External Investment Manager pursuant to the sharing agreement.
The total contribution of the External Investment Manager to our net investment income consists of the combination of the expenses allocated to the External Investment Manager and the dividend income earned from the External Investment Manager.
We have received an exemptive order from the SEC permitting co-investments among us, MSC Income and other advisory clients of the External Investment Manager in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act. We have made co-investments with, and in the future intend to continue to make co-investments with MSC Income, Private Loan Fund I, Private Loan Fund II and other advisory clients of the External Investment Manager, in accordance with the conditions of the order. Because the External Investment Manager may earn performance-based fee compensation from its advisory clients, this may provide the Company and the External Investment Manager an incentive to allocate opportunities to advisory clients instead of us. However, both we and the External Investment Manager have adopted policies and procedures pursuant to the order to manage this conflict and ensure that investment opportunities are allocated in a manner that is fair and equitable considering each investor’s interests, including oversight of the co-investment program by the independent members of our and MSC Income’s boards of directors and their required approval of certain co-investment transactions thereunder. In addition to the co-investment program described above, we also co-invest in certain investment transactions where price is the only negotiated point by us and our affiliates.
You should be aware that investments in our portfolio companies carry a number of risks including, but not limited to, investing in companies which may have limited operating histories and financial resources and other risks common to investing in below investment grade debt and equity investments in private, smaller companies. Please see “Risk Factors — Risks Related to Our Investments” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, for a more complete discussion of the risks involved with investing in our portfolio companies.
Our principal executive offices are located at 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056, and our telephone number is (713) 350-6000. We maintain a website on the Internet at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus.
Risks Associated with Our Business
Our business is subject to numerous risks, as described in the sections titled “Supplementary Risk Factors” in this prospectus supplement and “Risk Factors” in the accompanying prospectus and in any free writing prospectuses we have authorized for use in connection with this offering, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC.
Recent Developments
Preliminary Estimate of Third Quarter 2026 Results
In October 2026, we announced a preliminary estimate of third quarter 2026 net investment income (“NII”) of $0.87 to $0.91 per share. We also announced a preliminary estimate of third quarter 2026 distributable net investment income (“DNII”)(1), which is NII before non-cash compensation expenses, of $0.94 to $0.98 per share and DNII before taxes(2), which is NII before non-cash compensation expenses and tax expenses included in NII, of $0.96 to $1.00 per share.
In addition, we announced a preliminary estimate of net asset value (“NAV”) per share as of September 30, 2026 of $34.18 to $34.26, representing an increase of $0.26 to $0.34 per share, or 0.8% to 1.0%, from our reported NAV per share of $33.92 as of June 30, 2026, with this increase after the impact of the supplemental dividend paid in

September 2026 of $0.30 per share. The estimated NAV per share increase is primarily due to the net fair value appreciation on the investment portfolio, including realized and unrealized activity, and the accretive impact of equity issuances, partially offset by the total dividends per share paid in the third quarter in excess of NII per share and the net tax provision. The net fair value appreciation on the investment portfolio is primarily the result of net fair value appreciation on the LMM investment portfolio, Private Loan investment portfolio and Other Portfolio investments, partially offset by net fair value depreciation on the Middle Market investment portfolio and fair value depreciation of the External Investment Manager.
As a result of our preliminary estimates of NII, net fair value appreciation and the net tax provision described above, Main Street estimates that it generated an annualized return on equity of over 14% for the third quarter.(3)
We also announced a preliminary estimate that investments on non-accrual status comprised 0.9% of the total investment portfolio at fair value and 3.5% at cost as of September 30, 2026.
The preliminary estimates of third quarter 2026 financial information and results furnished above are based on our management’s preliminary determinations and current expectations, and such information is inherently uncertain. The preliminary estimates provided herein have been prepared by, and are the responsibility of, our management, and are subject to completion of our customary quarterly closing and review procedures and third-party review, including the determination of the fair value of our portfolio investments by our Board of Directors, and have not yet been approved by our Board of Directors. Neither Grant Thornton LLP, our independent registered public accountants, nor any other independent accountants have audited, reviewed, compiled, examined or performed any procedures with respect to the preliminary financial data and, accordingly, do not express an opinion or any form of assurance with respect thereto. As a result, actual results could differ materially from the current preliminary estimates based on adjustments made during our quarter-end closing and review procedures and third-party review, and our reported information in our Quarterly Report on Form 10‑Q for the quarter ended September 30, 2026 may differ from this information, and any such differences may be material. In addition, the information furnished above does not include all of the information regarding our financial condition and results of operations for the quarter ended September 30, 2026 that may be important to readers. As a result, readers are cautioned not to place undue reliance on this preliminary information and should view this information in the context of our full third quarter 2026 results when we disclose such results in our Quarterly Report on Form 10‑Q for the quarter ended September 30, 2026. This preliminary information is based on our current management expectations that involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information. See “Cautionary Statement Concerning Forward-Looking Statements” in the accompanying prospectus, “Supplementary Risk Factors” in this prospectus supplement, “Risk Factors” in the accompanying prospectus and “Risk Factors” in our most recent Annual Report on Form 10-K.
(1)    DNII is NII, as determined in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), excluding the impact of non-cash compensation expenses, which includes both share-based compensation expenses and deferred compensation expense or benefit. We believe that presenting DNII per share is useful and appropriate supplemental disclosure for analyzing our financial performance since (i) share‑based compensation does not require settlement in cash and (ii) deferred compensation expense or benefit does not result in a net cash impact to us upon settlement. However, DNII is a non‑U.S. GAAP measure and should not be considered as a replacement for NII or other earnings measures presented in accordance with U.S. GAAP. Instead, DNII should be reviewed only in connection with such U.S. GAAP measures in analyzing our financial performance. In order to reconcile estimated DNII per share to estimated NII per share in accordance with U.S. GAAP for the third quarter of 2026, an estimated $0.06 to $0.07 per share of non-cash compensation expense is added back to estimated NII per share to calculate estimated DNII per share.

(2)    DNII before taxes is NII as determined in accordance with U.S. GAAP, excluding the impact of non-cash compensation expenses, which includes both share-based compensation expenses and deferred compensation expense or benefit, and any tax expenses included in NII. We believe that presenting DNII before taxes per share is useful and appropriate supplemental disclosure for analyzing our financial performance since (i) share-based compensation does not require settlement in cash, (ii) deferred compensation expense or benefit does not result in a net cash impact to us upon settlement and (iii) tax expenses included in NII may include (a) excise tax expense, which is not solely attributable to NII, and (b) deferred taxes, which are not payable in the current period. However, DNII before taxes is a non-U.S. GAAP measure and should not be considered as a replacement for NII, NII before taxes or other earnings measures presented in accordance with U.S. GAAP. Instead, DNII before taxes should be reviewed only in connection with such U.S. GAAP measures in analyzing our financial performance. In order to reconcile estimated DNII before taxes per share to estimated NII per share in accordance with U.S. GAAP for the third quarter of 2026, an estimated $0.06 to $0.07 per share of non-cash compensation expenses and an estimated $0.02 per share of NII related tax expenses are added back to estimated NII per share to calculate estimated DNII before taxes per share.
(3)    Return on equity equals the net increase in net assets resulting from operations divided by the average quarterly total net assets.
Other Recent Developments
During the third quarter 2026, MSMF received approval from the SBA to increase the borrowing capacity of its SBIC debentures by $75.0 million to $250.0 million. Combined with MSC III, this gives us access to $425.0 million of the recently increased $475.0 million of regulatory maximum SBIC debenture borrowing capacity for affiliated SBIC funds. We expect to maintain SBIC debentures under the SBIC program in the future, subject to periodic repayments and borrowings, in an amount up to the regulatory maximum amount.
Our third quarter 2026 operating activities include the following investment activity in the LMM and Private Loan investment strategies:
•$61.5 million in total LMM portfolio investments, which after aggregate repayments, return of invested equity capital and a decrease in cost basis due to a realized loss resulted in a net decrease of $19.4 million in the total cost basis of the LMM investment portfolio; and
•$162.0 million in total Private Loan portfolio investments, which after aggregate repayments, return of invested equity capital and a decrease in cost basis due to realized losses resulted in a net decrease of $1.8 million in the total cost basis of the Private Loan investment portfolio.
During the third quarter 2026, we repaid the entire $500.0 million in aggregate principal amount of our 3.00% Notes due July 2026 (the “July 2026 Notes”) at maturity at par value plus the accrued and unpaid interest.

SUMMARY OF THE OFFERING
This prospectus supplement sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement and supplements the accompanying prospectus that is attached to the back of this prospectus supplement. This section and the “Description of the Notes” section in this prospectus supplement outline the specific legal and financial terms of the Notes. You should read this section of the prospectus supplement together with the more general description of the Notes under the heading “Description of the Notes” in this prospectus supplement and in the accompanying prospectus under the heading “Description of Our Debt Securities” before investing in the Notes. Capitalized terms used in this prospectus supplement and not otherwise defined shall have the meanings ascribed to them in the accompanying prospectus or in the indenture governing the Notes.

Issuer	Main Street Capital Corporation
Title of the securities	6.550% Notes due 2030
Aggregate principal amount being offered	$500,000,000
Initial public offering price	99.258% of the aggregate principal amount
Principal payable at maturity	100% of the aggregate principal amount; the principal amount of each Note will be payable on its stated maturity date at the office of the trustee, paying agent, registrar and transfer agent for the Notes or at such other office in New York City as we may designate.
Interest rate	6.550% per year
Yield to maturity	6.800%
Trade date	October 27, 2026
Maturity date	January 15, 2030
Day count basis	360-day year of twelve 30-day months
Date interest starts accruing	October 29, 2026
Interest payment dates
Every January 15 and July 15, commencing July 15, 2027. If an interest payment date is a non-business day, the applicable interest payment will be made on the next business day, and no additional interest will accrue as a result of such delayed payment.

Ranking of Notes
The Notes will be our direct unsecured obligations and will rank:
•pari passu with our existing and future general unsecured and senior unsecured indebtedness, including (i) our 6.50% Notes due 2027 (the “June 2027 Notes”), of which $400.0 million was outstanding as of October 23, 2026; (ii) our 5.40% Notes due 2028 (the “August 2028 Notes”), of which $350.0 million was outstanding as of October 23, 2026; (iii) our 6.95% Notes due 2029 (the “March 2029 Notes”), of which $550.0 million was outstanding as of October 23, 2026; and (iv) our 6.93% Notes due 2031 (the “April 2031 Notes”), of which $150.0 million was outstanding as of October 23, 2026;
•senior to any of our future indebtedness that expressly states it is subordinated to the Notes;
•effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured, but to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness, including without limitation, borrowings under our multi-year revolving credit facility (the “Corporate Facility”); and
•structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries, financing vehicles or similar facilities, including without limitation, the Funds’ SBIC debentures and borrowings under our special purpose vehicle revolving credit facility (the “SPV Facility” and, together with the Corporate Facility, the “Credit Facilities”).

Denominations	We will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Optional redemption
Prior to December 15, 2029 (one month prior to the maturity date of the Notes) (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time or from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and
(2)100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Sinking fund	The Notes will not be subject to any sinking fund.

Offer to repurchase upon a Change of Control Repurchase Event	If a Change of Control Repurchase Event (as defined in “Description of the Notes”) occurs prior to maturity, holders will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
Defeasance	The Notes will be subject to legal and covenant defeasance by us.
Form of Notes	The Notes will be represented by global securities that will be deposited and registered in the name of The Depository Trust Company, or DTC, or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.
Trustee, paying agent, registrar and transfer agent	The Bank of New York Mellon Trust Company, N.A.
Events of default	If an event of default (as described herein under “Description of the Notes”) on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to conditions set forth in the indenture.
Other covenants	In addition to any covenants described elsewhere in this prospectus supplement or the accompanying prospectus, the following covenants shall apply to the Notes:

•We agree that for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from making additional borrowings, including through the issuance of additional debt or the sale of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings. See “Risk Factors — Risks Related to BDCs — Regulations governing our operation as a BDC will affect our ability to, and the way in which we, raise additional capital.” and “Risk Factors — Risks Related to Leverage — Because we borrow money, the potential for gain or loss on amounts invested in us is magnified and may increase the risk of investing in us.” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, incorporated by reference herein.

•If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable United States generally accepted accounting principles, or U.S. GAAP.

Further issuances	We have the ability to issue additional debt securities under the indenture with terms different from the Notes and, without the consent of the holders thereof, to reopen the Notes and issue additional Notes.
No established trading market	The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. Although certain of the underwriters have informed us that they intend to make a market in the Notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market making activities at any time without notice. See “Underwriting (Conflicts of Interest).” Accordingly, we cannot assure you that a liquid market for the Notes will be maintained. The Notes are not listed on any securities exchange or quoted on any automated dealer quotation system, and we do not intend to apply for a listing of the Notes on any securities exchange or any automated dealer quotation system.
Use of proceeds
We intend to initially use the net proceeds from this offering to repay outstanding indebtedness, including amounts outstanding under our Credit Facilities. However, through re-borrowing of the initial repayments under our Credit Facilities, we intend to use the net proceeds from this offering to make investments in accordance with our investment objective and strategies described in this prospectus supplement and the accompanying prospectus, to make investments in marketable securities and idle funds investments, which may include investments in secured intermediate term bank debt, rated debt securities and other income producing investments, to pay our operating expenses and other cash obligations, and for general corporate purposes. As of October 23, 2026, we had approximately $575.0 million outstanding under our Corporate Facility. Our Corporate Facility matures in June 2031, unless extended, and bears interest, at our election, on a per annum basis at a rate equal to the applicable SOFR rate plus an applicable credit spread adjustment of 0.10% plus 1.775% (or 1.65% after satisfying certain step-down conditions in the future). Amounts repaid under our Corporate Facility will remain available for future borrowings. As of October 23, 2026, we had approximately $313.5 million outstanding under our SPV Facility. Our SPV Facility matures in September 2030, unless extended, and bears interest, at our election, on a per annum basis at a rate equal to the applicable SOFR in effect plus an applicable margin of 1.95% during the revolving period and 2.075% and 2.20% during the first and second years thereafter, respectively. Amounts repaid under our SPV Facility will remain available for future borrowings. See “Use of Proceeds” below.

SUPPLEMENTARY RISK FACTORS
Investing in the Notes involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with this offering, you should carefully consider the following supplementary risk factors together with the risk factors set forth in the accompanying prospectus and as described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, before making an investment in the Notes, as well as in subsequent filings with the SEC, including our most recent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety. The risks described in these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. In such case, the market price, if any, of the Notes could decline, and you may lose part or all of your investment. Please also read carefully the section titled “Cautionary Statement Concerning Forward-Looking Statements” in the accompanying prospectus.
Risks Relating to the Notes
The Notes will be unsecured and therefore will be effectively subordinated to any current or future secured indebtedness, including indebtedness under the Corporate Facility.
The Notes will not be secured by any of our assets or any of the assets of our subsidiaries and will rank equally in right of payment with all of our existing and future unsubordinated, unsecured indebtedness. As a result, the Notes are effectively subordinated to any secured indebtedness we or our subsidiaries have currently incurred and may incur in the future (or any indebtedness that is initially unsecured to which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. The indebtedness under the Corporate Facility is senior to the Notes to the extent of the value of the assets securing such indebtedness.
The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.
The Notes will be obligations exclusively of Main Street Capital Corporation and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes, and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. A significant portion of the indebtedness required to be consolidated on our balance sheet is held through the Structured Subsidiaries in connection with the SPV Facility and secured by certain assets of such subsidiaries. In addition, several of our subsidiaries, specifically the Funds, maintain significant indebtedness. For example, as of October 23, 2026, we had approximately $313.5 million outstanding under our SPV Facility and the Funds had collectively issued $350.0 million of SBA-guaranteed debentures, which are included in our consolidated financial statements. All of such indebtedness would be structurally senior to the Notes. The assets of such subsidiaries are not directly available to satisfy the claims of our creditors, including holders of the Notes. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, incorporated by reference herein for more detail.
Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of other creditors of our subsidiaries will have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes will be structurally subordinated to all indebtedness, including the borrowings under the SPV Facility and the SBA-guaranteed debentures, and other liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. In addition, our subsidiaries may incur substantial additional indebtedness in the future, all of which would be structurally senior to the Notes.

There is no active trading market for the Notes. If an active trading market does not develop for the Notes you may not be able to sell them.
The Notes are a new issue of debt securities for which there currently is no trading market. We do not intend to list the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. If the Notes are traded after their initial issuance, they may trade at a discount to their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, our financial condition or other relevant factors. The underwriters may discontinue any market-making in the Notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.
A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Notes, if any, or change in the debt markets could cause the liquidity or market value of the Notes to decline significantly.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain our credit ratings or to advise holders of Notes of any changes in our credit ratings. The Notes will be rated by Standard & Poor’s Ratings Services and Fitch Ratings. There can be no assurance that our credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the rating agency if in their judgment future circumstances relating to the basis of the credit ratings, such as adverse changes in our company, so warrant. Any downgrades to us or our securities could increase our cost of capital or otherwise have a negative effect on our results of operations or financial condition. The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes.
The indenture under which the Notes will be issued contains limited protection for holders of the Notes.
The indenture under which the Notes will be issued offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes will not place any restrictions on our or our subsidiaries’ ability to:
•issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions, but giving effect, in each case, to any exemptive relief granted to us by the SEC (currently, this provision generally prohibits us from making additional borrowings, including through the issuance of additional debt or the sale of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings);
•pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes, including subordinated indebtedness;
•sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);
•enter into transactions with affiliates;
•create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•make investments; or
•create restrictions on the payment of dividends or other amounts to us from our subsidiaries.
Furthermore, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, if any, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity.
Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.
Other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.
The optional redemption provision may materially adversely affect your return on the Notes.
The Notes are redeemable in whole or in part upon certain conditions at any time or from time to time at our option. We may choose to redeem the Notes at times when prevailing interest rates are lower than the interest rate paid on the Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the Notes being redeemed.
We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.
We may not be able to repurchase the Notes upon a Change of Control Repurchase Event because we may not have sufficient funds. Upon a Change of Control Repurchase Event, holders of the Notes may require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. The terms of our Credit Facilities provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our Credit Facilities at that time and to terminate the Credit Facilities.
In addition, the governing agreements for each of the June 2027 Notes, the August 2028 Notes, the March 2029 Notes and the April 2031 Notes contain a provision that obligates us to offer to prepay each of the June 2027 Notes, the August 2028 Notes, the March 2029 Notes and the April 2031 Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. A failure to prepay any tendered June 2027 Notes, August 2028 Notes, March 2029 Notes or April 2031 Notes would constitute an event of default under the governing agreements for each of the June 2027 Notes, the August 2028 Notes, the March 2029 Notes and the April 2031 Notes, which would, in turn, constitute a default under the Credit Facilities and the indenture. Our and our subsidiaries’ future financing facilities and borrowings may contain similar restrictions and provisions. Our failure to purchase such tendered Notes upon the occurrence of such Change of Control Repurchase Event would cause an event of default under the indenture governing the Notes and a cross-default under the agreements governing certain of our other indebtedness, which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately. If a Change of Control Repurchase Event were to occur, we may not have sufficient funds to repay any such accelerated indebtedness. See “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event” in this prospectus supplement for more information.
If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.
Any default under the agreements governing our indebtedness to which we may be a party that is not waived by the required lenders or debt holders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the Credit Facilities or other debt we may incur in the future could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. Our ability to generate sufficient cash flow in the future is, to some extent, subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under the Credit Facilities or otherwise, in an amount sufficient to enable us to meet our payment obligations under the Notes and our other debt and to fund other liquidity needs.
If our operating performance declines and we are not able to generate sufficient cash flow to service our debt obligations, we may in the future need to refinance or restructure our debt, including the Notes, sell assets, reduce or delay capital investments, seek to raise additional capital or seek to obtain waivers from the required lenders under the Credit Facilities or the required holders of the Notes, the June 2027 Notes, the August 2028 Notes, the March 2029 Notes, the April 2031 Notes or other debt that we may incur in the future to avoid being in default. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the Notes and our other debt. If we breach our covenants under the Credit Facilities, the Notes, the June 2027 Notes, the August 2028 Notes, the March 2029 Notes, the April 2031 Notes or other debt and seek a waiver, we may not be able to obtain a waiver from the required lenders or debt holders. If this occurs, we would be in default under the Credit Facilities, the Notes, the June 2027 Notes, the August 2028 Notes, the March 2029 Notes, the April 2031 Notes or other debt, and the lenders or debt holders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders having secured obligations could proceed against the collateral securing the debt. Because the Credit Facilities have, and any future credit facilities will likely have, customary cross-default provisions, if the indebtedness under the Notes, the June 2027 Notes, the August 2028 Notes, the March 2029 Notes, the April 2031 Notes, the Credit Facilities or under any future credit facility is accelerated, we may be unable to repay or finance the amounts due.
Because the Notes will initially be held in book-entry form, holders of the Notes must rely on DTC’s procedures to exercise their rights and remedies.
We will initially issue the Notes offered hereby in the form of one or more “global notes” registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of the Notes — Book-Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the Notes. Instead, DTC or its nominee will be the sole holder of the Notes. Payments of principal, interest and other amounts on global notes will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global notes and that those participants will credit the payments to indirect DTC participants. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders of the Notes. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis.
We may be unable to invest a significant portion of the net proceeds from this offering, which could harm our financial condition and operating results.
Delays in investing the net proceeds raised in this offering may cause our performance to be worse than that of other fully invested BDCs or other lenders or investors pursuing comparable investment strategies. We cannot assure you that we will be able to identify investments that meet our investment objective or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds of this offering on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results.
There are material limitations with making available preliminary estimates of our financial results for the fiscal quarter ended September 30, 2026 prior to the completion of our and our auditor’s financial review procedures for such period.
The preliminary estimates of our financial results for the fiscal quarter ended September 30, 2026 contained in the section entitled “Prospectus Summary—Recent Developments—Preliminary Estimate of Third Quarter 2026 Results” are not a comprehensive statement of our financial results for the fiscal quarter ended September 30, 2026 and have not been audited, reviewed, compiled, examined or subject to any procedures by Grant Thornton LLP, our independent registered public accountants, or any other independent accountants. Our consolidated financial statements for the fiscal quarter ended September 30, 2026 will not be available until after this offering is completed and, consequently, will not be available to you prior to making an investment decision. Our actual financial results for the fiscal quarter ended September 30, 2026 could differ materially from the preliminary estimates we have provided as a result of the completion of our customary financial quarter-end closing and related internal controls over financial reporting, final determination of the fair value of our portfolio investments, final adjustments, execution of our disclosures and control procedures, third-party review and other developments arising between now and the time that our financial results for the fiscal quarter ended September 30, 2026 are finalized, and our reported information in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 may differ from these preliminary estimates, and any such differences may be material. Grant Thornton LLP has not audited, reviewed, compiled, examined or performed any procedures with respect to such preliminary estimates, and, accordingly, does not express an opinion or any other form of assurance with respect thereto. In addition, the preliminary estimates do not include all of the information regarding our financial condition and results of operations for the fiscal quarter ended September 30, 2026 that may be important to investors.

USE OF PROCEEDS
We estimate that the net proceeds we will receive from the sale of the $500.0 million aggregate principal amount of the Notes in this offering will be approximately $493.0 million, based on a public offering price of 99.258% of par, after deducting the underwriting discount and estimated offering expenses payable by us.
We intend to initially use the net proceeds from this offering to repay outstanding indebtedness, including amounts outstanding under our Credit Facilities. However, through re-borrowing of the initial repayments under our Credit Facilities, we intend to use the net proceeds from this offering to make investments in accordance with our investment objective and strategies described in this prospectus supplement and the accompanying prospectus, to make investments in marketable securities and idle funds investments, which may include investments in secured intermediate term bank debt, rated debt securities and other income producing investments, to pay our operating expenses and other cash obligations, and for general corporate purposes. Our ability to achieve our investment objective may be limited to the extent that the net proceeds from an offering, pending full investment, are held in interest bearing deposits or other short-term instruments. See “Supplementary Risk Factors — Risks Relating to the Notes — We may be unable to invest a significant portion of the net proceeds from this offering, which could harm our financial condition and operating results.”
On October 23, 2026, we had approximately $575.0 million outstanding under our Corporate Facility. Our Corporate Facility matures in June 2031, unless extended, and bears interest, at our election, on a per annum basis at a rate equal to the applicable SOFR rate plus an applicable credit spread adjustment of 0.10% plus 1.775% (or 1.65% after satisfying certain step-down conditions in the future). Amounts repaid under our Corporate Facility will remain available for future borrowings.
On October 23, 2026, we had approximately $313.5 million outstanding under our SPV Facility. Our SPV Facility matures in September 2030, unless extended, and bears interest, at our election, on a per annum basis at a rate equal to the applicable SOFR in effect plus an applicable margin of 1.95% during the revolving period and 2.075% and 2.20% during the first and second years thereafter, respectively. Amounts repaid under our SPV Facility will remain available for future borrowings.
Affiliates of RBC Capital Markets, LLC, J.P. Morgan Securities LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc., Huntington Securities, Inc., Raymond James & Associates, Inc., Academy Securities, Inc., Zions Direct, Inc., TCBI Securities, Inc., doing business as Texas Capital Securities, Hancock Whitney Investment Services, Inc., Fifth Third Securities, Inc. and FNB America Securities LLC, underwriters in this offering, act as lenders and/or agents under our Credit Facilities. As described above, we may use net proceeds of this offering to repay a portion of the outstanding indebtedness under our Credit Facilities. Certain of the net proceeds from the sale of the Notes, not including underwriting compensation, may be paid to such affiliates of RBC Capital Markets, LLC, J.P. Morgan Securities LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc., Huntington Securities, Inc., Raymond James & Associates, Inc., Academy Securities, Inc., Zions Direct, Inc., TCBI Securities, Inc., doing business as Texas Capital Securities, Hancock Whitney Investment Services, Inc., Fifth Third Securities, Inc. and FNB America Securities LLC in connection with the repayment of debt owed under our Credit Facilities. As a result, RBC Capital Markets, LLC, J.P. Morgan Securities LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc., Huntington Securities, Inc., Raymond James & Associates, Inc., Academy Securities, Inc., Zions Direct, Inc., TCBI Securities, Inc., doing business as Texas Capital Securities, Hancock Whitney Investment Services, Inc., Fifth Third Securities, Inc. and FNB America Securities LLC, and/or their affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation. See “Underwriting (Conflicts of Interest) — Conflicts of Interest” below.

CAPITALIZATION
The following table sets forth our capitalization:
•on an actual basis as of June 30, 2026; and
•on an as-adjusted basis giving effect to the sale of $500 million aggregate principal amount of Notes in this offering, less estimated underwriting discounts and offering expenses payable by us, and the application of the proceeds thereof, assuming we use the net proceeds to repay amounts outstanding under our Credit Facilities.
This table should be read in conjunction with “Use of Proceeds” included in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and consolidated financial statements and the related notes thereto in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, incorporated by reference herein.

	As of June 30, 2026
	Actual	As adjusted for this Offering
	(Unaudited) (in thousands, except shares)
Cash and cash equivalents	$58,306	$310,271
Debt
Credit Facilities(1)	$241,000	$—
March 2029 Notes (par: $550,000)	550,612	550,612
July 2026 Notes (par: $500,000)(2)	499,978	499,978
June 2027 Notes (par: $400,000)	399,713	399,713
August 2028 Notes (par: $350,000)	348,378	348,378
SBIC debentures (par: $350,000)	345,181	345,181
April 2031 Notes (par: $150,000)	148,991	148,991
Notes offered hereby (par: $500,000)	—	492,965
Total debt	$2,533,853	$2,785,818
Net Assets
Common stock, $0.01 par value per share (150,000,000 shares authorized; 93,354,166 shares issued and outstanding)	$934	$934
Additional paid‑in capital	2,633,935	2,633,935
Total undistributed earnings	531,669	531,669
Total net assets	$3,166,538	$3,166,538
Total capitalization	$5,758,697	$6,262,627

(1)As of October 23, 2026, we had approximately $575.0 million outstanding under our Corporate Facility and $313.5 million outstanding under our SPV Facility. This table has not been adjusted to reflect the changes in our outstanding borrowings under the Credit Facilities subsequent to June 30, 2026.
(2)In July 2026, we repaid the entire $500.0 million in aggregate principal amount of the July 2026 Notes at maturity at par value plus the accrued and unpaid interest. This table has not been adjusted to reflect the repayment of the July 2026 Notes in full.

SENIOR SECURITIES
Information about our senior securities is shown in the following table as of June 30, 2026. Information about our senior securities as of the end of the last ten fiscal years is located in “Note E — Debt” in the notes to our audited consolidated financial statements included in our most recent Annual Report on Form 10-K, which is incorporated by reference herein. The report of our independent registered public accounting firm with respect to the consolidated financial statements for the year ended December 31, 2025, which includes the senior securities table as of December 31, 2025, is included in our most recent Annual report on Form 10-K and is incorporated by reference herein.

	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
	(dollars in thousands)
SBIC Debentures
2026 (as of June 30, 2026, unaudited)	$350,000	$2,243	—	N/A
Corporate Facility
2026 (as of June 30, 2026, unaudited)	$26,000	$2,243	—	N/A
SPV Facility
2026 (as of June 30, 2026, unaudited)	$215,000	$2,243	—	N/A
July 2026 Notes(5)
2026 (as of June 30, 2026, unaudited)	$500,000	2,243	—	N/A
June 2027 Notes
2026 (as of June 30, 2026, unaudited)	$400,000	$2,243	—	N/A
August 2028 Notes
2026 (as of June 30, 2026, unaudited)	$350,000	$2,243	—	N/A
March 2029 Notes
2026 (as of June 30, 2026, unaudited)	$550,000	$2,243	—	N/A
April 2031 Notes
2026 (as of June 30, 2026, unaudited)	$150,000	$2,243	—	N/A
___________________________
(1)Total amount of each class of senior securities outstanding at the end of the period presented.
(2)Asset coverage per unit is the ratio of the carrying value of Main Street’s total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness.
(3)The amount to which such class of senior security would be entitled upon the involuntary liquidation of the issuer in preference to any security junior to it. The “—” indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.
(4)Average market value per unit for all senior securities included in the table is not applicable because these are not registered for public trading.
(5)In July 2026, we repaid the entire $500.0 million in aggregate principal amount of the July 2026 Notes at maturity at par value plus the accrued and unpaid interest.

DESCRIPTION OF THE NOTES
The following description of the particular terms of the 6.550% Notes due 2030 supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.
We will issue the Notes under a base indenture dated as of April 2, 2013, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, or “the trustee,” as supplemented by a separate supplemental indenture, to be dated as of the settlement date for the Notes. As used in this section, all references to the “indenture” mean the base indenture as supplemented by the supplemental indenture. The terms of the Notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.
The following description is a summary of the material provisions of the Notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes. You may request a copy of the indenture from us by making a written request to Main Street Capital Corporation, 1300 Post Oak Boulevard, 8th Floor, Houston, TX 77056, or by calling us collect at (713) 350-6000, or by visiting our website at www.mainstcapital.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.
For purposes of this description, references to “we,” “our” and “us” refer only to Main Street Capital Corporation and not to any of our current or future subsidiaries and references to “subsidiaries” refer only to our consolidated subsidiaries and exclude any investments held by Main Street Capital Corporation in the ordinary course of business which are not, under U.S. GAAP, consolidated on the financial statements of Main Street Capital Corporation and its subsidiaries.
General
The Notes:
•will be our general unsecured, senior obligations;
•will initially be issued in an aggregate principal amount of $500.0 million on October 29, 2026;
•will mature on January 15, 2030, unless earlier redeemed or repurchased, as discussed below;
•will bear cash interest from October 29, 2026 at an annual rate of 6.550% payable semiannually on January 15 and July 15 of each year, beginning on July 15, 2027;
•will be subject to redemption at our option as described under “— Optional Redemption;”
•will be subject to repurchase by us at the option of the holders following a Change of Control Repurchase Event (as defined below under “— Offer to Repurchase Upon a Change of Control Repurchase Event”), at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase;
•will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; and
•will be represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form. See “— Book-Entry, Settlement and Clearance.”
The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise, but does contain a covenant regarding our asset coverage that would have to be satisfied at the time of our incurrence of additional indebtedness. See “— Covenants — Other Covenants.” The indenture does not contain any financial covenants and does not restrict us from paying dividends or distributions or issuing or repurchasing our other securities. Other than restrictions described under “— Offer to Repurchase Upon a Change of Control Repurchase Event” and “— Merger, Consolidation or Sale of Assets” below, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.
We may, without the consent of the holders, issue additional Notes under the indenture with the same terms as the Notes offered hereby in an unlimited aggregate principal amount; provided that, if such additional Notes are not fungible with the Notes offered hereby (or any other tranche of additional Notes) for U.S. federal income tax purposes, then such additional Notes will have different CUSIP numbers from the Notes offered hereby (and any such other tranche of additional Notes).
We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.
Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange
We will pay the principal of, and interest on, the Notes in global form registered in the name of or held by DTC, or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note (as defined below).
Payment of principal of (and premium, if any) and any such interest on the Notes will be made at the corporate trust office of the trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at our option payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register.
A holder of the Notes may transfer or exchange Notes at the office of the security registrar in accordance with the indenture. The security registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the security registrar for any registration of transfer or exchange of Notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.
The registered holder of a Note will be treated as its owner for all purposes.
Interest
The Notes will bear cash interest at a rate of 6.550% per year until maturity. Interest on the Notes will accrue from October 29, 2026 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2027.
Interest will be paid to the person in whose name a Note is registered at 5:00 p.m. New York City time, or the close of business, on January 1 or July 1, as the case may be, immediately preceding the relevant interest payment date, or each, a “regular record date.” Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.
If any interest payment date, redemption date, the maturity date or any earlier required repurchase date upon a Change of Control Repurchase Event (defined below) of a Note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any Note, each Monday, Tuesday, Wednesday, Thursday, and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.
Ranking
The Notes will be our general unsecured obligations that rank pari passu with our existing and future general unsecured and senior unsecured indebtedness, including the June 2027 Notes, the August 2028 Notes, the March 2029 Notes and the April 2031 Notes. The Notes will rank senior to any of our future indebtedness that expressly states it is subordinated to the Notes and effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured, but to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness, including approximately $575.0 million of borrowings outstanding as of October 23, 2026 under the Corporate Facility. The Notes will rank structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries, financing vehicles or similar facilities, including the Funds’ $350.0 million of SBIC debentures outstanding as of October 23, 2026 and approximately $313.5 million of borrowings outstanding as of October 23, 2026 under the SPV Facility. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.

Optional Redemption
Prior to the Par Call Date (one month prior to the maturity date of the Notes), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and
(2)100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

If we choose to redeem any Notes, we will deliver a notice of redemption to holders of the Notes not less than 10 nor more than 60 days before the redemption date. If we are redeeming less than all of the Notes, the particular Notes to be redeemed will be selected in accordance with the indenture and, so long as the Notes are registered to DTC or its nominee, in accordance with the procedures of DTC; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.
In addition, we may at any time purchase any of the Notes in the open market or in private transactions, at differing prices, or by tender, subject to applicable law.
Offer to Repurchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.
On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder, we will, to the extent lawful:
•accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;
•deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and
•deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.
The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.
The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of our Credit Facilities provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our Credit Facilities at that time and to terminate the Credit Facilities. In addition, the governing agreements for each of the June 2027 Notes, the August 2028 Notes, the March 2029 Notes and the April 2031 Notes contain a provision that obligates us to offer to prepay each of the June 2027 Notes, the August 2028 Notes, the March

2029 Notes and the April 2031 Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. A failure to prepay any tendered June 2027 Notes, August 2028 Notes, March 2029 Notes or April 2031 Notes would constitute an event of default under each of the governing agreements for the June 2027 Notes, the August 2028 Notes, the March 2029 Notes and the April 2031 Notes, which would, in turn, constitute a default under the Credit Facilities and the indenture. Our and our subsidiaries’ future financing facilities and borrowings may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our future debt instruments, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our and our subsidiaries’ other debt. See “Supplementary Risk Factors — We may not be able to repurchase the Notes upon a Change of Control Repurchase Event” in this prospectus supplement.
The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and those of our Controlled Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our Controlled Subsidiaries taken as a whole to another person or group may be uncertain.
The Trustee shall have no obligation to monitor, investigate, or verify the occurrence of any event or a change in any circumstances that may constitute a Change of Control.
For purposes of the Notes:
“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
“Change of Control” means the occurrence of any of the following:
•the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of Main Street Capital Corporation and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Main Street Capital Corporation or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;
•the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Main Street Capital Corporation, measured by voting power rather than number of shares; or
•the approval by Main Street Capital Corporation’s stockholders of any plan or proposal relating to the liquidation or dissolution of Main Street Capital Corporation.
“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Controlled Subsidiary” means any subsidiary of Main Street Capital Corporation, 50% or more of the outstanding equity interests of which are owned by Main Street Capital Corporation and its direct or indirect subsidiaries and of which Main Street Capital Corporation possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.
“Fitch” means Fitch, Inc., also known as Fitch Ratings, or any successor thereto.
“Investment Grade” means a rating of BBB− or better by S&P (or its equivalent under any successor rating categories of S&P) and BBB− or better by Fitch (or its equivalent under any successor rating categories of Fitch) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).
“Permitted Holders” means (i) us and (ii) one or more of our Controlled Subsidiaries.
“Rating Agency” means:
•each of Fitch and S&P; and
•if either of Fitch or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section (3)(a)(62) of the Exchange Act selected by us as a replacement agency for Fitch and/or S&P, as the case may be.
“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc., or any successor thereto.
“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.
Covenants
In addition to the covenants described in the base indenture, the following covenants shall apply to the Notes. To the extent of any conflict or inconsistency between the base indenture and the following covenants, the following covenants shall govern:
Merger, Consolidation or Sale of Assets
Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
•we are the continuing entity or, if we merge out of existence or sell our assets, the resulting or transferee entity must agree to be legally responsible for our obligations under the Notes;
•the merger or sale of assets must not cause a default on the Notes and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” below. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;
•we must deliver certain certificates and documents to the trustee; and
•we must satisfy any other requirements specified in the indenture.
Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require us to repurchase the Notes of such holder as described above.

An assumption by any person of obligations under the Notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.
Other Covenants
•We agree that for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from making additional borrowings, including through the issuance of additional debt or the sale of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings. See “Risk Factors — Risks Related to BDCs —  Regulations governing our operation as a BDC will affect our ability to, and the way in which we, raise additional capital.” and “Risk Factors — Risks Related to Leverage — Because we borrow money, the potential for gain or loss on amounts invested in us is magnified and may increase the risk of investing in us.” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, incorporated by reference herein.
•If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the Commission, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with U.S. GAAP, as applicable.
Events of Default
The term “Event of Default” in respect of the Notes means any of the following:
•default in the payment of interest upon any Note when due and payable, and continuance of such default for a period of 30 days;
•default in the payment of the principal (or premium, if any) of any Note when it becomes due and payable at its maturity, including upon any redemption date or required repurchase date;
•we remain in breach of any other covenant or agreement in respect of the Notes for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the outstanding Notes;
•default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Exchange Act (but excluding any subsidiary which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle, or (c) is not consolidated with Main Street Capital Corporation for purposes of U.S. GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100 million in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding; or
•certain events of bankruptcy, insolvency or reorganization involving us occur and remain undischarged or unstayed for a period of 90 days.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. Within 90 days after the occurrence of any default under the indenture with respect to the Notes, the trustee shall transmit notice to the holders of such default known to the trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee in good faith determines that withholding of such notice is in the interest of the holders of the Notes; and provided further that in the case of any default or breach specified in the third bullet point above with respect to the Notes, no such notice shall be given until at least 60 days after the occurrence thereof.
If an Event of Default occurs and is continuing, then and in every such case (other than an Event of Default specified in the last bullet point above), the trustee or the holders of not less than 25% in principal amount of the outstanding Notes may declare the entire principal amount of, and accrued and unpaid interest on, all the Notes of that series to be due and immediately payable, by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal amount and accrued and unpaid interest shall become immediately due and payable. This is called a declaration of acceleration of maturity. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in the last bullet point above, 100% of the principal amount of, and accrued and unpaid interest on, the Notes will automatically become due and payable.
At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee a sum sufficient to pay all overdue installments of interest, if any, on all outstanding Notes, the principal of (and premium, if any, on) all outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes, to the extent that payment of such interest is lawful interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes, and all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and (ii) all Events of Default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any, on) or interest on such Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.
The trustee is not required to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the Notes unless such holders shall have offered to the trustee reasonable security or indemnity against the costs, expenses, and liabilities that might be incurred by it in compliance with such request or direction. Subject to the foregoing, the holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes, provided that (i) such direction shall not be in conflict with any rule of law or with the indenture, (ii) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (iii) the trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the holders of the Notes not consenting. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy, or Event of Default.
Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•you must give the trustee written notice that an Event of Default has occurred and remains uncured;
•the holders of not less than 25% in principal amount of the outstanding Notes must make a written request to the trustee to take action because of the default and must offer reasonable indemnity, security, or both to the trustee against the cost, expenses, and liabilities of taking that action;
•the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and
•the holders of a majority in principal amount of the Notes must not have given the trustee a direction inconsistent with the above notice during that 60-day period.
However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Holders of a majority in principal amount of the Notes may waive any past defaults other than:
•in respect of the payment of principal, any premium or interest; or

•in respect of a covenant that cannot be modified or amended with the consent of the holder of each outstanding Note affected.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture governing the Notes, or else specifying any default.
Satisfaction and Discharge; Defeasance
We may satisfy and discharge our obligations under the indenture by delivering to the security registrar for cancellation all outstanding Notes or by depositing with the trustee or delivering to the holders, as applicable, after the Notes have become due and payable, or otherwise, moneys sufficient to pay all of the outstanding Notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.
In addition, the Notes are subject to defeasance and covenant defeasance, in each case, in accordance with the terms of the indenture. “Covenant defeasance” refers to our ability, under current United States federal tax law and the indenture, to be released from some of the restrictive covenants in the indenture if certain conditions are satisfied. See “Description of Our Debt Securities — Defeasance — Covenant Defeasance” in the accompanying prospectus for more information. “Defeasance” or “full defeasance” refers to our ability, if there is a change in United States federal tax law or if we obtain an IRS ruling, to legally release ourselves from all payment and other obligations on the Notes if we put in place certain arrangements for you to be repaid. See “Description of Our Debt Securities — Defeasance — Full Defeasance” in the accompanying prospectus for more information.
Trustee
The Bank of New York Mellon Trust Company, N.A., is the trustee, security registrar and paying agent. The Bank of New York Mellon Trust Company, N.A., in each of its capacities, including without limitation as trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by us, including but not limited to settlement amounts and any other information.
Governing Law
The indenture provides that it and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.
Book-Entry, Settlement and Clearance
Global Notes
The Notes will be initially issued in the form of one or more registered Notes in global form, without interest coupons, or the Global Notes. Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC, or the DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
•upon deposit of a Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the underwriters; and
•ownership of beneficial interests in a Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).
Beneficial interests in Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for Global Notes
All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.
DTC has advised us that it is:
•a limited purpose trust company organized under the laws of the State of New York;
•a “banking organization” within the meaning of the New York State Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note:
•will not be entitled to have Notes represented by the Global Note registered in their names;
•will not receive or be entitled to receive physical, certificated Notes; and
•will not be considered the owners or holders of the Notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.
As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal and interest with respect to the Notes represented by a Global Note will be made by the trustee to DTC’s nominee as the registered holder of the Global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Certificated Notes
Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:
•DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days; or
•DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of certain material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Notes, but does not purport to be a complete analysis of all potential tax consequences. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder by the U.S. Treasury (the “Treasury Regulations”), rulings and pronouncements issued by the Internal Revenue Service (the “IRS”), and judicial decisions, all as of the date hereof and all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the Notes. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.
This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, including, without limitation:
•banks, insurance companies and other financial institutions;
•individual retirement accounts and other tax-deferred accounts;
•regulated investment companies and real estate investment trusts;
•U.S. expatriates and certain former citizens or long-term residents of the United States;
•holders subject to the alternative minimum tax;
•dealers in securities or currencies;
•traders in securities;
•partnerships, S corporations or other pass-through entities;
•U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•controlled foreign corporations;
•tax-exempt organizations;
•passive foreign investment companies;
•persons holding the Notes as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction; and
•persons deemed to sell the Notes under the constructive sale provisions of the Code.
In addition, this discussion is limited to persons purchasing the Notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the Notes are sold to the public for cash). Moreover, the effects of other U.S. federal tax laws (such as estate and gift tax laws) and any applicable state, local or foreign tax laws are not discussed. The discussion deals only with Notes held as “capital assets” within the meaning of Section 1221 of the Code. This discussion also does not address the U.S. federal income tax consequences to beneficial owners of the Notes that are subject to the special tax accounting rules under Section 451(b) of the Code.
If an entity taxable as a partnership holds the Notes, the tax treatment of an owner of the entity generally will depend on the status of the particular owner in question and the activities of the entity. Owners of any such entity should consult their tax advisors as to the specific tax consequences to them of holding the Notes indirectly through ownership of such entity.
YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holders
The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a “U.S. holder” of a Note. As used herein, “U.S. holder” means a beneficial owner of a Note who is for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;
•a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and it has elected to continue to be treated as a United States person.
Payments of Interest
Stated interest on the Notes generally will be taxable to a U.S. holder as ordinary income at the time that such interest is received or accrued, in accordance with such U.S. holder’s method of tax accounting for U.S. federal income tax purposes. In general, if the terms of a debt instrument entitle a holder to receive payments (other than fixed periodic interest) that, in the aggregate, exceed the issue price of the instrument by an amount that equals or exceeds a statutory de minimis amount, the holder will be required to recognize such excess amounts as “original issue discount” which is taxable as ordinary income over the term of the instrument, irrespective of the holder’s regular method of tax accounting for U.S. federal income tax purposes. The following discussion assumes that the Notes will be issued with no original issue discount or with less than a de minimis amount of original issue discount for U.S. federal income tax purposes.
Sale or Other Taxable Disposition of Notes
A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a Note equal to the difference between the amount realized upon the disposition (less any portion allocable to any accrued and unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will be equal to the amount that the U.S. holder paid for the Note. Any gain or loss will be a capital gain or loss, and will be a long term capital gain or loss if the U.S. holder has held the Note for more than one year at the time of disposition. Otherwise, such gain or loss will be a short term capital gain or loss. Long term capital gains recognized by certain non-corporate U.S. holders, including individuals, are currently subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
A U.S. holder may be subject to information reporting and backup withholding when such U.S. holder receives interest payments on the Notes held or upon the proceeds received upon the sale or other disposition of such Notes (including a redemption or retirement of the Notes). Certain U.S. holders generally are not subject to information reporting or backup withholding. A U.S. holder will be subject to backup withholding if such U.S. holder is not otherwise exempt and such U.S. holder:
•fails to furnish the U.S. holder’s taxpayer identification number (“TIN”), which, for an individual, ordinarily is his or her social security number;
•furnishes an incorrect TIN;
•is notified by the IRS that the U.S. holder has failed properly to report payments of interest or dividends; or
•fails to certify, under penalties of perjury, on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or a suitable substitute form (or other applicable certificate), that the U.S. holder has furnished a correct TIN and that the IRS has not notified the U.S. holder that the U.S. holder is subject to backup withholding.

U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.
Unearned Income Medicare Contribution
A tax of 3.8% will be imposed on certain “net investment income” (or “undistributed net investment income”, in the case of estates and trusts) received by individuals with modified adjusted gross incomes in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts. “Net investment income” as defined for U.S. federal Medicare contribution purposes generally includes interest payments and gain recognized from the sale or other disposition of the Notes. Tax-exempt trusts, which are not subject to income taxes generally, and foreign individuals will not be subject to this tax. U.S. holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the Notes.
Non-U.S. Holders
The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a “Non-U.S. holder” of a Note. A “Non-U.S. holder” is a beneficial owner of a Note who is not a U.S. holder and not a partnership for U.S. federal income tax purposes.
Payments of Interest
Generally, interest income paid to a Non-U.S. holder that is not effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business is subject to withholding tax at a rate of 30% (or, if applicable, a lower treaty rate). Nevertheless, subject to the discussion below concerning FATCA, interest paid on a Note to a Non-U.S. holder that is not effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business generally will not be subject to U.S. federal withholding tax provided that:
•such Non-U.S. holder does not directly or indirectly (actually or constructively) own 10% or more of the total combined voting power of all classes of our voting stock;
•such Non-U.S. holder is not a controlled foreign corporation that is related to us through actual or constructive stock ownership and is not a bank that received such Note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and
•either (1) the Non-U.S. holder certifies in a statement provided to us or the paying agent generally on IRS Form W-8BEN, or IRS Form W-8BEN-E, under penalties of perjury, that it is the beneficial owner of the Notes and not a “United States person” within the meaning of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Note on behalf of the Non-U.S. holder certifies to us or the paying agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. holder, has received from the Non-U.S. holder a statement generally on IRS Form W-8BEN, or IRS Form W-8BEN-E, under penalties of perjury, that such Non-U.S. holder is the beneficial owner of the Notes and is not a United States person and provides us or the paying agent with a copy of such statement or (3) the Non-U.S. holder holds its Note directly through a “qualified intermediary” and certain conditions are satisfied.
Even if the above conditions are not met, a Non-U.S. holder generally will be entitled to a reduction in or an exemption from withholding tax on interest if the Non-U.S. holder provides us or our paying agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or a suitable substitute form (or other applicable certificate) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the Non-U.S. holder’s country of residence. A Non-U.S. holder is required to inform the recipient of any change in the information on such statement within 30 days of such change. Special certification rules apply to Non-U.S. holders that are pass-through entities rather than corporations or individuals.
If interest paid to a Non-U.S. holder is effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business, then, the Non-U.S. holder will be exempt from U.S. federal withholding tax, so long as the Non-U.S. holder has provided an IRS Form W-8ECI or substantially similar substitute form stating that the interest that the Non-U.S. holder receives on the Notes is effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States. In such a case, a Non-U.S. holder will be subject to tax on the interest it receives on a net income basis in the same manner as if such Non-U.S. holder were a U.S. holder. In addition, if the Non-U.S. holder is a foreign corporation, such interest may be subject to a branch profits tax at a rate of 30% or a lower applicable treaty rate.
Sale or Other Taxable Disposition of Notes
Subject to the discussion below regarding FATCA, any gain realized by a Non-U.S. holder on the sale, exchange, retirement, redemption or other taxable disposition of a Note generally will not be subject to U.S. federal income tax unless:
•    the gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a U.S. permanent establishment to which such gain is attributable); or
•    the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met.
A Non-U.S. holder described in the first bullet point above will be required to pay U.S. federal income tax on the net gain derived from the sale or other taxable disposition of a Note generally in the same manner as if such Non-U.S. holder were a U.S. holder, and if such Non-U.S. holder is a foreign corporation, it may also be required to pay an additional branch profits tax at a 30% rate (or a lower rate if so specified by an applicable income tax treaty). A Non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain derived from the sale or other taxable disposition, which may be offset by certain U.S. source capital losses, even though the Non-U.S. holder is not considered a resident of the United States.
Certain other exceptions may be applicable, and Non-U.S. holders should consult their own tax advisors with regard to whether taxes will be imposed on capital gain in their individual circumstances.
Information Reporting and Backup Withholding
The amount of interest that we pay to any Non-U.S. holder on the Notes will be reported to the Non-U.S. holder and to the IRS annually on an IRS Form 1042-S, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific income tax treaty or agreement to the tax authorities of the country in which the Non-U.S. holder resides. However, a Non-U.S. holder generally will not be subject to backup withholding and certain other information reporting with respect to payments that we make to the Non-U.S. holder, provided that we do not have actual knowledge or reason to know that such Non-U.S. holder is a “United States person,” within the meaning of the Code, and the Non-U.S. holder has given us the statement described above under “Non-U.S. holders — Payments of Interest.”
If a Non-U.S. holder sells or exchanges a Note through a United States broker or the United States office of a foreign broker, the proceeds from such sale or exchange will be subject to information reporting and backup withholding unless the Non-U.S. holder provides a withholding certificate or other appropriate documentary evidence establishing that such holder is not a U.S. holder to the broker and such broker does not have actual knowledge or reason to know that such holder is a U.S. holder, or the Non-U.S. holder is an exempt recipient eligible for an exemption from information reporting and backup withholding. If a Non-U.S. holder sells or exchanges a Note through the foreign office of a broker who is a United States person or has certain enumerated connections with the United States, the proceeds from such sale or exchange will be subject to information reporting unless the Non-U.S. holder provides to such broker a withholding certificate or other documentary evidence establishing that such holder is not a U.S. holder and such broker does not have actual knowledge or reason to know that such evidence is false, or the Non-U.S. holder is an exempt recipient eligible for an exemption from information reporting. In circumstances where information reporting by the foreign office of such a broker is required, backup withholding will be required only if the broker has actual knowledge that the holder is a U.S. holder.
A Non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the Non-U.S. holder’s U.S. federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.
Non-U.S. holders are urged to consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act, or FATCA, and U.S. Treasury Regulations and other IRS administrative guidance thereunder generally impose a U.S. federal withholding tax of 30% on U.S. source interest on a debt obligation and the gross proceeds from the disposition of a debt obligation of a type that produces U.S. source interest, which, in each case, would include the Notes, to certain non-U.S. entities (including, in some circumstances, where such an entity is acting as an intermediary) that fail to comply with certain certification and information reporting requirements, including reporting requirements regarding its United States account holders (in the case of foreign financial institutions) or beneficial United States owners (in the case of non-financial foreign entities). However, under current proposed regulations promulgated by the Treasury Department, withholding under FATCA does not apply to gross proceeds from any sale or disposition of a Note. Taxpayers may generally rely on those proposed regulations until final regulations are issued. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to FATCA may be subject to different rules. In addition, under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of any taxes imposed pursuant to FATCA. Prospective investors in the Notes should consult their own tax advisors regarding the effect, if any, of the FATCA rules for them based on their particular circumstances.
Tax Shelter Reporting Regulations
Under applicable U.S. Treasury Regulations, if a U.S. holder recognizes a loss with respect to the Notes of $2 million or more for a non-corporate U.S. holder or $10 million or more for a corporate U.S. holder in any single taxable year (or a greater loss over a combination of taxable years), the U.S. holder may be required to file with the IRS a disclosure statement on IRS Form 8886. Direct U.S. holders of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, U.S. holders of securities issued by a RIC are not exempt from such reporting. Future guidance may extend the current exception from this reporting requirement to U.S. holders of securities issued by most or all RICs. The fact that a loss is reportable under these U.S. Treasury Regulations does not affect the legal determination of whether a taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. holders of the Notes should consult their own tax advisors to determine the applicability of these U.S. Treasury Regulations in light of their individual circumstances.

UNDERWRITING (CONFLICTS OF INTEREST)
Under the terms and subject to the conditions contained in an underwriting agreement dated October 27, 2026, the underwriters named below, for whom RBC Capital Markets, LLC is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, the aggregate principal amount of Notes indicated below:

Underwriter	Principal Amount
RBC Capital Markets, LLC	$100,000,000
J.P. Morgan Securities LLC	100,000,000
SMBC Nikko Securities America, Inc.	100,000,000
Truist Securities, Inc.	100,000,000
Huntington Securities, Inc.	27,632,000
Raymond James & Associates, Inc.	18,421,000
Academy Securities, Inc.	15,789,000
Zions Direct, Inc.	10,526,000
TCBI Securities, Inc., doing business as Texas Capital Securities	9,211,000
Hancock Whitney Investment Services, Inc.	7,895,000
Fifth Third Securities, Inc.	5,263,000
FNB America Securities LLC	5,263,000
Total	$500,000,000
The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Notes offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are severally obligated to take and pay for all Notes offered hereby if any such Notes are taken. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Commissions and Discounts
An underwriting discount of 0.50% per Note will be paid by us.
The following table shows the total underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

	Per Note	Total
Public offering price	99.258%	$496,290,000
Underwriting discount	0.500%	$2,500,000
Proceeds, before expenses, to us	98.758%	$493,790,000

The underwriters propose to offer some of the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the Notes to certain other broker-dealers at the public offering price less a concession not in excess of 0.35% of the aggregate principal amount of the Notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.15%% of the aggregate principal amount of the Notes. After the initial offering of the Notes to the public, the public offering price and such concessions may be changed. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The expenses of the offering, not including the underwriting discount, are estimated at $825,000 (excluding certain expenses for which the underwriters have agreed to reimburse the Company) and are payable by us.
Alternative Settlement Cycle
We expect that delivery of the Notes will be made against payment therefore on or about October 29, 2026, which will be the second business day following the trade date for the issuance of the Notes (such settlement being herein referred to as “T+2”). Under Rule 15c6-1 promulgated under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise at the time of the trade. Accordingly, purchasers who wish to trade the Notes prior to the business day before the date of delivery hereunder will be required, by virtue of the fact that the Notes initially will settle in two business days, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement.
No Sales of Similar Securities
Subject to certain exceptions, we have agreed not to directly or indirectly sell, pledge, offer to sell, contract to sell, grant any option for the sale of, or otherwise transfer or dispose of any debt securities issued or guaranteed by the Company that are substantially similar to the Notes, or any securities convertible into or exercisable or exchangeable for such debt securities, from the date of this prospectus supplement through the closing of this offering without first obtaining the written consent of the representative. This consent may be given at any time without public notice.
Listing
The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system.
We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Notes and any such market making may be discontinued at any time in the sole discretion of the underwriters without any notice. Accordingly, no assurance can be given as to the liquidity of, or development of a public trading market for, the Notes. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.
Price Stabilization and Short Positions
In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of Notes than required to be purchased in this offering. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be discontinued at any time without any notice relating thereto.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Offer, Sale and Distribution of Notes
The underwriters may make prospectuses available in electronic (PDF) format. A prospectus in electronic (PDF) format may be made available on a web site maintained by the underwriters, and the underwriters may distribute such prospectuses electronically. The underwriters may allocate a limited principal amount of the Notes for sale to their online brokerage customers.
Conflicts of Interest
Affiliates of RBC Capital Markets, LLC, J.P. Morgan Securities LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc., Huntington Securities, Inc., Raymond James & Associates, Inc., Academy Securities, Inc., Zions Direct, Inc., TCBI Securities, Inc., doing business as Texas Capital Securities, Hancock Whitney Investment Services, Inc., Fifth Third Securities, Inc. and FNB America Securities LLC, underwriters in this offering, act as lenders and/or agents under our Credit Facilities. Certain of the net proceeds from the sale of the Notes, not including underwriting compensation, may be paid to such affiliates of RBC Capital Markets, LLC, J.P. Morgan Securities LLC, SMBC Nikko

Securities America, Inc., Truist Securities, Inc., Huntington Securities, Inc., Raymond James & Associates, Inc., Academy Securities, Inc., Zions Direct, Inc., TCBI Securities, Inc., doing business as Texas Capital Securities, Hancock Whitney Investment Services, Inc., Fifth Third Securities, Inc. and FNB America Securities LLC in connection with the repayment of debt owed under our Credit Facilities. As a result, RBC Capital Markets, LLC, J.P. Morgan Securities LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc., Huntington Securities, Inc., Raymond James & Associates, Inc., Academy Securities, Inc., Zions Direct, Inc., TCBI Securities, Inc., doing business as Texas Capital Securities, Hancock Whitney Investment Services, Inc., Fifth Third Securities, Inc. and FNB America Securities LLC and/or their affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation.
The underwriters and/or their affiliates from time to time provide and may in the future provide investment banking, commercial banking, corporate trust, custodial, treasury, 401(k) and financial advisory services to us, for which they have received and may receive customary compensation. The underwriters and/or their affiliates from time to time provide and may in the future provide similar services to our portfolio companies. Our securities are held under custody agreements by Amegy Bank, a division of Zions Bancorporation N.A. and an affiliate of Zions Direct, Inc., Truist Bank, an affiliate of Truist Securities, Inc., and Western Alliance Trust Company, N.A.
In addition, the underwriters and/or their affiliates may from time to time refer investment banking clients to us as potential portfolio investments. If we invest in those clients, we may indirectly utilize net proceeds from this offering to fund such investments, and the referring underwriter or its affiliate may receive placement fees from its client in connection with such financing, which placement fees may be paid out of the amount funded by us.
The addresses of the joint book-running managers are: RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281; J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017; SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, New York 10172; and Truist Securities, Inc., 740 Battery Avenue SE, Atlanta, Georgia 30339.
Selling Restrictions
Canada
No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities offered herein and no securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the securities and any representation to the contrary is an offense. The offer and sale of the Notes in Canada is being made on a private placement basis only and is exempt from the requirement that the issuer prepares and files a prospectus under applicable Canadian securities laws. Any resale of the Notes acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which resale restrictions may under certain circumstances apply to resales of the Notes outside of Canada.
As applicable, each Canadian investor who purchases the Notes will be deemed to have represented to the issuer, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), this offering is conducted pursuant to any exemption from the requirement that Canadian investors be provided with certain underwriter conflicts of interest disclosure that would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and accompanying prospectus has been prepared on the basis that any offer of the Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement and accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point 8 of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the UK; nor (ii) a qualified investor under paragraph 15 of Schedule 1 to the United Kingdom’s Public Offers and Admissions to Trading Regulations 2024 (as amended, the “POAT Regulations”). Consequently, no key information document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement has been prepared on the basis that any offer of the Notes in the UK will be made pursuant to an exemption under the POAT Regulations from the prohibition on public offers of relevant securities. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the POAT Regulations.
This prospectus supplement and the accompanying prospectus have not been approved by an authorized person in the UK and are for distribution only to, and are directed only at, persons who (i) are outside of the UK or (ii) are “qualified investors” as defined in paragraph 15 of Schedule 1 to the POAT Regulations who also (a) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)), (b) are persons falling within Article 43(2) of the Financial Promotion Order, (c) are persons falling within Article 49(2)(a) to (d) of the Financial Promotion Order or (d) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.
Switzerland
This prospectus supplement may only be freely circulated, and securities of the issuer may only be freely offered or sold, to regulated financial intermediaries such as banks, securities dealers, fund management companies, asset managers of collective investment schemes and central banks as well as to regulated insurance companies. Circulating this prospectus supplement and offering or selling the Notes to other persons or entities including qualified investors as defined in the Federal Act on Collective Investment Schemes (“CISA”) and its implementing Ordinance (“CISO”) may trigger, in particular, (i) licensing/prudential supervision requirements for the distributor and/or the issuer, (ii) a requirement to appoint a representative and paying agent in Switzerland and (iii) the necessity of a written distribution agreement between the representative in Switzerland and the distributor. Accordingly, legal advice should be sought before providing this prospectus supplement to and offering or selling the Notes to any other persons or entities.

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Hong Kong
The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, Notes, debentures and units of Notes and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS
Certain legal matters regarding the Notes offered hereby will be passed upon for us by Dechert LLP, Washington D.C., and certain legal matters in connection with this offering will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audited consolidated financial statements, financial highlights, senior securities table, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
Grant Thornton LLP, located at principal business address 171 N. Clark Street, Chicago, Illinois 60601, serves as the Company’s independent registered public accounting firm, providing audit services.
AVAILABLE INFORMATION
This prospectus supplement and the accompanying prospectus constitute part of a universal shelf registration statement on Form N-2 that we have filed with the SEC, together with any and all amendments and related exhibits, under the Securities Act. The registration statement contains additional information about us, our securities and the Notes being offered by this prospectus supplement. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.
We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. This information is also available free of charge by contacting us at 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056 or by telephone at (713) 350-6000 or on our website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus.
INCORPORATION BY REFERENCE
We incorporate by reference in this prospectus supplement the documents listed below and any reports and other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (such reports and other documents deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents); provided, however, that any document, report, exhibit (or portion of any of the foregoing) or other information “furnished” to the SEC pursuant to the Exchange Act shall not be incorporated by reference into this prospectus supplement:
•our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 8, 2026 and for the fiscal quarter ended June 30, 2026, filed with the SEC on August 7, 2026;
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026;
•those portions of our Definitive Proxy Statement on Schedule 14A for our 2026 Annual Meeting of Stockholders, filed with the SEC on March 23, 2026, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and
•our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 15, 2026, February 24, 2026, March 31, 2026, April 9, 2026 (SEC Accession No. 0001396440-26-000055), April 16, 2026, May 5, 2026, May 6, 2026, June 30, 2026, July 16, 2026, August 4, 2026, August 12, 2026 and October 15, 2026.
Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement, excluding exhibits to a document unless an exhibit has been specifically incorporated by reference in that document. To obtain copies of these filings, see “Available Information” in this prospectus supplement.

PROSPECTUS

Common Stock
Preferred Stock
Subscription Rights
Debt Securities

Main Street Capital Corporation is a principal investment firm primarily focused on providing customized long-term debt and equity capital solutions to lower middle market (“LMM”) companies (our “LMM investment strategy”) and debt capital to private (“Private Loan”) companies owned by or in the process of being acquired by a private equity fund (our “Private Loan investment strategy”). Our LMM investment strategy involves investments in companies that generally have annual revenues between $10 million and $150 million and our LMM portfolio investments generally range in size from $5 million to $125 million. Our Private Loan investment strategy involves investments in companies that are consistent with the size of the companies in our LMM and Middle Market (as defined below) investment strategies, and our Private Loan investments generally range in size from $10 million to $100 million.
We also maintain a legacy portfolio of investments in larger middle market (“Middle Market”) companies (our “Middle Market investment portfolio”) and a limited portfolio of other portfolio (“Other Portfolio”) investments. Our Middle Market investments are generally debt investments in companies owned by private equity funds that were originally issued through a syndication financing process. We have generally stopped making new Middle Market investments and expect the size of our Middle Market investment portfolio to continue to decline in future periods as our existing Middle Market investments are repaid or sold. Our Middle Market debt investments generally range in size from $3 million to $25 million, are generally secured by a first priority lien on the assets of the portfolio company and typically have an expected duration of between three and seven years from the original investment date.
We are an internally managed, closed-end, non-diversified management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended. Our principal investment objective is to maximize our investment portfolio’s total return by generating current income from our debt investments and current income and capital appreciation from our equity and equity related investments, including warrants, convertible securities and other rights to acquire equity securities in a portfolio company.
We may offer, from time to time in one or more offerings or series, our common stock, preferred stock, subscription rights or debt securities, which we refer to, collectively, as the “securities.” Our securities may be offered at prices and on terms to be disclosed in one or more supplements to this prospectus. In the event we offer common stock, the offering price per share of our common stock, less any underwriting commissions or discounts, will not be less than the net asset value (“NAV”) per share of our common stock at the time of the offering, except (i) in connection with a rights offering to our existing stockholders, (ii) with the prior approval of the majority of our common stockholders or (iii) under such circumstances as the Securities and Exchange Commission (the “SEC”) may permit. Sales of common stock at prices below NAV per share dilute the interests of existing stockholders, have the effect of reducing our NAV per share and may reduce our market price per share.
Investing in our securities involves a high degree of risk and should be considered highly speculative. You should carefully review the risks and uncertainties, including the risk of leverage and dilution, described in the section titled “Risk Factors” included in or incorporated by reference into this prospectus, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering.
The LMM, Private Loan and Middle Market securities in which we invest generally would be rated below investment grade if they were rated by rating agencies. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and are illiquid.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “MAIN.” On February 26, 2025, the last reported sale price of our common stock on the NYSE was $59.58 per share, and the NAV per share of our common stock on December 31, 2024 (the last date prior to the date of this prospectus on which we determined our NAV per share) was $31.65.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference, before buying any of the securities being offered. We file annual, quarterly and current reports, proxy statements and other information with the SEC. This information is available free of charge by contacting us at 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056 or by telephone at (713) 350-6000 or on our website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus. The SEC also maintains a website at www.sec.gov that contains such information.
Neither the SEC nor any state securities commission, nor any other regulatory body, has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is February 28, 2025

This prospectus is part of an automatic registration statement that we have filed with the SEC using the “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we may offer, from time to time in one or more offerings or series, an indefinite amount of our securities on terms to be determined at the time of the offering. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we incorporate by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with any exhibits and the additional information described in the sections titled “Available Information” and “Incorporation by Reference.”
This prospectus may contain estimates and information concerning our industry that are based on industry publications and reports. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of
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uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors,” that could cause results to differ materially from those expressed in these publications and reports.
This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information.”
You should rely only on the information included or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized any dealer, salesperson or other person to provide you with different information or to make representations as to matters not stated in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you do not constitute an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.
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PROSPECTUS SUMMARY
This summary highlights information included elsewhere in this prospectus or incorporated by reference. It is not complete and may not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” below and in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Before making your investment decision, you should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part. Any yield information contained or incorporated by reference in this prospectus related to debt investments in our investment portfolio is not intended to approximate a return on your investment in us and does not take into account other aspects of our business, including our operating and other expenses, or other costs incurred by you in connection with your investment in us.
Organization
Main Street Capital Corporation (“MSCC” or, together with its consolidated subsidiaries, “Main Street” or the “Company”) is a principal investment firm primarily focused on providing customized long-term debt and equity capital solutions to lower middle market (“LMM”) companies (its “LMM investment strategy”) and debt capital to private (“Private Loan”) companies owned by or in the process of being acquired by a private equity fund (its “Private Loan investment strategy”). Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one-stop” debt and equity financing alternatives within its LMM investment strategy. Main Street invests primarily in secured debt investments, equity investments, warrants and other securities of LMM companies typically based in the United States. Main Street also seeks to partner with private equity fund sponsors in its Private Loan investment strategy and primarily invests in secured debt investments of Private Loan companies generally headquartered in the United States.
Main Street also maintains a legacy portfolio of investments in larger middle market (“Middle Market”) companies (its “Middle Market investment portfolio”) and a limited portfolio of other portfolio (“Other Portfolio”) investments. Main Street’s Middle Market investments are generally debt investments in companies owned by a private equity fund that were originally issued through a syndication financing process. Main Street has generally stopped making new Middle Market investments and expects the size of its Middle Market investment portfolio to continue to decline in future periods as its existing Middle Market investments are repaid or sold. Main Street’s Other Portfolio investments primarily consist of investments that are not consistent with the typical profiles for its LMM, Private Loan or Middle Market portfolio investments, including investments in unaffiliated investment companies and private funds managed by third parties. The “Investment Portfolio,” as used herein, refers to all of Main Street’s investments in LMM portfolio companies, investments in Private Loan portfolio companies, investments in Middle Market portfolio companies, Other Portfolio investments, short-term portfolio investments and our investment in the External Investment Manager (as defined below).
MSCC was formed in March 2007 to operate as an internally managed business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Because MSCC is internally managed, all of the executive officers and other employees are employed by MSCC. Therefore, MSCC does not pay any external investment advisory fees, but instead directly incurs the operating costs associated with employing investment and portfolio management professionals.
MSCC wholly owns several investment funds, including Main Street Mezzanine Fund, LP (“MSMF”) and Main Street Capital III, LP (“MSC III” and, together with MSMF, the “Funds”), and each of their general partners. The Funds are each licensed as a Small Business Investment Company (“SBIC”) by the United States Small Business Administration (“SBA”).
MSC Adviser I, LLC (the “External Investment Manager”) was formed in November 2013 as a wholly-owned subsidiary of Main Street to provide investment management and other services to parties other than Main Street (“External Parties”) and receives fee income for such services. MSCC has been granted no-action relief by the SEC to allow the External Investment Manager to register as a registered investment adviser under the Investment Advisers Act of 1940, as amended. Since the External Investment Manager conducts all of its investment management activities for External Parties, it is accounted for as a portfolio investment of Main Street and is not included as a consolidated subsidiary in Main Street’s consolidated financial statements.

MSCC has elected to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a result, MSCC generally does not pay corporate-level U.S. federal income taxes on any net ordinary taxable income or capital gains that it distributes to its stockholders.
MSCC has certain direct and indirect wholly-owned subsidiaries that have elected to be taxable entities (the “Taxable Subsidiaries”). The primary purpose of the Taxable Subsidiaries is to permit MSCC to hold equity investments in portfolio companies which are “pass-through” entities for tax purposes. MSCC also has certain direct and indirect wholly-owned subsidiaries formed for financing purposes (the “Structured Subsidiaries”).
Unless otherwise noted or the context otherwise indicates, the terms “we,” “us,” “our,” the “Company” and “Main Street” refer to MSCC and its consolidated subsidiaries, which include the Funds, the Taxable Subsidiaries and the Structured Subsidiaries.
Overview of our Business
Our principal investment objective is to maximize our investment portfolio’s total return by generating current income from our debt investments and current income and capital appreciation from our equity and equity-related investments, including warrants, convertible securities and other rights to acquire equity securities in a portfolio company. We seek to achieve our investment objective through our LMM and Private Loan investment strategies. Our LMM investment strategy involves investments in companies that generally have annual revenues between $10 million and $150 million and annual earnings before interest, tax, depreciation and amortization expenses (“EBITDA”) between $3 million and $20 million. Our LMM portfolio investments generally range in size from $5 million to $125 million. Our Private Loan investment strategy involves investments in companies that generally have annual revenues between $25 million and $500 million and annual EBITDA between $7.5 million and $50 million. Our Private Loan investments generally range in size from $10 million to $100 million.
We seek to fill the financing gap for LMM businesses, which, historically, have had limited access to financing from commercial banks and other traditional sources. The underserved nature of the LMM creates the opportunity for us to meet the financing needs of LMM companies while also negotiating favorable transaction terms and equity participation. Our ability to invest across a company’s capital structure, from secured loans to equity securities, allows us to offer portfolio companies a comprehensive suite of financing options, or a “one-stop” financing solution. We believe that providing customized, “one-stop” financing solutions is important and valuable to LMM portfolio companies. We generally seek to partner directly with entrepreneurs, management teams and business owners in making our LMM investments. Our LMM portfolio debt investments are generally secured by a first lien on the assets of the portfolio company and typically have a term of between five and seven years from the original investment date.
Private Loan investments primarily consist of debt securities that have primarily been originated directly by us or, to a lesser extent, through our strategic relationships with other investment funds on a collaborative basis through investments that are often referred to in the debt markets as “club deals” because of the small lender group size. Our Private Loan investments are typically made in a company owned by or in the process of being acquired by a private equity fund. Our Private Loan portfolio debt investments are generally secured by a first priority lien on the assets of the portfolio company and typically have a term of between three and seven years from the original investment date. We may also co-invest with the private equity fund in the equity securities of our Private Loan portfolio companies.
We also maintain a legacy portfolio of investments in larger Middle Market companies. Our Middle Market investments are generally debt investments in companies owned by private equity funds that were originally issued through a syndication financing process. We have generally stopped making new Middle Market investments and expect the size of our Middle Market investment portfolio to continue to decline in future periods as existing Middle Market investments are repaid or sold. Our Middle Market debt investments generally range in size from $3 million to $25 million, are generally secured by a first priority lien on the assets of the portfolio company and typically have an expected duration of between three and seven years from the original investment date.
Our Other Portfolio investments primarily consist of investments that are not consistent with the typical profiles for our LMM, Private Loan or Middle Market portfolio investments, including investments which may be managed by third parties. In our Other Portfolio, we may incur indirect fees and expenses in connection with investments managed by third parties, such as investments in other investment companies or private funds.
Subject to changes in our cash and overall liquidity, our Investment Portfolio may also include short-term portfolio investments that are atypical of our LMM, Private Loan and Middle Market portfolio investments in that they are intended to be a short-term deployment of capital. These assets are typically expected to be realized in one year or less and are not expected to be a significant portion of our overall Investment Portfolio. The Investment Portfolio, as used herein, refers to all of our investments in LMM portfolio companies, investments in Private Loan portfolio companies, investments in Middle Market portfolio companies, Other Portfolio investments, short-term portfolio investments and our investment in the External Investment Manager.
Our external asset management business is conducted through the External Investment Manager. The External Investment Manager earns management fees based on the assets of the funds under management and may earn incentive fees, or a carried interest, based on the performance of the funds managed.
Our portfolio investments are generally made through MSCC, the Taxable Subsidiaries, the Funds and the Structured Subsidiaries. MSCC, the Taxable Subsidiaries, the Funds and the Structured Subsidiaries share the same investment strategies and criteria, although they are subject to different regulatory regimes (see “Business — Regulation” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, incorporated by reference herein). An investor’s return in MSCC will depend, in part, on the Taxable Subsidiaries’, the Funds’ and the Structured Subsidiaries’ investment returns as they are wholly-owned subsidiaries of MSCC.
The level of new portfolio investment activity will fluctuate from period to period based upon our view of the current economic fundamentals, our ability to identify new investment opportunities that meet our investment criteria and our ability to consummate the identified opportunities. The level of new investment activity, and associated interest and fee income, will directly impact future investment income. In addition, the level of dividends paid by portfolio companies and the portion of our portfolio debt investments on non-accrual status will directly impact future investment income. While we intend to grow our portfolio and our investment income over the long term, our growth and our operating results may be more limited during depressed economic periods. However, we intend to appropriately manage our cost structure and liquidity position based on applicable economic conditions and our investment outlook. The level of realized gains or losses and unrealized appreciation or depreciation on our investments will also fluctuate depending upon portfolio activity, economic conditions and the performance of our individual portfolio companies. The changes in realized gains and losses and unrealized appreciation or depreciation could have a material impact on our operating results.
Because we are internally managed, we do not pay any external investment advisory fees, but instead directly incur the operating costs associated with employing investment and portfolio management professionals. We believe that our internally managed structure provides us with a better alignment of interests between our management team and our employees and our shareholders and a beneficial operating expense structure when compared to other publicly traded and privately held investment firms which are externally managed, and our internally managed structure allows us the opportunity to leverage our non-interest operating expenses as we grow our Investment Portfolio and our External Investment Manager’s asset management business.
The External Investment Manager serves as the investment adviser and administrator to MSC Income Fund, Inc. (“MSC Income”) pursuant to an Investment Advisory and Administrative Services Agreement between the External Investment Manager and MSC Income (as amended, the “Advisory Agreement”). Under the Advisory Agreement, the External Investment Manager earns a 1.5% annual base management fee on MSC Income’s average total assets (including cash and cash equivalents), payable quarterly in arrears (with additional future contractual reductions based upon the changes to MSC Income’s investment portfolio composition), a subordinated incentive fee on income equal to 17.5% of pre-incentive fee net investment income above a specified investment return hurdle rate, subject to a 50% / 50% catch-up feature, and a 17.5% incentive fee on cumulative net realized capital gains from January 29, 2025.
Additionally, the External Investment Manager has entered into investment management agreements with MS Private Loan Fund I, LP (the “Private Loan Fund”) and MS Private Loan Fund II, LP (the “Private Loan Fund II”), each a private investment fund with a strategy to co-invest with Main Street in Private Loan portfolio investments, pursuant to which the External Investment Manager provides investment advisory and management services to each fund in exchange for an asset-based management fee and certain incentive fees. The External Investment Manager may also advise other clients, including funds and separately managed accounts, pursuant to advisory and services agreements with such clients in exchange for asset-based and incentive fees.
The External Investment Manager earns management fees based on the assets of the funds and accounts under management and may earn incentive fees, or a carried interest, based on the performance of the funds and accounts managed.
We have entered into an agreement with the External Investment Manager to share employees in connection with its asset management business generally, and specifically for its relationship with MSC Income and its other clients. Through this agreement, we share employees with the External Investment Manager, including their related infrastructure, business relationships, management expertise and capital raising capabilities, and we allocate the related expenses to the External Investment Manager pursuant to the sharing agreement.
The total contribution of the External Investment Manager to our net investment income consists of the combination of the expenses allocated to the External Investment Manager and the dividend income earned from the External Investment Manager.
We have received an exemptive order from the SEC permitting co-investments among us, MSC Income and other funds and clients advised by the External Investment Manager in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act. We have made co-investments with, and in the future intend to continue to make co-investments with MSC Income, the Private Loan Fund, the Private Loan Fund II and other funds and clients advised by the External Investment Manager, in accordance with the conditions of the order. The order requires, among other things, that we and the External Investment Manager consider whether each such investment opportunity is appropriate for us and the External Investment Manager’s advised clients, as applicable, and if it is appropriate, to propose an allocation of the investment opportunity between such parties. Because the External Investment Manager may receive performance-based fee compensation from funds and clients advised by the External Investment Manager, this may provide the Company and the External Investment Manager an incentive to allocate opportunities to other participating funds and clients instead of us. However, both we and the External Investment Manager have policies and procedures in place to manage this conflict, including oversight by the independent members of our Board of Directors. In addition to the co-investment program described above, we also co-invest in syndicated deals and other transactions where price is the only negotiated point by us and our affiliates.
You should be aware that investments in our portfolio companies carry a number of risks including, but not limited to, investing in companies which may have limited operating histories and financial resources and other risks common to investing in below investment grade debt and equity investments in private, smaller companies. Please see “Risk Factors — Risks Related to Our Investments” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, for a more complete discussion of the risks involved with investing in our portfolio companies.
Our principal executive offices are located at 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056, and our telephone number is (713) 350-6000. We maintain a website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.
Risks Associated with Our Business
Our business is subject to numerous risks, as described in the section titled “Risk Factors” in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC.

The following is a summary of the principal risk factors associated with an investment in our securities:
Risks Related to our Business and Structure
•Because our Investment Portfolio is recorded at fair value, there is and will continue to be uncertainty as to the value of our portfolio investments.
•Our financial condition and results of operations depends on our ability to effectively manage and deploy capital.
•We are subject to risks associated with the interest rate environment and changes in interest rates will affect our cost of capital, net investment income and the value of our investments.
•We face increasing competition for investment opportunities.
•We are dependent upon our key investment personnel for our future success.
•Our success depends on attracting and retaining qualified personnel in a competitive environment.
•Our business model depends to a significant extent upon strong referral relationships.
•Our Board of Directors may change our operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse.
Risks Related to our Investments
•The types of portfolio companies in which we invest involve significant risks and we could lose all or part of our investment.
•Economic recessions or downturns could impair our portfolio companies’ performance and defaults by our portfolio companies will harm our operating results.
•Rising credit spreads could affect the value of our investments, and rising interest rates make it more difficult for portfolio companies to make periodic payments on their loans.
•Inflation could adversely affect the business, results of operations and financial condition of our portfolio companies.
•We may be exposed to higher risks with respect to our investments that include original issue discount or Paid-in-Kind (“PIK”) interest.
•The lack of liquidity in our investments may adversely affect our business.
•We may not have the funds or ability to make additional investments in our portfolio companies.
•There may be circumstances where our debt investments could be subordinated to claims of other creditors or we could be subject to lender liability claims.
•We generally will not control our portfolio companies.
•Defaults by our portfolio companies will harm our operating results.
•Any unrealized depreciation that we experience in our portfolio may be an indication of future realized losses, which could reduce our income and gains available for distribution.
•Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and reduce our return on equity.
•We may be subject to risks associated with “covenant-lite” loans.
•We may not realize gains from our equity investments.
Risks Related to Leverage
•Because we borrow money, the potential for gain or loss on amounts invested in us is magnified and may increase the risk of investing in us.
•Substantially all of our assets are subject to security interests under our senior securities and if we default on our obligations under our senior securities, we may suffer adverse consequences, including foreclosure on our assets.
•We are subject to risks associated with any revolving credit facility that utilizes a Structured Subsidiary as our interests in any Structured Subsidiary are subordinated and we could be prevented from receiving cash on our equity interests from a Structured Subsidiary.
Risks Related to our Investment Management Activities
•Our executive officers and employees, through the External Investment Manager, may manage other investment funds that operate in the same or a related line of business as we do, and may invest in such funds, which may result in significant conflicts of interest.
•We, through the External Investment Manager, derive revenues from managing third-party funds pursuant to management agreements that may be terminated.

Risks Related to BDCs
•Operating under the constraints imposed on us as a BDC and RIC may hinder the achievement of our investment objectives.
Risks Related to our Securities
•Investing in our securities may involve a high degree of risk.
•Shares of closed-end investment companies, including BDCs, may trade at a discount to their NAV.
•We may not be able to pay distributions to our stockholders, our distributions may not grow over time, and a portion of distributions paid to our stockholders may be a return of capital.
Risks Related to our SBIC Funds
•We, through the Funds, issue debt securities guaranteed by the SBA and sold in the capital markets. As a result of its guarantee of the debt securities, the SBA has fixed dollar claims on the assets of the Funds that are superior to the claims of our securities holders.
Federal Income Tax Risks
•We will be subject to corporate-level U.S. federal income tax if we are unable to qualify as a RIC under Subchapter M of the Code.
•We may have difficulty paying the distributions required to maintain RIC tax treatment under the Code if we recognize income before or without receiving cash representing such income.
General Risk Factors
•Events outside of our control, including public health crises, supply chain disruptions and inflation, could negatively affect our portfolio companies and the results of our operations.
•Market conditions may materially and adversely affect debt and equity capital markets in the United States and abroad, which may have a negative impact on our business and operations.
•Failure to comply with applicable laws or regulations and changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.
Dividend Reinvestment and Direct Stock Purchase Plan
We have adopted a dividend reinvestment and direct stock purchase plan (the “Plan”). The Plan primarily consists of a dividend reinvestment feature and a direct stock purchase feature. The direct stock purchase feature of the Plan is designed to provide new investors and existing holders of our common stock with a convenient and economical method to purchase shares of our common stock and is described in more detail in a separate prospectus supplement. The dividend reinvestment feature of the Plan, or the dividend reinvestment plan, provides for the reinvestment of dividends on behalf of our registered stockholders who hold their shares with Equiniti Trust Company, LLC, the plan administrator and our transfer agent and registrar, or certain brokerage firms that have elected to participate in our dividend reinvestment plan, unless a stockholder has elected to receive dividends in cash. For more information, see “Dividend Reinvestment and Direct Stock Purchase Plan.”

OFFERINGS
We may offer, from time to time in one or more offerings or series, our securities under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices, and other important terms of the securities. The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents we have incorporated by reference.
Our securities may be offered directly to one or more purchasers, including existing stockholders in a rights offering, by us or through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to the offering will disclose the terms of the offering, including the name or names of any agents or underwriters involved in the sale of our securities by us, the purchase price, and any fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.”
Set forth below is additional information regarding the offering of our securities:

Use of proceeds
Except as described in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds from any offering pursuant to this prospectus to make investments in accordance with our investment objective and strategies, to pay our operating expenses and other cash obligations, and for general corporate or strategic purposes, including, without limitation to repay or repurchase outstanding indebtedness, in which case the interest rate and maturity date of which will be described in a prospectus supplement or free writing prospectus. Each supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering. See “Use of Proceeds.”

NYSE symbol	“MAIN”

Dividends and distributions
Our dividends and other distributions, if any, will be determined by our Board of Directors from time to time.
Our ability to declare dividends depends on our earnings, our overall financial condition (including our liquidity position), maintenance of our RIC status and such other factors as our Board of Directors may deem relevant from time to time.
When we make distributions, we are required to determine the extent to which such distributions are paid out of current or accumulated earnings, recognized capital gains or capital. To the extent there is a return of capital (a distribution of the stockholders’ invested capital), investors will be required to reduce their basis in our stock for federal tax purposes. In the future, our distributions may include a return of capital.

Taxation
MSCC has elected to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Code. Accordingly, we generally will not pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we distribute to our stockholders as dividends. To maintain our qualification as a RIC for U.S. federal income tax purposes, we must meet specified source-of-income and asset diversification requirements and distribute annually at least 90% of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any.
Depending on the level of taxable income earned in a tax year, we may choose to carry forward taxable income in excess of current year distributions into the next tax year and pay a 4% U.S. federal excise tax on such income. Any such carryover taxable income must be distributed through a dividend declared on or prior to the later of (i) filing of the U.S. federal income tax return for the applicable fiscal year or (ii) the fifteenth day of the ninth month following the close of the year in which such taxable income was generated. See “Certain U.S. Federal Income Tax Considerations.”

Dividend reinvestment and direct stock purchase plan
We have adopted a dividend reinvestment and direct stock purchase plan, or the Plan. The Plan primarily consists of a dividend reinvestment feature and a direct stock purchase feature. The direct stock purchase feature of the Plan is designed to provide new investors and existing holders of our common stock with a convenient and economical method to purchase shares of our common stock and is described in more detail in a separate prospectus supplement. The dividend reinvestment feature of the Plan, or the dividend reinvestment plan, provides for the reinvestment of dividends on behalf of our registered stockholders who hold their shares with Equiniti Trust Company, LLC, the plan administrator and our transfer agent and registrar, or certain brokerage firms that have elected to participate in our dividend reinvestment plan, unless a stockholder has elected to receive dividends in cash. As a result, if we declare a cash dividend, our registered stockholders (or stockholders holding shares through participating brokerage firms) who have not properly “opted out” of the dividend reinvestment plan will have their cash dividend automatically reinvested into additional shares of our common stock. See “Dividend Reinvestment and Direct Stock Purchase Plan.”
Stockholders who receive dividends in the form of stock will be subject to the same federal, state and local tax consequences as stockholders who elect to receive their dividends in cash. See “Dividend Reinvestment and Direct Stock Purchase Plan.”

Trading at a discount
Shares of closed-end investment companies frequently trade at a discount to their NAV. This risk is separate and distinct from the risk that our NAV per share may decline. We cannot predict whether our shares will trade above, at or below net asset value.

Sales of common stock below net asset value
The offering price per share of our common stock, less any underwriting commissions or discounts, will not be less than the NAV per share of our common stock at the time of the offering, except (i) in connection with a rights offering to our existing stockholders, (ii) with the prior approval of the majority of our common stockholders or (iii) under such circumstances as the SEC may permit. In addition, we cannot issue shares of our common stock below NAV unless our Board of Directors determines that it would be in our and our stockholders’ best interests to do so. Sales by us of our common stock at a discount from our NAV pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering. See “Sales of Common Stock Below Net Asset Value.”

Available Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information we file with the SEC is available free of charge by contacting us at 1300 Post Oak Boulevard, 8th Floor, Houston, TX 77056, by telephone at (713) 350-6000 or on our website at www.mainstcapital.com. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is www.sec.gov. Information contained on our website is not incorporated into this prospectus or any related prospectus supplement, and you should not consider information contained on our website to be part of this prospectus or any related prospectus supplement.

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that an investor in our common stock will bear directly or indirectly, based on the assumptions set forth below. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you,” “us” or “Main Street,” or that “we” will pay fees or expenses, stockholders will indirectly bear such fees or expenses as investors in us.

Stockholder Transaction Expenses:
Sales load (as a percentage of offering price)	—%	(1)
Offering expenses (as a percentage of offering price)	—%	(2)
Dividend reinvestment and direct stock purchase plan expenses	—%	(3)
Total stockholder transaction expenses (as a percentage of offering price)	—%	(4)
Annual Expenses of the Company (as a percentage of net assets attributable to common stock as of December 31, 2024):
Operating expenses	3.06%	(5)
Interest payments on borrowed funds	4.72%	(6)
Income tax expense	1.09%	(7)
Acquired fund fees and expenses	0.16%	(8)
Total annual expenses	9.03%
___________________________
(1)In the event that the securities to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will disclose the applicable sales load (underwriting discount or commission). Purchases of shares of our common stock on the secondary market are not subject to sales charges but may be subject to brokerage commissions or other charges. The table does not include any sales load that stockholders may have paid in connection with their purchase of shares of our common stock.
(2)In the event that we conduct an offering of our securities, a corresponding prospectus supplement will disclose the estimated amount of offering expenses, the offering price and the offering expenses borne by us as a percentage of the offering price.
(3)The expenses of administering our dividend reinvestment and direct stock purchase plan are included in operating expenses.
(4)The related prospectus supplement will disclose the offering price and the total stockholder transaction expenses as a percentage of the offering price.
(5)Operating expenses in this table represent the estimated expenses of MSCC and its consolidated subsidiaries.
(6)Interest payments on borrowed funds represent our estimated annual interest payments on borrowed funds based on current debt levels as adjusted for projected increases (but not decreases) in debt levels over the next twelve months.
(7)Income tax expense relates to the accrual of (a) deferred tax provision (benefit) primarily related to loss carryforwards, timing differences in net unrealized appreciation or depreciation and other temporary book-tax differences from our portfolio investments held in Taxable Subsidiaries and (b) excise, state and other taxes. Deferred taxes are non-cash in nature and may vary significantly from period to period. We are required to include deferred taxes in calculating our annual expenses even though deferred taxes are not currently payable or receivable. Due to the variable nature of deferred tax expense, which can be a large portion of the income tax expense, and the difficulty in providing an estimate for future periods, this income tax expense estimate is based upon the actual amount of income tax expense for the year ended December 31, 2024.
(8)Acquired fund fees and expenses represent the estimated indirect expense incurred due to investments in other investment companies and private funds.
Example
The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we would have no additional leverage and that our annual operating expenses would remain at the levels set forth in the table above. Transaction expenses are not included in the following example. In the event that shares to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will restate this example to reflect the applicable sales load.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return	$88	$255	$408	$740
The example and the expenses in the table above should not be considered a representation of our future expenses, as actual expenses (including the cost of debt, if any, and other expenses) that we may incur in the future and such actual expenses may be greater or less than those shown.
The foregoing table is to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5.0% annual return, our performance will vary and may result in a return greater or less than 5.0%. In addition, while the example assumes reinvestment of all dividends at net asset value, if our Board of Directors authorizes and we declare a cash dividend, participants in our dividend reinvestment plan who have not otherwise elected to receive cash will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend payable to a participant by (i) the market price per share of our common stock reported by the NYSE at the close of trading on a valuation date determined by our Board of Directors for each dividend, subject to any discount rate (ranging from 0% to 5%, exclusive of any applicable fees we may pay on your behalf) as we shall determine in our sole discretion, in the event that we use newly issued shares to satisfy the share requirements of the dividend reinvestment plan or (ii) the weighted-average purchase price of all shares of common stock purchased by the plan administrator, subject to any discount rate (ranging from 0% to 5%, exclusive of any applicable fees we may pay on your behalf) as we shall determine in our sole discretion, in the event that shares are purchased in the open market to satisfy the share requirements of the dividend reinvestment plan, which may be at, above or below net asset value. See “Dividend Reinvestment and Direct Stock Purchase Plan” for additional information regarding our dividend reinvestment plan.

FINANCIAL HIGHLIGHTS
The financial data as of and for each of the ten years ended December 31, 2024 is set forth in “Note F — Financial Highlights” in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and is incorporated by reference into this prospectus in its entirety. The financial data has been audited by Grant Thornton LLP, an independent registered public accounting firm whose reports thereon are incorporated by reference in this prospectus. A copy of our Annual Report on Form 10-K filed with the SEC may be obtained from www.sec.gov or upon request. You should read these financial highlights in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus, any documents incorporated by reference in this prospectus or the accompanying prospectus supplement, or our Annual Reports on Form 10-K filed with the SEC.
RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed in the sections titled “Risk Factors” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC that are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. This could cause our NAV and the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Statement Concerning Forward-Looking Statements.”
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, may contain forward-looking statements, including statements regarding our future financial condition, business strategy, and plans and objectives of management for future operations. All statements other than statements of historical facts, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus may include statements as to:
•our future operating results, dividend projections and frequency of dividends;
•our business prospects and the prospects of our portfolio companies;
•the impact of the investments that we expect to make;
•the ability of our portfolio companies to achieve their objectives;
•our expected financings and investments and our ability to raise capital;
•the adequacy of our cash resources and working capital; and
•the timing of cash flows, if any, from the operations of our portfolio companies.
In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions, although not all forward-looking statements include these words or expressions. The forward-looking statements contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC, and elsewhere contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus. Other factors that could cause our actual results and financial condition to differ materially include, but are not limited to, the following:
•changes in political, economic or industry conditions, including the risks of a slowing economy, rising inflation and risk of recession, and volatility in the financial services sector, including bank failures;
•the interest rate environment or conditions affecting the financial and capital markets;
•the impact of any global health crisis, on our or our portfolio companies’ business and the U.S. and global economies;
•our, or our portfolio companies’, future business, operations, operating results or prospects;

•risks associated with possible disruption in our operations or the economy generally due to acts of war, terrorist acts, cyberattacks or natural disasters; and
•future changes in laws or regulations and conditions in our or our portfolio companies’ operating areas.
Discussions containing these forward-looking statements may be found in the sections titled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties in the sections titled “Risk Factors” in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC. In addition, statements that we “believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the applicable date of this prospectus, free writing prospectus and documents incorporated by reference into this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless we are required to do so by law.
USE OF PROCEEDS
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds from any offering pursuant to this prospectus to make investments in accordance with our investment objective and strategies, to pay our operating expenses and other cash obligations, and for general corporate or strategic purposes, including, without limitation, to repay or repurchase outstanding indebtedness, in which case the interest rate and maturity date of which will be described in a prospectus supplement or free writing prospectus.
We anticipate that substantially all of the net proceeds of an offering of securities pursuant to this prospectus and a related prospectus supplement will be used for the above purposes within three months of any such offering, depending on the availability of appropriate investment opportunities consistent with our investment objective, but no longer than within six months of any such offerings. We cannot assure you that we will achieve our targeted investment pace. During this period, we may use the net proceeds from our offering to reduce then-outstanding indebtedness or to invest such proceeds in cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the date of investment. These securities generally earn yields substantially lower than the income that we anticipate receiving once we are fully invested in accordance with our investment objective. As a result, any distributions we make during this investment period may be lower than the distributions that we would expect to pay when such proceeds are fully invested in non-temporary investments.
A supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering.

PRICE RANGE OF COMMON STOCK
Our common stock is traded on the NYSE under the symbol “MAIN.”
The following table sets forth, for the periods indicated, the net asset value per share of our common stock, the range of high and low closing sales prices of our common stock as reported on the NYSE, and the closing sales price as a percentage of the net asset value per share of our common stock.

		Price Range		Premium of High Sales Price to	Premium of Low Sales Price to
	NAV(1)	High	Low	NAV(2)	NAV(2)
Year ending December 31, 2025
First Quarter (through February 26, 2025)	*	$63.10	$57.72	*	*
Year ended December 31, 2024
Fourth Quarter	$31.65	$58.58	$49.95	85%	58%
Third Quarter	30.57	52.25	47.05	71%	54%
Second Quarter	29.80	50.88	46.68	71%	57%
First Quarter	29.54	47.31	43.45	60%	47%
Year ended December 31, 2023
Fourth Quarter	$29.20	$43.80	$37.87	50%	30%
Third Quarter	28.33	42.73	39.61	51%	40%
Second Quarter	27.69	41.17	38.10	49%	38%
First Quarter	27.23	42.49	36.87	56%	35%
___________________________
•NAV has not yet been determined for the first quarter of 2025.
(1)NAV is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low closing prices. The net asset values shown are based on outstanding shares at the end of each period.
(2)Calculated for each quarter as (i) NAV subtracted from the respective high or low share price divided by (ii) NAV.
On February 26, 2025, the last sale price of our common stock on the NYSE was $59.58 per share, and there were approximately 401 holders of record of the common stock which did not include stockholders for whom shares are held in “nominee” or “street name.” The net asset value per share of our common stock on December 31, 2024 (the last date prior to the date of this prospectus on which we determined our net asset value per share) was $31.65, and the premium of the February 26, 2025 closing price of our common stock was 88% to this net asset value per share.
Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from net asset value per share or at premiums that are unsustainable over the long term are separate and distinct from the risk that our net asset value per share will decrease. It is not possible to predict whether our common stock will trade at, above, or below net asset value per share. Since our initial public offering in October 2007, our shares of common stock have traded at prices both less than and exceeding our net asset value per share.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The information contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K is incorporated by reference herein.

PORTFOLIO COMPANIES
The following table sets forth certain unaudited information as of December 31, 2024 (dollars in thousands), for the portfolio companies in which we had a debt or equity investment. Other than these investments, our only formal relationships with our portfolio companies are the managerial assistance ancillary to our investments and the board observer or participation rights we may receive. As of December 31, 2024, none of our portfolio company investments constituted five percent or more of our total assets. The following table excludes our investments in marketable securities and idle funds investments.

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)	PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

Control Investments (5)

Analytical Systems Keco Holdings, LLC 9515 Windfern Road Houston, TX 77064		Manufacturer of Liquid and Gas Analyzers
			Secured Debt	(25)	8/16/2019					8/16/2029		$—	$—	$—	—%
			Secured Debt		8/16/2019		13.75%			8/16/2029		4,095	4,048	4,048	0.1%
			Preferred Member Units		5/20/2021	2,427					64.7%		2,427	5,300	0.2%
			Preferred Member Units		8/16/2019	3,200					61.7%		3,200	—	—%
			Warrants	(27)	8/16/2019	420				8/16/2029	3.6%		316	—	—%
													9,991	9,348	0.3%
ASC Interests, LLC 16500 Westheimer Parkway Houston, TX 77082		Recreational and Educational Shooting Facility
			Secured Debt	(17)	12/31/2019		13.00%			7/31/2024		400	400	400	—%
			Secured Debt	(17)	8/1/2013		13.00%			7/31/2024		1,650	1,650	1,598	0.1%
			Preferred Member Units		6/28/2023	178					48.4%		178	—	—%
			Member Units		8/1/2013	1,500					43.3%		1,500	—	—%
													3,728	1,998	0.1%
ATS Workholding, LLC 26741 Portola Pkwy, Ste 1E #468 Foothill Ranch, CA 92610-1763	(10)	Manufacturer of Machine Cutting Tools and Accessories
			Secured Debt	(14)	11/16/2017		5.00%			3/31/2025		2,383	2,374	113	—%
			Secured Debt	(14) (17)	11/16/2017		5.00%			9/1/2024		3,015	2,842	143	—%
			Preferred Member Units		11/16/2017	3,725,862					41.9%		3,726	—	—%
													8,942	256	—%
Barfly Ventures, LLC 1575 Arboretum Drive SE Suite 404 Grand Rapids, MI 49546	(10)	Casual Restaurant Group
			Secured Debt		10/15/2020		7.00%			10/31/2026		711	711	711	—%
			Member Units		10/26/2020	37					36.8%		1,584	5,860	0.2%
													2,295	6,571	0.2%
Batjer TopCo, LLC 2825 Pine Street Abilene, TX 79601		HVAC Mechanical Contractor
			Secured Debt		3/7/2022		10.00%			3/7/2027		450	446	446	—%
			Secured Debt		3/7/2022		10.00%			3/7/2027		270	270	270	—%
			Secured Debt		3/7/2022		10.00%			3/7/2027		10,575	10,529	10,529	0.4%
			Preferred Stock	(8)	3/7/2022	4,073					90.0%		4,095	5,160	0.2%
													15,340	16,405	0.6%
BDB Holdings, LLC 1760 Peachtree Street NW, Suite 200 Atlanta, GA 30309		Casual Restaurant Group
			Preferred Equity		11/4/2024	18,756,995					60.0%		19,537	18,920	0.7%

Portfolio Company (1) (20)	Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

Bolder Panther Group, LLC 6790 Winchester Circle Boulder, CO 80301	Consumer Goods and Fuel Retailer
		Secured Debt	(25)	12/31/2020						12/31/2025		—	—	—	—%
		Secured Debt	(9) (22)	12/31/2020		12.55%	SF+	7.99%		10/31/2027		101,643	101,263	101,643	3.6%
		Class B Preferred Member Units	(8)	12/31/2020	140,000	8.00%					100.0%		14,000	30,520	1.1%
													115,263	132,163	4.7%
Brewer Crane Holdings, LLC 12570 Highway 67 Lakeside, CA 92040	Provider of Crane Rental and Operating Services
		Secured Debt	(9)	1/9/2018		14.66%	SF+	10.00%		12/31/2025		5,016	5,016	5,016	0.2%
		Preferred Member Units	(8)	1/9/2018	2,950						62.5%		4,280	4,680	0.2%
													9,296	9,696	0.3%
Bridge Capital Solutions Corporation 300 Motor Parkway, Suite 215 Hauppauge, NY 11788	Financial Services and Cash Flow Solutions Provider
		Warrants	(27)	7/25/2016	82					7/25/2026	29.0%		2,132	—	—%
		Preferred Member Units	(8) (29)	7/25/2016	17,742						62.0%		1,000	—	—%
													3,132	—	—%
Café Brazil, LLC 331 Melrose Drive, Suite 125 Richardson, TX 75080	Casual Restaurant Group
		Member Units	(8)	6/9/2006	1,233						69.0%		1,742	1,200	—%

California Splendor Holdings LLC 7684 Saint Andrews Ave Suite A San Diego, CA 92154	Processor of Frozen Fruits
		Secured Debt		3/15/2024		14.00%			4.00%	7/29/2026		1,528	1,506	1,506	0.1%
		Secured Debt		3/30/2018		14.00%			4.00%	7/29/2026		28,908	28,853	28,465	1.0%
		Preferred Member Units	(8)	7/31/2019	8,671	15.00%			15.00%		98.1%		10,909	10,909	0.4%
		Preferred Member Units	(8)	3/30/2018	8,729						89.9%		16,402	22,215	0.8%
													57,670	63,095	2.3%
CBT Nuggets, LLC 2850 Crescent Ave Eugene, OR 97408	Produces and Sells IT Training Certification Videos
		Member Units	(8)	6/1/2006	416						41.2%		1,300	49,540	1.8%

Centre Technologies Holdings, LLC 16801 Greenspoint Park Drive, Suite 200 Houston, TX 77060	Provider of IT Hardware Services and Software Solutions
		Secured Debt	(9) (25)	1/4/2019			SF+	9.00%		1/4/2028		—	—	—	—%
		Secured Debt	(9)	11/29/2024		13.66%	SF+	9.00%		1/4/2028		25,534	25,492	25,534	0.9%
		Preferred Member Units		1/4/2019	13,883						62.4%		6,386	12,410	0.4%
													31,878	37,944	1.4%
Chamberlin Holding LLC 4545 Langfield Rd Houston, TX 77040	Roofing and Waterproofing Specialty Contractor
		Secured Debt	(9) (25)	2/26/2018			SF+	6.00%		2/26/2026		—	(105)	—	—%
		Secured Debt	(9)	2/26/2018		12.74%	SF+	8.00%		2/26/2026		15,620	15,619	15,620	0.6%
		Member Units	(8)	2/26/2018	4,347						43.7%		11,440	33,110	1.2%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

			Member Units	(8) (29)	11/2/2018	1,047,146						45.8%		1,773	3,550	0.1%
														28,727	52,280	1.9%
Charps, LLC 453 Tower Street NW Clearbrook, MN 56634		Pipeline Maintenance and Construction
			Unsecured Debt		8/26/2020		10.00%				1/31/2026		5,694	5,166	5,694	0.2%
			Preferred Member Units	(8)	2/3/2017	1,829						80.0%		1,963	15,580	0.6%
														7,129	21,274	0.8%
Clad-Rex Steel, LLC 11500 W King Street Franklin Park, IL 60131		Specialty Manufacturer of Vinyl-Clad Metal
			Secured Debt	(25)	10/28/2022						1/15/2027		—	—	—	—%
			Secured Debt		12/20/2016		9.00%				1/15/2027		6,760	6,724	6,760	0.2%
			Secured Debt		12/20/2016		10.00%				12/20/2036		973	965	973	—%
			Member Units	(8)	12/20/2016	717						53.8%		7,280	10,990	0.4%
			Member Units	(29)	12/20/2016	800						80.0%		509	950	—%
														15,478	19,673	0.7%
Cody Pools, Inc. 101 E. Old Settlers Blvd, #200 Round Rock, TX 78664		Designer of Residential and Commercial Pools
			Secured Debt	(25)	3/6/2020						12/17/2026		—	(12)	—	—%
			Secured Debt		3/6/2020		12.50%				12/17/2026		39,227	39,207	39,227	1.4%
			Preferred Member Units	(8) (29)	3/6/2020	587						80.0%		8,317	67,810	2.4%
														47,512	107,037	3.8%
Colonial Electric Company LLC 5078 Solomon’s Island Road, Suite 200 Lothian, MD 20711		Provider of Electrical Contracting Services
			Secured Debt	(25)	3/31/2021						3/31/2026		—	—	—	—%
			Secured Debt		3/31/2021		12.00%				3/31/2026		14,310	14,272	14,310	0.5%
			Preferred Member Units	(8)	3/31/2021	17,280						68.0%		7,680	13,570	0.5%
														21,952	27,880	1.0%
CompareNetworks Topco, LLC 164 Townsend, Unit 2 San Francisco, CA 94107		Internet Publishing and Web Search Portals
			Secured Debt	(9)	1/29/2019		13.66%	SF+	9.00%		1/29/2028		2,955	2,903	2,903	0.1%
			Preferred Member Units		1/29/2019	2,250						81.8%		3,520	11,260	0.4%
														6,423	14,163	0.5%
Compass Systems & Sales, LLC 5185 New Haven Circle NW Barberton, OH 44203		Designer of End-to-End Material Handling Solutions
			Secured Debt	(25)	11/22/2023						11/22/2028		—	(21)	(21)	—%
			Secured Debt		11/22/2023		13.50%				11/22/2028		17,200	17,067	17,067	0.6%
			Preferred Equity		11/22/2023	7,454						80.0%		7,454	7,450	0.3%
														24,500	24,496	0.9%
Copper Trail Fund Investments 1999 Broadway, Suite 850 Denver, CO 80202	(12) (13)	Investment Partnership
			LP Interests (CTMH, LP)	(30)	7/17/2017	38.75%						38.8%		500	500	—%

Cybermedia Technologies, LLC 8444 Westpark Dr., Suite 620 Mclean, VA 22102		IT and Digital Services Provider
			Secured Debt	(25)	5/5/2023						5/5/2028		—	—	—	—%

Portfolio Company (1) (20)	Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

		Secured Debt		5/5/2023		13.00%				5/5/2028		27,300	27,116	27,116	1.0%
		Preferred Member Units	(8)	5/5/2023	556						100.0%		15,000	15,000	0.5%
													42,116	42,116	1.5%
Datacom, LLC 100 Enterprise Boulevard Lafayette, LA 70506	Technology and Telecommunications Provider
		Secured Debt		3/1/2022		7.50%				12/31/2025		495	493	493	—%
		Secured Debt		3/31/2021		10.00%				12/31/2025		8,082	7,947	7,947	0.3%
		Preferred Member Units		3/31/2021	9,000						72.0%		2,610	240	—%
													11,050	8,680	0.3%
Digital Products Holdings LLC 900 N 23rd Street St. Louis, MO 63106	Designer and Distributor of Consumer Electronics
		Secured Debt	(9)	4/1/2018		14.56%	SF+	10.00%		4/27/2026		12,617	12,561	12,422	0.4%
		Preferred Member Units	(8)	4/1/2018	3,857						80.0%		9,501	9,835	0.4%
													22,062	22,257	0.8%
Direct Marketing Solutions, Inc. 8534 NE Alderwood Road Portland, OR 97220	Provider of Omni-Channel Direct Marketing Services
		Secured Debt	(25)	2/13/2018						2/13/2026		—	(31)	—	—%
		Secured Debt		12/27/2022		14.00%				2/13/2026		23,902	23,859	23,902	0.9%
		Preferred Stock		2/13/2018	8,400						80.0%		8,400	17,930	0.6%
													32,228	41,832	1.5%
Elgin AcquireCo, LLC 1100 Jansen Farm Drive Elgin, IL 60123	Manufacturer and Distributor of Engine and Chassis Components
		Secured Debt	(9) (25)	10/3/2022			SF+	6.00%		10/3/2027		—	(5)	(5)	—%
		Secured Debt		10/3/2022		12.00%				10/3/2027		18,069	17,969	17,969	0.6%
		Secured Debt		10/3/2022		9.00%				10/3/2052		6,265	6,207	6,207	0.2%
		Common Stock		10/3/2022	285						33.5%		5,726	5,730	0.2%
		Common Stock	(29)	10/3/2022	939						93.9%		1,558	3,050	0.1%
													31,455	32,951	1.2%
Gamber-Johnson Holdings, LLC 5001 Joerns Drive Stevens Point, WI 54481	Manufacturer of Ruggedized Computer Mounting Systems
		Secured Debt	(9) (25) (34)	6/24/2016			SF+	7.00%		1/1/2028		—	—	—	—%
		Secured Debt	(9) (34)	11/22/2024		11.00%	SF+	7.00%		1/1/2028		73,126	72,986	73,126	2.6%
		Member Units	(8)	6/24/2016	9,042						70.7%		17,692	114,750	4.1%
													90,678	187,876	6.7%
Garreco, LLC 430 Hiram Rd. Heber Springs, AR 72543	Manufacturer and Supplier of Dental Products
		Member Units	(8)	7/15/2013	1,200						56.8%		1,200	2,060	0.1%

GRT Rubber Technologies LLC 201 Dana Drive Paragould, AR 72450	Manufacturer of Engineered Rubber Products
		Secured Debt		12/21/2018		10.66%	SF+	6.00%		10/29/2026		3,146	3,140	3,146	0.1%
		Secured Debt		12/19/2014		12.66%	SF+	8.00%		10/29/2026		40,493	40,406	40,493	1.4%
		Member Units		12/19/2014	5,879						58.5%		13,065	45,890	1.6%
													56,611	89,529	3.2%
Gulf Publishing Holdings, LLC 8 Greenway Plaza, Suite 1440 Houston, TX 77046	Energy Industry Focused Media and Publishing

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

			Secured Debt	(9) (14) (25)	9/29/2017			SF+	9.50%		7/1/2027		—	—	—	—%
			Secured Debt	(14)	7/1/2022		12.50%			12.50%	7/1/2027		2,400	2,299	1,518	0.1%
			Preferred Equity		7/1/2022	63,720						80.0%		5,600	—	—%
			Member Units		4/29/2016	3,681						3.6%		3,681	—	—%
														11,580	1,518	0.1%
Harris Preston Fund Investments 2901 Via Fortuna Building 6, Suite 550 Austin, TX 78746	(12) (13)	Investment Partnership
			LP Interests (2717 MH, L.P.)	(8) (30)	10/1/2017	49.26%						49.3%		3,345	8,818	0.3%
			LP Interests (2717 HPP-MS, L.P.)	(30)	3/11/2022	49.26%						49.3%		256	383	—%
			LP Interests (2717 GRE-LP, L.P.)	(30)	4/18/2024	43.05%						43.1%		441	441	—%
			LP Interests (423 COR, L.P.)	(8) (30)	6/2/2022	26.89%						26.9%		2,900	4,187	0.1%
														6,942	13,829	0.5%
Harrison Hydra-Gen, Ltd. 14233 West Road Houston, TX 77041		Manufacturer of Hydraulic Generators
			Common Stock	(8)	6/4/2010	107,456						33.6%		718	7,010	0.3%

IG Investor, LLC 177 Georgia Avenue Providence, RI 02905		Military and Other Tactical Gear
			Secured Debt		6/21/2023		13.00%				6/21/2028		1,600	1,572	1,572	0.1%
			Secured Debt		6/21/2023		13.00%				6/21/2028		35,504	35,257	35,257	1.3%
			Common Equity		6/21/2023	14,400						57.8%		14,400	16,230	0.6%
														51,229	53,059	1.9%
Jensen Jewelers of Idaho, LLC 133 Shoshone Street North Twin Falls, ID 83301		Retail Jewelry Store
			Secured Debt	(9) (25)	8/29/2017			P+	6.75%		11/14/2026		—	—	—	—%
			Secured Debt	(9)	11/14/2006		14.50%	P+	6.75%		11/14/2026		1,498	1,498	1,498	0.1%
			Member Units	(8)	11/14/2006	627						65.2%		811	11,820	0.4%
														2,309	13,318	0.5%
JorVet Holdings, LLC 1450 Van Buren Avenue Loveland, CO 80538		Supplier and Distributor of Veterinary Equipment and Supplies
			Secured Debt		3/28/2022		12.00%				3/28/2027		23,321	23,216	23,216	0.8%
			Preferred Equity	(8)	3/28/2022	109,926						87.4%		10,993	13,180	0.5%
														34,209	36,396	1.3%
KBK Industries, LLC 25025 Interstate 45, Suite 520 The Woodlands, TX 77380		Manufacturer of Specialty Oilfield and Industrial Products
			Secured Debt		2/24/2023		9.00%				2/24/2028		3,700	3,676	3,700	0.1%
			Member Units		1/23/2006	325						25.0%		783	25,180	0.9%
														4,459	28,880	1.0%
Kickhaefer Manufacturing Company, LLC 1221 S Park Street Port Washington, WI 53074		Precision Metal Parts Manufacturing
			Secured Debt		10/31/2018		11.50%				10/31/2026		14,999	14,987	14,987	0.5%
			Secured Debt		10/31/2018		9.00%				10/31/2048		3,959	3,926	3,926	0.1%
			Preferred Equity		10/31/2018	581						66.0%		12,240	12,240	0.4%
			Member Units	(8) (29)	10/31/2018	800						80.0%		992	2,710	0.1%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

														32,145	33,863	1.2%
Metalforming Holdings, LLC 100 International Drive Peachtree City, GA 30269		Distributor of Sheet Metal Folding and Metal Forming Equipment
			Secured Debt	(25)	10/19/2022						10/19/2025		—	(11)	(11)	—%
			Secured Debt		10/19/2022		9.75%				10/19/2027		20,961	20,844	20,844	0.7%
			Preferred Equity	(8)	10/19/2022	5,915,585	8.00%			8.00%		41.7%		5,916	6,397	0.2%
			Common Stock		10/19/2022	1,537,219						37.7%		1,537	6,850	0.2%
														28,286	34,080	1.2%
MS Private Loan Fund I, LP 1300 Post Oak Boulevard, Suite 800 Houston, TX 77056	(12) (13)	Investment Partnership
			Secured Debt		1/26/2021		5.00%				3/24/2026		1,600	1,600	1,600	0.1%
			LP Interests	(8) (30)	1/26/2021	14.51%						14.5%		14,250	14,034	0.5%
														15,850	15,634	0.6%
MS Private Loan Fund II, LP 1300 Post Oak Boulevard, Suite 800 Houston, TX 77056	(12) (13)	Investment Partnership
			Secured Debt	(9) (25)	9/5/2023			SF+	3.00%		3/5/2029		—	(59)	(59)	—%
			LP Interests	(8) (30)	9/5/2023	13.02%						13.0%		7,449	7,843	0.3%
														7,390	7,784	0.3%
MSC Adviser I, LLC 1300 Post Oak Boulevard, Suite 800 Houston, TX 77056	(16)	Third Party Investment Advisory Services
			Member Units	(8)	11/22/2013	100%						100.0%		29,500	246,000	8.8%

MSC Income Fund, Inc. 1300 Post Oak Boulevard, Suite 800 Houston, TX 77056	(12) (13)	Business Development Company
			Common Equity	(8)	5/2/2022	1,085,111						2.7%		17,000	16,810	0.6%

Mystic Logistics Holdings, LLC 2187 New London Turnpike South Glastonbury, CT 06073		Logistics and Distribution Services Provider for Large Volume Mailers
			Secured Debt	(25)	8/18/2014						1/31/2027		—	—	—	—%
			Secured Debt		8/18/2014		10.00%				1/31/2027		5,746	5,731	5,746	0.2%
			Common Stock	(8)	8/18/2014	5,873						63.5%		2,720	26,370	0.9%
														8,451	32,116	1.1%
NAPCO Precast, LLC 6949 Low Bid Lane San Antonio, TX 78250		Precast Concrete Manufacturing
			Member Units		1/31/2008	2,955						46.8%		2,975	9,050	0.3%

Nello Industries Investco, LLC 1201 S Sheridan Street South Bend, IN 46619		Manufacturer of Steel Poles and Towers For Critical Infrastructure
			Secured Debt	(9) (25)	6/4/2024			SF+	6.50%		6/4/2025		—	(16)	(16)	—%
			Secured Debt		6/4/2024		13.50%				6/4/2029		27,200	26,959	26,959	1.0%
			Common Equity	(8)	6/4/2024	364,579						80.0%		12,120	15,560	0.6%
														39,063	42,503	1.5%
NexRev LLC 601 Development Drive Plano, TX 75074		Provider of Energy Efficiency Products & Services
			Secured Debt	(25)	2/28/2018						2/28/2025		—	—	—	—%
			Secured Debt		2/28/2018		9.00%				2/28/2025		9,811	9,803	9,811	0.4%
			Preferred Member Units	(8)	2/28/2018	103,144,186						67.0%		8,213	11,910	0.4%

Portfolio Company (1) (20)	Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

													18,016	21,721	0.8%
NRP Jones, LLC 210 Philadelphia St LaPorte, IN 46350	Manufacturer of Hoses, Fittings and Assemblies
		Secured Debt		12/21/2017		12.00%				9/18/2028		2,191	2,178	2,178	0.1%
		Member Units		12/22/2011	74,761						52.5%		114	94	—%
		Member Units		12/22/2011	74,761						0.0%		3,823	2,696	0.1%
													6,115	4,968	0.2%
NuStep, LLC 47700 Halyard Drive Plymouth, MI 48170	Designer, Manufacturer and Distributor of Fitness Equipment
		Secured Debt	(9)	1/31/2017		11.16%	SF+	6.50%		1/31/2025		3,600	3,600	3,600	0.1%
		Secured Debt		1/31/2017		12.00%				1/31/2025		18,440	18,439	18,439	0.7%
		Preferred Member Units		11/2/2022	2,400						80.0%		2,785	6,000	0.2%
		Preferred Member Units		1/31/2017	486						80.0%		11,866	11,550	0.4%
													36,690	39,589	1.4%
OMi Topco, LLC 1515 E I-30 Service Road Royse City, TX 75189	Manufacturer of Overhead Cranes
		Secured Debt		8/31/2021		12.00%				8/31/2026		9,000	8,970	9,000	0.3%
		Preferred Member Units	(8)	4/1/2008	900						90.0%		1,080	72,720	2.6%
													10,050	81,720	2.9%
Orttech Holdings, LLC 32425 Aurora Road Solon, OH 44139	Distributor of Industrial Clutches, Brakes and Other Components
		Secured Debt	(9) (25)	7/30/2021			SF+	11.00%		7/31/2026		—	—	—	—%
		Secured Debt	(9)	7/30/2021		15.66%	SF+	11.00%		7/31/2026		21,960	21,890	21,960	0.8%
		Preferred Stock	(8) (29)	7/30/2021	10,000						64.5%		10,000	13,450	0.5%
													31,890	35,410	1.3%
Pinnacle TopCo, LLC 10215 Landsbury Drive Houston, TX 77099	Manufacturer and Distributor of Garbage Can Liners, Poly Bags, Produce Bags, and Other Similar Products
		Secured Debt	(25)	12/21/2023						12/31/2028		—	(13)	—	—%
		Secured Debt		12/21/2023		13.00%				12/31/2028		28,640	28,415	28,640	1.0%
		Preferred Equity	(8)	12/21/2023	440						80.0%		12,540	18,360	0.7%
													40,942	47,000	1.7%
PPL RVs, Inc. 10777 Soutwest Freeway Houston, TX 77074	Recreational Vehicle Dealer
		Secured Debt	(9) (25)	10/31/2019			SF+	8.75%		11/15/2027		—	(5)	—	—%
		Secured Debt	(9)	11/15/2016		13.73%	SF+	8.75%		11/15/2027		16,456	16,346	16,456	0.6%
		Common Stock		6/10/2010	2,000						50.4%		2,150	17,110	0.6%
		Common Stock	(8) (29)	6/14/2022	238,421						50.2%		238	514	—%
													18,729	34,080	1.2%
Principle Environmental, LLC 5524 Cornish Street Houston, TX 77007	Noise Abatement Service Provider
		Secured Debt		7/1/2011		13.00%				11/15/2026		4,897	4,861	4,861	0.2%
		Preferred Member Units	(8)	2/1/2011	21,806						81.4%		5,709	12,600	0.5%
		Common Stock		1/27/2021	1,037						3.7%		1,200	600	—%
													11,770	18,061	0.6%

Portfolio Company (1) (20)	Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)	PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

Quality Lease Service, LLC 23403B NW Zac Lentz Pkwy Victoria, TX 77905	Provider of Rigsite Accommodation Unit Rentals and Related Services
		Member Units		6/8/2015	1,000					100.0%		7,546	460	—%

River Aggregates, LLC PO Box 8609 The Woodlands, TX 77387	Processor of Construction Aggregates
		Member Units	(29)	12/20/2013	1,500					45.0%		369	9,530	0.3%

Robbins Bros. Jewelry, Inc. 1300 W Optical Drive, Suite 200 Azusa, CA 91702	Bridal Jewelry Retailer
		Secured Debt	(14) (25)	12/15/2021				10.00%	12/15/2026		—	(39)	(39)	—%
		Secured Debt	(14)	12/15/2021		12.50%		10.00%	12/15/2026		33,660	32,624	14,562	0.5%
		Preferred Equity		12/15/2021	11,070					80.9%		11,070	—	—%
												43,655	14,523	0.5%
Tedder Industries, LLC 4411 W Riverbend Avenue Post Falls, ID 83854	Manufacturer of Firearm Holsters and Accessories
		Secured Debt	(14) (17)	8/31/2018		12.00%		12.00%	8/31/2023		1,840	1,821	1,646	0.1%
		Secured Debt	(14) (17)	8/31/2018		12.00%		12.00%	8/31/2023		15,200	15,045	3,603	0.1%
		Preferred Member Units		8/28/2023	6,605					80.0%		661	—	—%
		Preferred Member Units		2/1/2023	5,643					44.4%		564	—	—%
		Preferred Member Units		8/31/2018	544					69.3%		9,245	—	—%
												27,336	5,249	0.2%
Televerde, LLC 4636 E. University Drive, Suite 150 Phoenix, AZ 85034	Provider of Telemarketing and Data Services
		Preferred Stock		1/26/2022	248					71.8%		718	1,794	0.1%
		Member Units		1/6/2011	460					46.8%		1,290	4,252	0.2%
												2,008	6,046	0.2%
Trantech Radiator Topco, LLC 1 Tranter Drive Edgefield, SC 29824	Transformer Cooling Products and Services
		Secured Debt	(25)	5/31/2019					5/31/2027		—	(1)	(1)	—%
		Secured Debt		5/31/2019		13.50%			5/31/2027		7,920	7,855	7,855	0.3%
		Common Stock	(8)	5/31/2019	615					66.9%		4,655	8,570	0.3%
												12,509	16,424	0.6%
Victory Energy Operations, LLC 10701 E 126th St N Collinsville, OK	Provider of Industrial and Commercial Combustion Systems
		Secured Debt	(25)	10/3/2024					10/3/2029		—	(33)	(33)	—%
		Secured Debt		10/3/2024		13.00%			10/3/2029		48,251	47,792	47,792	1.7%
		Preferred Equity		10/3/2024	51,914					86.2%		22,686	22,686	0.8%
												70,445	70,445	2.5%
Volusion, LLC 6504 Bridge Point Pkwy, Suite 125 Austin, TX 78730	Provider of Online Software-as-a-Service eCommerce Solutions
		Secured Debt		3/31/2023		10.00%			3/31/2025		2,100	2,100	2,100	0.1%
		Preferred Member Units		3/31/2023	5,097,595					70.0%		3,978	7,003	0.3%
		Preferred Member Units		3/31/2023	142,512					70.0%		—	—	—%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

			Preferred Member Units		1/26/2015	4,876,670						70.0%		14,000	—	—%
			Common Stock		3/31/2023	1,802,780						10.6%		2,576	—	—%
														22,654	9,103	0.3%
VVS Holdco LLC 1118 Pony Express Highway Marysville, KS 66508		Omnichannel Retailer of Animal Health Products
			Secured Debt	(9) (25)	12/1/2021			SF+	6.00%		12/1/2025		—	—	—	—%
			Secured Debt		12/1/2021		11.50%				12/1/2026		25,760	25,661	25,661	0.9%
			Preferred Equity	(8) (29)	12/1/2021	12,240						42.4%		12,240	12,240	0.4%
														37,901	37,901	1.4%
Ziegler’s NYPD, LLC 20819 N 25th Place, Suite B103 Phoenix, AZ 85050		Casual Restaurant Group
			Secured Debt		12/30/2024		12.00%				12/31/2027		1,750	1,750	1,750	0.1%
			Preferred Member Units		6/30/2015	17,086						100.0%		3,154	320	—%
			Warrants	(27)	7/1/2015	587					10/1/2025	3.3%		600	—	—%
														5,504	2,070	0.1%
Subtotal Control Investments (74.6% of net assets at fair value)														$1,415,970	$2,087,890	74.6%
Affiliate Investments (6)
AAC Holdings, Inc. 200 Powell Place Brentwood, TN 37027	(11)	Substance Abuse Treatment Service Provider
			Secured Debt		1/31/2023		18.00%			18.00%	6/25/2025		612	611	609	—%
			Secured Debt		12/11/2020		18.00%			18.00%	6/25/2025		17,474	17,444	17,365	0.6%
			Common Stock		12/11/2020	654,743						3.3%		3,148	—	—%
			Warrants	(27)	12/11/2020	574,598					12/11/2025	2.9%		—	—	—%
														21,203	17,974	0.6%
Boccella Precast Products LLC 324 New Brooklyn Road Berlin, NJ 08009		Manufacturer of Precast Hollow Core Concrete
			Secured Debt		9/23/2021		10.00%				2/28/2027		320	320	266	—%
			Member Units		6/30/2017	2,160,000						19.2%		2,256	310	—%
														2,576	576	—%
Buca C, LLC 1760 Peachtree Street NW, Suite 200 Atlanta, GA 30309		Casual Restaurant Group
			Secured Debt	(14) (17)	8/7/2024		15.00%			15.00%	11/4/2024		6,437	5,652	—	—%
			Secured Debt	(14)	6/28/2024		15.00%			15.00%	4/1/2025		15	—	—	—%
			Secured Debt	(14) (17)	6/30/2015		15.00%			15.00%	8/31/2023		9,554	5,862	—	—%
			Preferred Member Units		6/30/2015	6	6.00%			6.00%		60.0%		4,770	—	—%
														16,284	—	—%
Career Team Holdings, LLC 250 State Street North Haven, CT 06473		Provider of Workforce Training and Career Development Services
			Secured Debt	(9)	12/17/2021		10.56%	SF+	6.00%		12/17/2026		900	887	887	—%
			Secured Debt		12/17/2021		12.50%				12/17/2026		19,440	19,364	19,364	0.7%
			Common Stock		12/17/2021	450,000						20.9%		4,500	4,740	0.2%
														24,751	24,991	0.9%
CenterPeak Holdings, LLC 811 Main Street, Suite 2100 Houston, TX 77002		Executive Search Services
			Secured Debt	(25)	12/10/2021						12/10/2026		—	(12)	—	—%
			Secured Debt		12/10/2021		15.00%				12/10/2026		21,507	21,418	21,507	0.8%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)	PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

			Preferred Equity	(8)	12/10/2021	3,310					67.6%		3,635	14,550	0.5%
													25,041	36,057	1.3%
Classic H&G Holdings, LLC 20 Waterview Drive Shelton, CT 06484		Provider of Engineered Packaging Solutions
			Preferred Member Units	(8)	3/12/2020	154					74.8%		—	2,850	0.1%

Congruent Credit Opportunities Funds 3131 McKinney Ave., Suite 850 Dallas, TX 75204	(12) (13)	Investment Partnership
			LP Interests (Congruent Credit Opportunities Fund III, LP)	(8) (30)	2/4/2015	12.49%					12.5%		2,813	2,276	0.1%

Connect Telecommunications Solutions Holdings, Inc. 100 Hollinger Crescent Kitchener, ON N2K 2Z3 Canada	(13)	Value-Added Distributor of Fiber Products and Equipment
			Secured Debt		10/9/2024		13.00%			10/9/2029		27,577	27,315	27,315	1.0%
			Preferred Equity		10/9/2024	22,304					90.0%		12,596	12,596	0.5%
													39,911	39,911	1.4%
DMA Industries, LLC 3860 Ralph Ellis Blvd Loris, SC 29569		Distributor of Aftermarket Ride Control Products
			Secured Debt		6/18/2024		12.00%			6/19/2029		560	555	555	—%
			Secured Debt		11/19/2021		12.00%			6/19/2029		16,800	16,722	16,722	0.6%
			Preferred Equity		11/19/2021	5,944					52.8%		5,944	5,944	0.2%
			Preferred Equity	(8)	6/18/2024	3,068	15.00%		15.00%		80.0%		3,240	3,240	0.1%
													26,461	26,461	0.9%
Dos Rios Partners 3500 FM 2843 Florence, TX 76527	(12) (13)	Investment Partnership
			LP Interests (Dos Rios Partners, LP)	(30)	4/25/2013	20.24%					20.2%		6,172	7,708	0.3%
			LP Interests (Dos Rios Partners - A, LP)	(30)	4/25/2013	6.43%					6.4%		1,960	2,447	0.1%
													8,132	10,155	0.4%
Dos Rios Stone Products LLC 3500 FM 2843 Florence, TX 76527	(10)	Limestone and Sandstone Dimension Cut Stone Mining Quarries
			Class A Preferred Units	(29)	6/27/2016	2,000,000					17.7%		2,000	—	—%

EIG Fund Investments 3400 Carlisle Street, Suite 320 Dallas, TX 75204	(12) (13)	Investment Partnership
			LP Interests (EIG Global Private Debt Fund-A, L.P.)	(8)	11/6/2015	5,000,000					11.0%		416	369	—%

FCC Intermediate Holdco, LLC (SupplyCore) 303 North Main Street, Suite 800 Rockford, IL 61101		Supply Chain Management Services
			Secured Debt		5/28/2024		13.00%			5/29/2029		32,800	29,109	29,109	1.0%
			Warrants	(27)	5/28/2024	12					12.0%		3,920	10,840	0.4%
													33,029	39,949	1.4%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

Flame King Holdings, LLC 2250 S Tubeway Avenue Commerce, CA 90040		Propane Tank and Accessories Distributor
			Preferred Equity	(8)	10/29/2021	9,360						80.0%		10,400	35,920	1.3%

Freeport Financial Funds 200 S Wacker Drive, Suite 750 Chicago, IL 60606	(12) (13)	Investment Partnership
			LP Interests (Freeport Financial SBIC Fund LP)	(30)	3/23/2015	9.30%						9.3%		2,580	2,190	0.1%
			LP Interests (Freeport First Lien Loan Fund III LP)	(8) (30)	7/31/2015	5.95%						6.0%		1,659	1,263	—%
														4,239	3,453	0.1%
GFG Group, LLC 1138 146th Avenue Wayland, MI 49348		Grower and Distributor of a Variety of Plants and Products to Other Wholesalers, Retailers and Garden Centers
			Secured Debt		3/31/2021		8.00%				3/31/2026		8,185	8,164	8,185	0.3%
			Preferred Member Units	(8)	3/31/2021	226						80.0%		4,900	10,540	0.4%
														13,064	18,725	0.7%
Gulf Manufacturing, LLC 1221 Indiana St. Humble, TX 77396	(13) (21)	Manufacturer of Specialty Fabricated Industrial Piping Products
			Secured Debt	(25)	3/15/2024			SF+	7.63%		3/15/2029		—	(42)	—	—%
			Secured Debt		3/15/2024		12.19%	SF+	7.63%		3/15/2029		39,000	38,676	39,000	1.4%
			Member Units	(8)	8/31/2007	438						20.6%		2,980	14,730	0.5%
			Common Stock		11/18/2024	888						23.2%		888	888	—%
														42,502	54,618	2.0%
Harris Preston Fund Investments 2901 Via Fortuna Building 6, Suite 550 Austin, TX 78746	(12) (13)	Investment Partnership
			LP Interests (HPEP 3, L.P.)	(30)	8/9/2017	8.22%						8.2%		2,296	4,472	0.2%
			LP Interests (HPEP 4, L.P.)	(30)	7/12/2022	11.61%						11.6%		5,532	5,861	0.2%
			LP Interests (423 HAR, L.P.)	(30)	6/2/2023	15.60%						15.6%		750	1,226	—%
														8,578	11,559	0.4%
Hawk Ridge Systems, LLC 575 Clyde Avenue Mountain View, CA 94043		Value-Added Reseller of Engineering Design and Manufacturing Solutions
			Secured Debt	(9)	12/2/2016		10.73%	SF+	6.00%		1/15/2026		2,645	2,644	2,645	0.1%
			Secured Debt		12/2/2016		12.50%				1/15/2026		45,256	45,200	45,256	1.6%
			Preferred Member Units	(8)	12/2/2016	226						80.0%		2,850	20,260	0.7%
			Preferred Member Units	(29)	12/2/2016	226						80.0%		150	1,070	—%
														50,844	69,231	2.5%
Houston Plating and Coatings, LLC 1301 Georgia St South Houston, TX 77587		Provider of Plating and Industrial Coating Services
			Unsecured Convertible Debt		5/1/2017		10.00%				4/2/2026		3,000	3,000	2,940	0.1%
			Member Units	(8)	1/8/2003	322,297						14.0%		2,352	3,930	0.1%
														5,352	6,870	0.2%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

Independent Pet Partners Intermediate Holdings, LLC 8450 City Centre Drive Woodbury, MN 55125	(10)	Omnichannel Retailer of Specialty Pet Products
			Common Equity		4/7/2023	18,006,407						24.3%		18,300	20,390	0.7%

Infinity X1 Holdings, LLC 3525 Del Mar Heights Road, Suite 867 San Diego, CA 92130		Manufacturer and Supplier of Personal Lighting Products
			Secured Debt		3/31/2023		12.00%				3/31/2028		15,050	14,954	15,050	0.5%
			Preferred Equity	(8)	3/31/2023	87,360						80.0%		4,368	9,080	0.3%
														19,322	24,130	0.9%
Integral Energy Services 101 North Third Street, Suite 401 Wilmington, NC 77041	(10)	Nuclear Power Staffing Services
			Secured Debt	(9)	8/20/2021		12.35%	SF+	7.50%		8/20/2026		12,915	12,828	12,728	0.5%
			Preferred Equity	(8)	12/7/2023	3,188	10.00%			10.00%		7.6%		254	452	—%
			Common Stock		8/20/2021	9,968						7.6%		1,356	550	—%
														14,438	13,730	0.5%
Iron-Main Investments, LLC 150 Washington Avenue, Suite 201 Santa Fe, New Mexico 87501		Consumer Reporting Agency Providing Employment Background Checks and Drug Testing
			Secured Debt		8/2/2021		13.00%				1/31/2028		4,514	4,493	4,493	0.2%
			Secured Debt		9/1/2021		13.00%				1/31/2028		2,940	2,927	2,927	0.1%
			Secured Debt		11/15/2021		13.00%				1/31/2028		8,944	8,944	8,944	0.3%
			Secured Debt		11/15/2021		13.00%				1/31/2028		17,624	17,542	17,542	0.6%
			Secured Debt		1/31/2023		13.00%				1/31/2028		9,842	9,638	9,638	0.3%
			Preferred Equity		6/26/2024	711,200	25.00%			25.00%		11.9%		711	760	—%
			Common Stock		8/3/2021	203,016						6.5%		2,756	2,850	0.1%
														47,011	47,154	1.7%
ITA Holdings Group, LLC 5601 W Interstate 40, Suite 300 Amarillo, TX 79106		Air Ambulance Services
			Secured Debt	(9)	6/21/2023		13.78%	SF+	9.00%		6/21/2027		1,180	1,169	1,180	—%
			Secured Debt	(9)	6/21/2023		13.78%	SF+	9.00%		6/21/2027		994	981	994	—%
			Secured Debt	(9)	6/21/2023		12.78%	SF+	8.00%		6/21/2027		4,438	3,772	4,438	0.2%
			Secured Debt	(9)	6/21/2023		14.78%	SF+	10.00%		6/21/2027		4,438	3,772	4,438	0.2%
			Warrants	(27)	6/21/2023	193,307					6/21/2033	12.8%		2,091	5,690	0.2%
														11,785	16,740	0.6%
Mills Fleet Farm Group, LLC 2401 S Memorial Drive Appleton, WI 54915	(10)	Omnichannel Retailer of Work, Farm and Lifestyle Merchandise
			Secured Debt	(9) (25)	12/19/2024			SF+	5.50%		12/31/2026		—	—	—	—%
			Common Equity	(29)	12/19/2024	66,306					12/31/2026	6.6%		13,840	13,840	0.5%
														13,840	13,840	0.5%
MoneyThumb Acquisition, LLC 150 Washington Avenue, Suite 201 Sante Fe, New Mexico 87501		Provider of Software-as-a-Service Financial File Conversion and Reconciliation
			Secured Debt		8/19/2024		14.00%				8/19/2029		9,600	8,967	8,967	0.3%
			Preferred Member Units	(8)	8/19/2024	163,282	12.00%			12.00%		16.4%		1,707	1,707	0.1%
			Warrants	(27)	8/19/2024	59,368						3.9%		594	594	—%
														11,268	11,268	0.4%
Nebraska Vet AcquireCo, LLC 450 E. Deere St West Point, NE 68788		Mixed-Animal Veterinary and Animal Health Product Provider

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

			Secured Debt	(9) (25)	12/31/2020			SF+	7.00%		5/9/2027		—	(7)	—	—%
			Secured Debt		5/9/2024		12.50%				5/9/2027		4,650	4,479	4,650	0.2%
			Secured Debt		12/31/2020		12.50%				5/9/2027		62,200	62,085	62,200	2.2%
			Preferred Member Units	(8)	12/31/2020	6,987						98.5%		6,987	32,040	1.1%
														73,544	98,890	3.5%
OnAsset Intelligence, Inc. 8407 Sterling St Irving, TX 75063		Provider of Transportation Monitoring / Tracking Products and Services
			Secured Debt	(14)	4/18/2011		12.00%			12.00%	9/30/2025		4,415	4,415	457	—%
			Secured Debt	(14)	5/10/2013		12.00%			12.00%	9/30/2025		2,116	2,116	218	—%
			Secured Debt	(14)	3/21/2014		12.00%			12.00%	9/30/2025		983	983	101	—%
			Secured Debt	(14)	5/20/2014		12.00%			12.00%	9/30/2025		964	964	99	—%
			Unsecured Debt	(14)	6/5/2017		10.00%			10.00%	9/30/2025		305	305	305	—%
			Preferred Stock		4/18/2011	912	7.00%			7.00%		50.0%		1,981	—	—%
			Common Stock		4/15/2021	635						1.9%		830	—	—%
			Warrants	(27)	4/18/2011	4,699					5/10/2025	14.0%		1,089	—	—%
														12,683	1,180	—%
Oneliance, LLC 13266 Reese Blvd East Suite 500 Huntersville, NC 28078		Construction Cleaning Company
			Preferred Stock	(8)	8/6/2021	1,128						80.0%		1,128	2,580	0.1%

RA Outdoors LLC 717 N Harwood Street, Suite 2400 Dallas, TX 75201	(10) (13)	Software Solutions Provider for Outdoor Activity Management
			Secured Debt	(9)	4/8/2021		11.74%	SF+	6.75%	11.74%	4/8/2026		1,356	1,352	1,257	—%
			Secured Debt	(9)	4/8/2021		11.74%	SF+	6.75%	11.74%	4/8/2026		14,194	14,145	13,155	0.5%
			Common Equity		8/12/2024	110						11.0%		—	—	—%
														15,497	14,412	0.5%
SI East, LLC 4500 South Boulevard Charlotte, NC 28209		Rigid Industrial Packaging Manufacturing
			Secured Debt		8/31/2018		11.75%				6/16/2028		2,250	2,236	2,250	0.1%
			Secured Debt	(23)	6/16/2023		12.79%				6/16/2028		67,661	67,611	67,661	2.4%
			Preferred Member Units	(8)	8/31/2018	165						75.0%		1,525	13,660	0.5%
														71,372	83,571	3.0%
Slick Innovations, LLC 301 E 2nd St, Suite 304 Jamestown, NY 14701		Text Message Marketing Platform
			Secured Debt		9/13/2018		14.00%				12/22/2027		16,320	16,181	16,320	0.6%
			Common Stock	(8)	9/13/2018	70,000						6.5%		—	2,440	0.1%
														16,181	18,760	0.7%
Student Resource Center, LLC 10 High Street Jamestown, RI 02835	(10)	Higher Education Services
			Secured Debt		9/11/2024		8.50%			8.50%	12/31/2027		204	204	204	—%
			Secured Debt	(14)	12/31/2022		8.50%			8.50%	12/31/2027		5,327	4,884	1,644	0.1%
			Preferred Equity		12/31/2022	5,907,649						8.9%		—	—	—%
														5,088	1,848	0.1%
Superior Rigging & Erecting Co. 3250 Woodstock Road Atlanta, GA 30316		Provider of Steel Erecting, Crane Rental & Rigging Services
			Preferred Member Units		8/31/2020	1,636						100.0%		4,500	10,530	0.4%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

The Affiliati Network, LLC 804 Anacapa Street Santa Barbara, CA 93101		Performance Marketing Solutions
			Secured Debt		8/9/2021		10.00%				8/9/2026		400	394	394	—%
			Secured Debt		8/9/2021		10.00%				8/9/2026		5,201	5,182	5,053	0.2%
			Preferred Stock	(8)	9/1/2023	287,310						12.8%		287	287	—%
			Preferred Stock	(8)	8/9/2021	1,280,000						80.0%		6,400	6,400	0.2%
														12,263	12,134	0.4%
UnionRock Energy Fund II, LP 1999 Broadway, Suite 850 Denver, CO 80202	(12) (13)	Investment Partnership
			LP Interests	(30)	6/15/2020	11.11%						11.1%		3,216	4,732	0.2%

UnionRock Energy Fund III, LP 1999 Broadway, Suite 850 Denver, CO 80202	(12) (13)	Investment Partnership
			LP Interests	(30)	6/6/2023	25.00%						25.0%		4,767	5,612	0.2%

UniTek Global Services, Inc. 1777 Sentry Parkway West, Gwynedd Hall Suite 202 Blue Bell, PA 19422	(11)	Provider of Outsourced Infrastructure Services
			Secured Convertible Debt		1/1/2021		15.00%			15.00%	6/30/2028		2,717	3,257	5,642	0.2%
			Secured Convertible Debt		1/1/2021		15.00%			15.00%	6/30/2028		1,281	1,508	2,663	0.1%
			Preferred Stock	(8)	8/29/2019	1,133,102	20.00%			20.00%		7.6%		3,181	3,181	0.1%
			Preferred Stock		8/21/2018	1,731,044	20.00%			20.00%		8.7%		2,511	4,272	0.2%
			Preferred Stock		6/30/2017	2,596,567	19.00%			19.00%		8.7%		3,667	—	—%
			Preferred Stock		1/15/2015	4,935,377	13.50%			13.50%		7.1%		7,924	—	—%
			Common Stock		4/1/2020	1,075,992						7.5%		—	—	—%
														22,048	15,758	0.6%
Urgent DSO LLC 10409 East Washington Street Indianapolis, IN 46229		General and Emergency Dentistry Practice
			Secured Debt		2/16/2024		13.50%				2/16/2029		8,800	8,727	8,727	0.3%
			Preferred Equity	(8)	2/16/2024	4,000	9.00%			9.00%		45.4%		4,320	4,320	0.2%
														13,047	13,047	0.5%
World Micro Holdings, LLC 205 Hembree Park Drive, Suite 106 Roswell, GA 30076		Supply Chain Management
			Secured Debt		12/12/2022		13.00%				12/12/2027		10,765	10,702	10,702	0.4%
			Preferred Equity	(8)	12/12/2022	3,845						87.9%		3,845	3,845	0.1%
														14,547	14,547	0.5%
Subtotal Affiliate Investments (30.3% of net assets at fair value)														$743,441	$846,798	30.3%
Non-Control/Non-Affiliate Investments (7)
Adams Publishing Group, LLC 4095 Coon Rapids Blvd Minneapolis, MN 55433	(10)	Local Newspaper Operator
			Secured Debt	(9) (33)	3/11/2022		11.00%	SF+	7.00%	1.00%	3/11/2027		7,920	7,920	7,773	0.3%
			Secured Debt	(9) (33)	3/11/2022		11.00%	SF+	7.00%	1.00%	3/11/2027		18,853	18,826	18,504	0.7%
														26,746	26,277	0.9%
AMEREQUIP LLC 1015 Calumet Avenue Kiel, WI 53042	(10)	Full Services Provider Including Design, Engineering and Manufacturing of Commercial and Agricultural Equipment

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

			Common Stock	(8)	8/31/2022	235						2.3%		1,844	570	—%

American Health Staffing Group, Inc. 3009 Astoria Court Edmond, OK 73034	(10)	Healthcare Temporary Staffing
			Secured Debt	(9) (25)	11/19/2021			P+	5.00%		11/19/2026		—	(5)	(5)	—%
			Secured Debt	(9)	11/19/2021		12.50%	P+	5.00%		11/19/2026		6,162	6,138	6,162	0.2%
														6,133	6,157	0.2%
American Nuts, LLC 12950 San Fernando Road Sylmar, CA 91342	(10)	Roaster, Mixer and Packager of Bulk Nuts and Seeds
			Secured Debt	(9)	3/11/2022		14.49%	SF+	9.75%	14.49%	4/10/2026		7,517	7,488	5,985	0.2%
			Secured Debt	(9)	3/11/2022		14.49%	SF+	9.75%	14.49%	4/10/2026		12,230	12,178	9,738	0.3%
			Secured Debt	(9) (14)	3/11/2022		16.49%	SF+	11.75%	16.49%	4/10/2026		5,705	5,645	3,502	0.1%
			Secured Debt	(9) (14)	3/11/2022		16.49%	SF+	11.75%	16.49%	4/10/2026		9,283	9,169	5,697	0.2%
														34,480	24,922	0.9%
American Teleconferencing Services, Ltd. 2300 Lakeview Parkway, Suite 400 Alpharetta, GA 30009	(11)	Provider of Audio Conferencing and Video Collaboration Solutions
			Secured Debt	(14) (17)	9/17/2021						4/7/2023		3,166	2,989	76	—%
			Secured Debt	(14) (17)	5/19/2016						6/8/2023		15,489	13,757	374	—%
														16,746	450	—%
Ansira Partners II, LLC 2300 Locust Street St. Louis, MO, 63103	(10)	Provider of Data-Driven Marketing Services
			Secured Debt	(9) (25)	7/1/2024			SF+	6.75%		7/1/2029		—	(187)	(187)	—%
			Secured Debt	(9)	7/1/2024		11.25%	SF+	6.75%		7/1/2029		75,490	73,790	74,279	2.7%
														73,603	74,092	2.6%
ArborWorks, LLC 40266 Junction Drive Oakhurst CA 93644	(10)	Vegetation Management Services
			Secured Debt		11/6/2023		15.00%			15.00%	11/6/2028		1,997	1,997	1,997	0.1%
			Secured Debt	(9)	11/6/2023		11.08%	SF+	6.50%	11.08%	11/6/2028		8,054	8,054	8,054	0.3%
			Preferred Equity		11/6/2023	32,507						18.7%		14,060	12,552	0.4%
			Preferred Equity		11/6/2023	32,507						11.7%		—	—	—%
			Common Equity		11/9/2021	3,898						3.5%		234	—	—%
														24,345	22,603	0.8%
Archer Systems, LLC 1775 Saint James Place, Suite 200 Houston, TX 77056	(10)	Mass Tort Settlement Administration Solutions Provider
			Common Stock		8/11/2022	1,387,832						0.6%		1,388	2,450	0.1%

ATS Operating, LLC 1900 Crestwood Boulevard, Suite 302 Irondale, AL 35210	(10)	For-Profit Thrift Retailer
			Secured Debt	(9)	1/18/2022		10.85%	SF+	6.00%		1/18/2027		360	360	360	—%
			Secured Debt	(9)	1/18/2022		9.85%	SF+	5.00%		1/18/2027		6,660	6,660	6,660	0.2%
			Secured Debt	(9)	1/18/2022		11.85%	SF+	7.00%		1/18/2027		6,660	6,660	6,660	0.2%
			Common Stock		1/18/2022	720,000						1.0%		720	850	—%
														14,400	14,530	0.5%
AVEX Aviation Holdings, LLC 205 Durley Avenue, Suite A Camarillo, CA 93010	(10)	Specialty Aircraft Dealer & MRO Provider
			Secured Debt	(9) (25)	12/23/2022			SF+	7.25%		12/23/2027		—	(90)	(90)	—%
			Secured Debt	(9)	12/23/2022		11.73%	SF+	7.25%		12/23/2027		24,073	23,490	24,073	0.9%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

			Common Equity	(8)	12/15/2021	984						2.1%		934	896	—%
														24,334	24,879	0.9%
Berry Aviation, Inc. 1807 Airport Drive San Marcos, TX 78666	(10)	Charter Airline Services
			Preferred Member Units		3/8/2024	286,109						2.5%		286	—	—%
			Preferred Member Units	(29)	11/12/2019	122,416						2.4%		—	—	—%
			Preferred Member Units	(29)	7/6/2018	1,548,387						2.4%		—	—	—%
														286	—	—%
Bettercloud, Inc. 330 7th Avenue New York, NY 10001	(10)	SaaS Provider of Workflow Management and Business Application Solutions
			Secured Debt	(9) (25)	6/30/2022			SF+	10.25%		6/30/2028		—	(48)	(48)	—%
			Secured Debt	(9)	6/30/2022		15.76%	SF+	10.25%	9.25%	6/30/2028		31,792	31,484	23,984	0.9%
														31,436	23,936	0.9%
Binswanger Enterprises, LLC 965 Ridge Lake Boulevard Memphis, TN 38120	(10)	Glass Repair and Installation Service Provider
			Member Units		3/10/2017	1,050,000						2.5%		1,050	650	—%

Bluestem Brands, Inc. 13300 Pioneer Trail Eden Prairie, MN 55347	(11)	Multi-Channel Retailer of General Merchandise
			Secured Debt	(9)	1/9/2024		13.17%	SF+	8.50%	12.17%	8/28/2025		202	130	170	—%
			Secured Debt	(9)	10/19/2022		15.00%	P+	7.50%	14.75%	8/28/2025		3,083	3,083	2,605	0.1%
			Secured Debt	(9)	8/28/2020		13.17%	SF+	8.50%	12.17%	8/28/2025		4,183	3,961	3,535	0.1%
			Common Stock		10/1/2020	723,184						2.2%		1	—	—%
			Warrants	(27)	10/19/2022	163,295					10/19/2032	0.5%		1,036	—	—%
														8,211	6,310	0.2%
Bond Brand Loyalty ULC 25 King Street W Toronto, ON M5L 2AI Canada	(10) (13) (21)	Provider of Loyalty Marketing Services
			Secured Debt	(9)	5/1/2023		11.65%	SF+	7.00%		5/1/2028		571	552	571	—%
			Secured Debt	(9)	5/1/2023		10.74%	SF+	6.00%		5/1/2028		6,341	6,256	6,341	0.2%
			Secured Debt	(9)	5/1/2023		12.74%	SF+	8.00%		5/1/2028		6,341	6,256	6,341	0.2%
			Preferred Equity		5/1/2023	571						0.5%		571	500	—%
			Common Equity		5/1/2023	571						0.4%		—	—	—%
														13,635	13,753	0.5%
BP Loenbro Holdings Inc. 12250 North Pecos Street, Suite 500 Westminster, CO 80234	(10)	Specialty Industrial Maintenance Services
			Secured Debt	(9) (32)	2/1/2024		10.68%	SF+	6.25%		2/1/2029		1,199	1,154	1,199	—%
			Secured Debt	(9) (25)	2/1/2024			SF+	6.25%		2/1/2029		—	(22)	(22)	—%
			Secured Debt	(9)	2/1/2024		10.92%	SF+	6.25%		2/1/2029		26,173	25,739	26,173	0.9%
			Common Equity		2/1/2024	2,333,333						1.3%		2,333	3,620	0.1%
														29,204	30,970	1.1%
Brainworks Software, LLC Courthouse Corporate Center 320 Carleton Avenue, Suite 3000 Central Islip, NY 11722	(10)	Advertising Sales and Newspaper Circulation Software
			Secured Debt	(9) (14) (17)	8/12/2014		15.25%	P+	7.25%		7/22/2019		761	761	761	—%
			Secured Debt	(9) (14) (17)	8/12/2014		15.25%	P+	7.25%		7/22/2019		7,056	7,056	750	—%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

														7,817	1,511	0.1%
Brightwood Capital Fund Investments 810 Seventh Avenue, 26th Floor New York, NY 10019	(12) (13)	Investment Partnership
			LP Interests (Brightwood Capital Fund III, LP)	(30)	7/21/2014	1.59%						1.6%		5,415	3,120	0.1%
			LP Interests (Brightwood Capital Fund IV, LP)	(8) (30)	10/26/2016	0.59%						0.6%		4,014	4,016	0.1%
			LP Interests (Brightwood Capital Fund V, LP)	(8) (30)	7/12/2021	0.72%						0.7%		3,500	3,809	0.1%
														12,929	10,945	0.4%
Burning Glass Intermediate Holding Company, Inc. 66 Long Wharf, 2nd Floor Boston, MA 02110	(10)	Provider of Skills-Based Labor Market Analytics
			Secured Debt	(9) (25)	6/14/2021			SF+	5.00%		6/10/2026		—	(11)	—	—%
			Secured Debt	(9)	6/14/2021		9.46%	SF+	5.00%		6/10/2028		17,915	17,755	17,915	0.6%
														17,744	17,915	0.6%
CAI Software LLC 24 Albion Rd, Suite 230 Lincoln, RI 02865		Provider of Specialized Enterprise Resource Planning Software
			Preferred Equity		12/13/2021	2,142,167						2.2%		2,142	2,417	0.1%
			Preferred Equity		12/13/2021	596,176						11.9%		—	—	—%
														2,142	2,417	0.1%
CaseWorthy, Inc. 3995 700 E, Suite 420 Murray, UT 84107	(10)	SaaS Provider of Case Management Solutions
			Common Equity		12/30/2022	245,926						0.4%		246	490	—%

Channel Partners Intermediateco, LLC 4450 East Adamo Drive, Suite 501 Tampa, FL 33605	(10)	Outsourced Consumer Services Provider
			Secured Debt	(9) (32)	2/7/2022		11.53%	SF+	7.00%		2/7/2027		5,075	4,960	4,830	0.2%
			Secured Debt	(9)	2/7/2022		11.93%	SF+	7.00%		2/7/2027		36,167	35,856	34,431	1.2%
			Secured Debt	(9)	6/24/2022		11.93%	SF+	7.00%		2/7/2027		2,004	1,987	1,908	0.1%
			Secured Debt	(9)	3/27/2023		11.93%	SF+	7.00%		2/7/2027		4,843	4,774	4,610	0.2%
														47,577	45,779	1.6%
Clarius BIGS, LLC 311 N Robertson Boulevard Beverly Hills, CA 90211	(10)	Prints & Advertising Film Financing
			Secured Debt	(14) (17)	9/23/2014						1/5/2015		2,649	2,649	19	—%

Computer Data Source, LLC 275 Industrial Way W Eatontown, NJ 07724	(10)	Third Party Maintenance Provider to the Data Center Ecosystem
			Secured Debt	(9) (32)	8/6/2021		12.93%	SF+	8.25%		8/6/2026		7,837	7,754	7,341	0.3%
			Secured Debt	(9) (25)	3/29/2024			SF+	8.25%		8/6/2026		—	(113)	(113)	—%
			Secured Debt	(9)	8/6/2021		12.92%	SF+	8.25%		8/6/2026		18,968	18,850	17,769	0.6%
														26,491	24,997	0.9%
Coregistics Buyer LLC 240 Northpoint Parkway Acworth, GA 30102	(10) (13) (21)	Contract Packaging Service Provider
			Secured Debt	(9) (32)	6/29/2024		10.39%	SF+	6.00%		6/28/2029		1,669	1,590	1,639	0.1%
			Secured Debt	(9)	6/29/2024		10.36%	SF+	6.00%		6/28/2029		10,704	10,474	10,507	0.4%
			Secured Debt	(9)	8/15/2024		10.40%	SF+	6.00%		6/28/2029		7,118	6,987	6,987	0.2%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

			Secured Debt	(9)	6/29/2024		10.61%	SF+	6.25%		6/28/2029		32,031	31,313	30,165	1.1%
														50,364	49,298	1.8%
CQ Fluency, LLC 2 University Plaza, Suite 406 Hackensack, NJ 07601	(10)	Global Language Services Provider
			Secured Debt	(9) (25)	12/27/2023			SF+	6.75%		6/27/2027		—	(47)	(47)	—%
			Secured Debt	(9) (25)	12/27/2023			SF+	6.75%		6/27/2027		—	(47)	(47)	—%
			Secured Debt	(9)	12/27/2023		11.18%	SF+	6.75%		6/27/2027		10,828	10,600	10,754	0.4%
														10,506	10,660	0.4%
Creative Foam Corporation 300 North Alloy Drive Fenton, MI 48403	(10)	Manufacturer of Custom Engineered Die Cut, Formed Foam, Nonwoven, and Multi-material Component Solutions for the Automotive and Healthcare Markets
			Secured Debt	(9) (25)	6/27/2024			SF+	5.75%		6/27/2029		—	(272)	(272)	—%
			Secured Debt	(9)	6/27/2024		10.11%	SF+	5.75%		6/27/2029		106,280	104,348	105,229	3.8%
														104,076	104,957	3.8%
Dalton US Inc. 15830 Foltz Parkway Strongville, OH 44149	(10)	Provider of Supplemental Labor Services
			Common Stock		8/16/2022	515						1.4%		720	690	—%

DTE Enterprises, LLC 95 Chancellor Drive Roselle, IL 60172	(10)	Industrial Powertrain Repair and Services
			Class AA Preferred Member Units (non-voting)	(8)	4/13/2018		10.00%			10.00%		2.6%		1,316	438	—%
			Class A Preferred Member Units		4/13/2018	776,316	8.00%			8.00%		1.4%		776	—	—%
														2,092	438	—%
Dynamic Communities, LLC 2780 E Fowler Ave #2065 Tampa, FL 33612	(10)	Developer of Business Events and Online Community Groups
			Secured Debt	(9)	12/20/2022		11.46%	SF+	7.00%	11.46%	12/31/2026		2,318	2,160	2,220	0.1%
			Secured Debt	(9)	12/20/2022		13.46%	SF+	9.00%	13.46%	12/31/2026		2,413	2,179	2,219	0.1%
			Preferred Equity		12/20/2022	125,000						3.6%		128	60	—%
			Preferred Equity		12/20/2022	2,376,241						12.9%		—	—	—%
			Common Equity		12/20/2022	1,250,000						3.6%		—	—	—%
														4,467	4,499	0.2%
Eastern Wholesale Fence LLC 266 Middle Island Road Medford, NY 11763	(10)	Manufacturer and Distributor of Residential and Commercial Fencing Solutions
			Secured Debt	(9)	11/19/2020		12.74%	SF+	8.00%		10/30/2025		2,826	2,805	2,714	0.1%
			Secured Debt	(9)	11/19/2020		12.74%	SF+	8.00%		10/30/2025		4,374	4,355	4,201	0.2%
			Secured Debt	(9)	11/19/2020		12.74%	SF+	8.00%		10/30/2025		8,725	8,683	8,380	0.3%
			Secured Debt	(9)	4/20/2021		12.74%	SF+	8.00%		10/30/2025		1,809	1,802	1,738	0.1%
			Secured Debt	(9)	10/14/2021		12.74%	SF+	8.00%		10/30/2025		9,901	9,861	9,509	0.3%
														27,506	26,542	0.9%
Emerald Technologies Acquisition Co, Inc. 1 Stiles Road Salem, NH 03079	(11)	Design & Manufacturing
			Secured Debt	(9)	2/10/2022		10.71%	SF+	6.25%		12/29/2027		9,587	9,434	7,670	0.3%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

EnCap Energy Fund Investments 9651 Katy Freeway, 6th Floor Houston, TX 77024	(12) (13)	Investment Partnership
			LP Interests (EnCap Energy Capital Fund VIII, L.P.)	(8) (30)	1/22/2015	0.14%						0.1%		3,542	1,754	0.1%
			LP Interests (EnCap Energy Capital Fund VIII Co- Investors, L.P.)	(8) (30)	1/21/2015	0.38%						0.4%		1,983	846	—%
			LP Interests (EnCap Energy Capital Fund IX, L.P.)	(8) (30)	1/22/2015	0.10%						0.1%		3,251	1,088	—%
			LP Interests (EnCap Energy Capital Fund X, L.P.)	(8) (30)	3/25/2015	0.15%						0.1%		6,963	5,051	0.2%
			LP Interests (EnCap Energy Capital Fund XII, L.P.)	(8) (30)	8/31/2023	0.19%						0.2%		2,717	3,525	0.1%
			LP Interests (EnCap Flatrock Midstream Fund II, L.P.)	(8) (30)	3/30/2015	0.84%						0.8%		5,110	1,514	0.1%
			LP Interests (EnCap Flatrock Midstream Fund III, L.P.)	(8) (30)	3/27/2015	0.25%						0.2%		4,312	3,756	0.1%
														27,878	17,534	0.6%
Escalent, Inc. 17430 College Parkway, Suite 200 Livonia, MI 48152	(10)	Market Research and Consulting Firm
			Secured Debt	(9) (25)	4/7/2023			SF+	8.00%		4/7/2029		—	(28)	(28)	—%
			Secured Debt	(9)	10/2/2024		12.39%	SF+	8.00%		4/7/2029		1,382	1,359	1,359	—%
			Secured Debt	(9)	4/7/2023		12.43%	SF+	8.00%		4/7/2029		26,048	25,488	26,048	0.9%
			Common Equity	(8)	4/7/2023	649,794						0.4%		663	910	—%
														27,482	28,289	1.0%
Event Holdco, LLC 19 Newport Drive, Suite 101 Forest Hill, MD 21050	(10)	Event and Learning Management Software for Healthcare Organizations and Systems
			Secured Debt	(9)	12/22/2021		12.59%	SF+	8.00%		12/22/2026		3,692	3,678	3,692	0.1%
			Secured Debt	(9)	12/22/2021		12.59%	SF+	8.00%	6.00%	12/22/2026		47,633	47,457	47,633	1.7%
														51,135	51,325	1.8%
Fuse, LLC 700 N. Central Ave., Suite 600 Glendale, CA 91203	(11)	Cable Networks Operator
			Secured Debt	(8)	6/30/2019		12.00%				12/31/2026		1,810	1,810	932	—%
			Common Stock		6/30/2019	10,429						2.1%		256	—	—%
														2,066	932	—%
Garyline, LLC 14799 Shady Hills Road Spring Hill, Florida 34610	(10)	Manufacturer of Consumer Plastic Products
			Secured Debt	(9) (32)	11/10/2023		11.29%	SF+	6.75%		11/10/2028		8,118	7,915	8,118	0.3%
			Secured Debt	(9)	11/10/2023		11.34%	SF+	6.75%		11/10/2028		32,146	31,401	32,146	1.1%
			Common Equity		11/10/2023	705,882						1.6%		706	500	—%
														40,022	40,764	1.5%
GradeEight Corp. 4060 E. Plano Parkway Plano, TX 75074	(10)	Distributor of Maintenance and Repair Parts
			Secured Debt	(9) (25)	10/4/2024			SF+	7.25%		10/4/2029		—	(95)	(95)	—%
			Secured Debt	(9) (25)	10/4/2024			SF+	7.25%		10/4/2029		—	(48)	(48)	—%
			Secured Debt	(9) (26)	10/4/2024		11.74%	SF+	7.25%		10/4/2029		31,603	31,002	31,002	1.1%
			Common Equity		10/4/2024	1,365						2.9%		1,365	1,365	—%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

														32,224	32,224	1.2%
GS HVAM Intermediate, LLC 3115 S Melrose Dr, Suite 160 Carlsbad, CA 92010	(10)	Specialized Food Distributor
			Secured Debt	(9) (32)	10/18/2019		11.12%	SF+	6.50%		2/28/2026		1,864	1,853	1,864	0.1%
			Secured Debt	(9)	10/18/2019		11.24%	SF+	6.50%		2/28/2026		10,509	10,460	10,509	0.4%
			Secured Debt	(9)	9/15/2023		11.24%	SF+	6.50%		2/28/2026		942	939	942	—%
			Secured Debt	(9)	12/22/2023		11.24%	SF+	6.50%		2/28/2026		225	223	225	—%
			Secured Debt	(9)	8/22/2024		10.98%	SF+	6.50%		2/28/2026		6,076	6,040	6,076	0.2%
														19,515	19,616	0.7%
GULF PACIFIC ACQUISITION, LLC 12010 Taylor Road Houston, TX 77041	(10)	Rice Processor and Merchandiser
			Secured Debt	(9) (32)	9/30/2022		10.50%	SF+	6.00%		9/30/2028		707	694	662	—%
			Secured Debt	(9)	9/30/2022		10.55%	SF+	6.00%		9/30/2028		298	286	279	—%
			Secured Debt	(9)	9/30/2022		10.46%	SF+	6.00%		9/30/2028		3,578	3,533	3,350	0.1%
														4,513	4,291	0.2%
HDC/HW Intermediate Holdings 211 West Wacker Drive Suite 900E Chicago, IL 60606	(10)	Managed Services and Hosting Provider
			Secured Debt	(9)	3/7/2024		8.75%	SF+	3.50%	2.50%	6/21/2026		2,423	2,327	2,327	0.1%
			Secured Debt	(14)	3/7/2024		2.50%			2.50%	6/21/2026		1,626	713	418	—%
			Common Equity		3/7/2024	64,029						0.6%		—	—	—%
														3,040	2,745	0.1%
HEADLANDS OP-CO LLC 2 Belvedere Place, Suite 310 Mill Valley, CA 94941	(10)	Clinical Trial Sites Operator
			Secured Debt	(9) (25)	8/1/2022			SF+	6.50%		8/1/2027		—	(35)	(35)	—%
			Secured Debt	(9)	8/1/2022		10.86%	SF+	6.50%		8/1/2027		6,666	6,586	6,666	0.2%
			Secured Debt	(9)	6/3/2024		10.86%	SF+	6.50%		8/1/2027		4,713	4,597	4,713	0.2%
			Secured Debt	(9)	8/1/2022		10.86%	SF+	6.50%		8/1/2027		16,453	16,283	16,453	0.6%
			Secured Debt	(9)	6/3/2024		10.86%	SF+	6.50%		8/1/2027		8,039	7,973	8,039	0.3%
														35,404	35,836	1.3%
Hornblower Sub, LLC Pier 3, The Embarcadero San Francisco, CA 94111	(10)	Marine Tourism and Transportation
			Secured Debt	(9) (32)	7/3/2024		9.92%	SF+	5.50%		7/3/2029		2,429	2,385	2,407	0.1%
			Secured Debt	(9)	7/3/2024		10.11%	SF+	5.50%		7/3/2029		30,979	30,701	30,701	1.1%
														33,086	33,108	1.2%
HOWLCO LLC 231 Shearson Crescent, Suite 310 Cambridge, ON N1T 1J5 Canada	(11) (13) (21)	Provider of Accounting and Business Development Software to Real Estate End Markets
			Secured Debt	(9)	8/19/2021		11.28%	SF+	6.50%	3.50%	10/23/2026		26,241	26,241	26,096	0.9%

Hybrid Promotions, LLC 10711 Walker Street Cypress, CA 90630	(10)	Wholesaler of Licensed, Branded and Private Label Apparel
			Secured Debt	(9)	6/30/2021		13.10%	SF+	8.25%		12/31/2027		7,200	7,073	7,200	0.3%

IG Parent Corporation 485 Albertto Way #100 Los Gatos, CA 95032	(11)	Software Engineering
			Secured Debt	(9) (25)	7/30/2021			SF+	5.75%		7/30/2026		—	(12)	—	—%
			Secured Debt	(9)	7/30/2021		10.21%	SF+	5.75%		7/30/2028		10,154	10,073	10,154	0.4%
			Secured Debt	(9)	7/30/2021		10.21%	SF+	5.75%		7/30/2028		4,903	4,861	4,903	0.2%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

														14,922	15,057	0.5%
Imaging Business Machines, L.L.C. 2750 Crestwood Boulevard Irondale, AL 35210	(10)	Technology Hardware & Equipment
			Secured Debt	(9) (32)	6/8/2023		11.39%	SF+	7.00%		6/30/2028		1,581	1,518	1,581	0.1%
			Secured Debt	(9)	6/8/2023		11.62%	SF+	7.00%		6/30/2028		20,559	20,133	20,559	0.7%
			Common Equity		6/8/2023	849						1.7%		1,166	1,020	—%
														22,817	23,160	0.8%
Implus Footcare, LLC 2001 TW Alexander Drive Box 13925 Durham, NC 27709	(10)	Provider of Footwear and Related Accessories
			Secured Debt	(9)	6/1/2017		13.73%	SF+	7.75%	1.50%	7/31/2025		18,674	18,674	15,892	0.6%

Insight Borrower Corporation 40 McCullough Drive New Castle, DE 19720	(10)	Test, Inspection, and Certification Instrument Provider
			Secured Debt	(9) (25)	7/19/2023			SF+	6.25%		7/19/2028		—	(54)	(54)	—%
			Secured Debt	(9) (25)	7/19/2023			SF+	6.25%		7/19/2029		—	(47)	(47)	—%
			Secured Debt	(9)	7/19/2023		10.87%	SF+	6.25%		7/19/2029		14,262	13,936	13,539	0.5%
			Common Equity		7/19/2023	131,100						0.3%		656	320	—%
														14,491	13,758	0.5%
Inspire Aesthetics Management, LLC 1010 S Federal Hwy, Suite 1010 Delray Beach, FL 33483	(10)	Surgical and Non-Surgical Plastic Surgery and Aesthetics Provider
			Secured Debt	(9) (32)	4/3/2023		14.69%	SF+	10.00%	2.00%	4/3/2028		791	776	725	—%
			Secured Debt	(9)	4/3/2023		14.58%	SF+	10.00%	2.00%	4/3/2028		7,240	7,118	6,636	0.2%
			Secured Debt	(9)	6/14/2023		14.58%	SF+	10.00%	2.00%	4/3/2028		2,912	2,867	2,669	0.1%
			Common Equity		4/3/2023	166,504						0.3%		452	27	—%
														11,213	10,057	0.4%
Interface Security Systems, L.L.C 3773 Corporate Center Drive Earth City, MO 63045	(10)	Commercial Security & Alarm Services
			Secured Debt	(17) (32)	12/9/2021		14.54%	SF+	10.00%	14.54%	8/7/2023		2,075	2,075	1,580	0.1%
			Secured Debt	(9) (14) (17)	8/7/2019		11.67%	SF+	7.00%	11.67%	8/7/2023		7,313	7,237	13	—%
			Common Stock		12/7/2021	2,143						2.1%		—	—	—%
														9,312	1,593	0.1%
Invincible Boat Company, LLC. 4700 NW 132nd Street Opa-Locka, FL 33054	(10)	Manufacturer of Sport Fishing Boats
			Secured Debt	(9) (32)	8/28/2019		12.01%	SF+	7.50%		12/31/2026		1,037	1,033	995	—%
			Secured Debt	(9)	8/28/2019		12.01%	SF+	7.50%		12/31/2026		16,771	16,703	16,098	0.6%
														17,736	17,093	0.6%
Isagenix International, LLC 155 E Rivulon Boulevard Gilbert, AZ 85279	(11)	Direct Marketer of Health & Wellness Products
			Secured Debt	(9)	4/13/2023		11.25%	SF+	6.60%	8.75%	4/14/2028		3,159	2,958	663	—%
			Common Equity		4/13/2023	198,743						1.8%		—	—	—%
														2,958	663	—%
Island Pump and Tank, LLC 40 Doyle Court East Northport, NY 11731	(10)	Provider of Facility and Maintenance Services to Fuel Retailers in Northeast U.S.
			Secured Debt	(9) (25)	5/20/2024			SF+	6.50%		5/17/2029		—	(5)	(5)	—%
			Secured Debt	(9)	5/20/2024		10.35%	SF+	5.50%		5/17/2029		1,735	1,708	1,722	0.1%
			Secured Debt	(9)	5/20/2024		11.35%	SF+	6.50%		5/17/2029		1,735	1,708	1,722	0.1%
			Secured Debt	(9)	5/20/2024		12.35%	SF+	7.50%		5/17/2029		1,735	1,708	1,722	0.1%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

														5,119	5,161	0.2%
Jackmont Hospitality, Inc. 1760 Peachtree Street, Suite 200 Atlanta, GA 30309	(10)	Franchisee of Casual Dining Restaurants
			Secured Debt	(9) (26)	10/26/2022		12.18%	SF+	7.50%		11/4/2026		792	783	792	—%
			Secured Debt	(9) (26)	2/27/2024		12.19%	SF+	7.50%		11/4/2026		627	620	627	—%
			Secured Debt	(9)	2/27/2024		12.18%	SF+	7.50%		11/4/2026		60	48	60	—%
			Secured Debt	(9)	11/8/2021		12.18%	SF+	7.50%		11/4/2026		1,843	1,821	1,843	0.1%
			Preferred Equity		11/8/2021	2,826,667						6.7%		110	870	—%
														3,382	4,192	0.1%
JDC Power Services, LLC 84 Business Park Drive, Suite 106 Armonk, NY 10504	(10)	Provider of Electrical Equipment and Maintenance Services for Datacenters
			Secured Debt	(9) (25)	6/28/2024			SF+	6.50%		6/28/2029		—	(162)	(162)	—%
			Secured Debt	(9)	6/28/2024		10.83%	SF+	6.50%		6/28/2029		60,965	59,573	60,336	2.2%
														59,411	60,174	2.2%
Joerns Healthcare, LLC 2430 Whitehall Park Drive, Suite 100 Charlotte, NC 28273	(11)	Manufacturer and Distributor of Health Care Equipment & Supplies
			Secured Debt	(9) (14) (17)	8/21/2019		21.59%	SF+	16.00%	21.59%	8/21/2024		1,134	1,134	—	—%
			Secured Debt	(9) (14) (17)	8/21/2019		21.59%	SF+	16.00%	21.59%	8/21/2024		1,091	1,091	—	—%
			Secured Debt	(9)	3/30/2024		13.21%	SF+	8.75%	6.00%	3/29/2029		1,770	1,770	1,770	0.1%
			Secured Debt	(9)	3/30/2024		13.18%	SF+	8.75%	13.18%	3/29/2029		1,314	1,314	1,314	—%
			Common Stock		8/21/2019	472,579						4.5%		4,429	—	—%
			Common Stock		3/29/2024	5,461,019						4.9%		200	140	—%
														9,938	3,224	0.1%
JTI Electrical & Mechanical, LLC 3901 Fanucchi Way Unit 201 Shafter, CA 93263	(10)	Electrical, Mechanical and Automation Services
			Secured Debt	(9) (32)	12/22/2021		12.72%	SF+	8.00%		12/22/2026		8,421	8,354	7,977	0.3%
			Secured Debt	(9)	12/22/2021		12.58%	SF+	8.00%		12/22/2026		35,763	35,471	33,879	1.2%
			Secured Debt	(9)	2/1/2024		12.58%	SF+	8.00%		12/22/2026		3,347	3,278	3,176	0.1%
			Common Equity		12/22/2021	1,684,211						3.7%		1,684	300	—%
														48,787	45,332	1.6%
KMS, LLC 1315 W MacArthur Road, Building 300 Wichita, KS 67217	(10)	Wholesaler of Closeout and Value-priced Products
			Secured Debt	(9) (14)	10/4/2021		14.50%	SF+	9.75%		10/4/2026		1,028	1,002	662	—%
			Secured Debt	(9)	11/27/2024		14.23%	SF+	9.75%	14.23%	10/4/2026		450	450	450	—%
			Secured Debt	(9)	11/27/2024		14.23%	SF+	9.75%	14.23%	10/4/2026		440	440	440	—%
			Secured Debt	(9) (14)	10/4/2021		14.50%	SF+	9.75%		10/4/2026		7,410	7,340	4,779	0.2%
														9,232	6,331	0.2%
Lightbox Holdings, L.P. 1450 Broadway 41st Floor New York City, NY 10018	(11)	Provider of Commercial Real Estate Software
			Secured Debt		5/9/2019		9.44%	SF+	5.00%		5/9/2026		15,525	15,450	15,059	0.5%

LKCM Headwater Investments I, L.P. 301 Commerce Street, Suite 1600 Fort Worth, TX 76102	(12) (13)	Investment Partnership
			LP Interests	(30)	1/25/2013	2.27%						2.3%		1,746	2,926	0.1%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

LL Management, Inc. 30 Railroad Avenue West Haven, CT 06516	(10)	Medical Transportation Service Provider
			Secured Debt	(9)	9/17/2024		11.89%	SF+	7.25%		12/31/2025		1,156	1,156	1,156	—%
			Secured Debt	(9)	5/2/2019		11.92%	SF+	7.25%		12/31/2025		8,575	8,513	8,575	0.3%
			Secured Debt	(9)	5/2/2019		11.71%	SF+	7.25%		12/31/2025		5,485	5,444	5,485	0.2%
			Secured Debt	(9)	11/20/2020		11.71%	SF+	7.25%		12/31/2025		2,878	2,857	2,878	0.1%
			Secured Debt	(9)	2/26/2021		11.92%	SF+	7.25%		12/31/2025		1,118	1,110	1,118	—%
			Secured Debt	(9)	5/12/2022		11.71%	SF+	7.25%		12/31/2025		11,326	11,242	11,326	0.4%
														30,322	30,538	1.1%
LLFlex, LLC 1225 West Burnett Avenue Louisville, KY 40210	(10)	Provider of Metal-Based Laminates
			Secured Debt	(9)	8/16/2021		12.74%	SF+	8.00%	3.00%	8/16/2026		4,133	4,083	3,316	0.1%

Logix Acquisition Company, LLC 2950 N Loop W 10th Floor Houston, TX 77092	(10)	Competitive Local Exchange Carrier
			Secured Debt	(9) (17)	1/8/2018		12.25%	P+	4.25%		12/22/2024		24,809	24,809	19,739	0.7%

Looking Glass Investments, LLC 316 E Silver Spring Drive, Suite 206 Milwaukee, WI 53217	(12) (13)	Specialty Consumer Finance
			Member Units		7/1/2015	3						2.6%		125	25	—%

Mako Steel, LP 5650 El Camino Real, Suite 100 Carlsbad, CA 92008	(10)	Self-Storage Design & Construction
			Secured Debt	(9) (25)	3/15/2021			SF+	7.50%		3/15/2026		—	(15)	—	—%
			Secured Debt	(9)	3/28/2024		12.00%	SF+	7.50%		3/15/2026		18,973	18,822	18,973	0.7%
														18,807	18,973	0.7%
Microbe Formulas, LLC 3750 E Pewter Falls Street, Suite 100 Meridian, ID 83642	(10)	Nutritional Supplements Provider
			Secured Debt	(9) (25)	4/4/2022			SF+	5.75%		4/3/2028		—	(39)	(39)	—%
			Secured Debt	(9)	11/20/2024		10.22%	SF+	5.75%		4/3/2028		11,135	10,985	11,135	0.4%
			Secured Debt	(9)	4/4/2022		10.21%	SF+	5.75%		4/3/2028		19,828	19,606	19,828	0.7%
														30,552	30,924	1.1%
Mini Melts of America, LLC 2540 Metropolitan Drive Trevose, PA 19053	(10)	Manufacturer and Distributor of Branded Premium Beaded Ice Cream
			Secured Debt	(9) (32)	11/30/2023		10.74%	SF+	6.25%		11/30/2028		575	541	575	—%
			Secured Debt	(9) (26)	11/30/2023		10.77%	SF+	6.25%		11/30/2028		1,315	1,288	1,315	—%
			Secured Debt	(9)	11/30/2023		9.76%	SF+	5.25%		11/30/2028		4,904	4,811	4,904	0.2%
			Secured Debt	(9)	11/30/2023		11.76%	SF+	7.25%		11/30/2028		4,904	4,807	4,904	0.2%
			Common Equity		11/30/2023	515,576						0.6%		516	430	—%
														11,963	12,128	0.4%
MonitorUS Holding, LLC 7th Floor 186 Shoreditch High Street London E1 6HU United Kingdom	(10) (13) (21)	SaaS Provider of Media Intelligence Services
			Secured Debt	(9)	5/24/2022		11.59%	SF+	7.00%		5/24/2027		4,101	4,065	3,907	0.1%
			Secured Debt	(9)	5/24/2022		11.59%	SF+	7.00%		5/24/2027		10,767	10,666	11,079	0.4%
			Secured Debt	(9)	5/24/2022		11.59%	SF+	7.00%		5/24/2027		18,103	17,943	18,103	0.6%
			Unsecured Debt		11/14/2023		8.00%			8.00%	3/31/2025		114	114	114	—%
			Unsecured Debt		3/15/2024		8.00%			8.00%	6/30/2025		54	54	54	—%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

			Unsecured Debt		9/25/2024		8.00%			8.00%	12/21/2025		107	107	107	—%
			Common Stock		8/30/2022	44,445,814						0.6%		889	796	—%
														33,838	34,160	1.2%
NinjaTrader, LLC 222 N LaSalle Street, Suite 1450 Chicago, IL 60601	(10)	Operator of Futures Trading Platform
			Secured Debt	(9) (25)	12/18/2019			SF+	6.50%		12/18/2026		—	(6)	(6)	—%
			Secured Debt	(9)	12/18/2019		11.24%	SF+	6.50%		12/18/2026		28,243	28,016	28,243	1.0%
														28,010	28,237	1.0%
Obra Capital, Inc. 437 Madison Avenue, 26th Floor New York, NY 10022	(10)	Provider of Asset Management Services Specialized in Insurance-Linked Strategies
			Secured Debt	(9) (25)	6/21/2024			SF+	7.50%		12/21/2028		—	(4)	(4)	—%
			Secured Debt	(9)	6/21/2024		11.97%	SF+	7.50%		6/21/2029		26,352	25,653	25,884	0.9%
														25,649	25,880	0.9%
OnPoint Industrial Services, LLC 906 West 13th Street Deer Park, TX 77536	(10)	Environmental & Facilities Services
			Secured Debt	(9)	12/18/2024		11.35%	SF+	7.00%		11/16/2027		1,400	1,386	1,386	—%
			Secured Debt	(9)	4/1/2024		11.33%	SF+	7.00%		11/16/2027		3,880	3,850	3,850	0.1%
														5,236	5,236	0.2%
Ospemifene Royalty Sub LLC 777 East Eisenhower Parkway, Suite 100 Ann Arbor, MI 48108	(10)	Estrogen-Deficiency Drug Manufacturer and Distributor
			Secured Debt	(14)	7/8/2013						11/15/2026		4,398	4,398	12	—%

Peaches Holding Corporation 1209 Orange Street Wilmington, DE 19801		Wholesale Provider of Consumer Packaging Solutions
			Common Equity		5/22/2024	3,226						3.0%		7,221	4,540	0.2%

Power System Solutions 7300 State Hwy 121, Suite 300 McKinney, TX 75070	(10)	Backup Power Generation
			Secured Debt	(9) (25)	6/7/2023			SF+	6.50%		6/7/2028		—	(63)	(63)	—%
			Secured Debt	(9)	6/7/2023		10.86%	SF+	6.50%		6/7/2028		6,124	5,988	6,124	0.2%
			Secured Debt	(9)	6/7/2023		10.90%	SF+	6.50%		6/7/2028		18,233	17,858	18,233	0.7%
			Common Equity		6/7/2023	1,234						1.7%		1,234	3,800	0.1%
														25,017	28,094	1.0%
PrimeFlight Aviation Services 3 Sugar Creek Center Boulevard, Suite 450 Sugar Land, TX 77478	(10)	Air Freight & Logistics
			Secured Debt	(9)	5/1/2023		10.58%	SF+	5.50%		5/1/2029		7,880	7,668	7,880	0.3%
			Secured Debt	(9)	9/7/2023		9.83%	SF+	5.50%		5/1/2029		752	730	752	—%
			Secured Debt	(9)	1/30/2024		9.83%	SF+	5.50%		5/1/2029		756	740	756	—%
			Secured Debt	(9)	6/28/2024		9.58%	SF+	5.25%		5/1/2029		859	848	859	—%
														9,986	10,247	0.4%
PTL US Bidco, Inc Atholl House 51 Melville Street Edinburgh EH3 7HL	(10) (13) (21)	Manufacturers of Equipment, Including Drilling Rigs and Equipment, and Providers of Supplies and Services to Companies Involved in the Drilling, Evaluation and Completion of Oil and Gas Wells
			Secured Debt	(9)	8/19/2022		13.03%	SF+	8.25%		8/19/2027		6,838	6,739	6,769	0.2%
			Secured Debt	(9)	8/19/2022		13.03%	SF+	8.25%		8/19/2027		17,811	17,615	17,631	0.6%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

														24,354	24,400	0.9%
Purge Rite, LLC 13802 N Hwy 75 Willis, TX 77378	(10)	HVAC Flushing and Filtration Services
			Preferred Equity		10/2/2023	32,813						9.5%		3,248	3,248	0.1%
			Common Equity		4/1/2024	32,813						2.5%		33	2,060	0.1%
														3,281	5,308	0.2%
Richardson Sales Solutions 2001 Market Street, Suite 2850 Philadelphia, PA 19103	(10)	Business Services
			Secured Debt	(9) (32)	8/24/2023		11.22%	SF+	6.75%		8/24/2028		3,517	3,443	3,517	0.1%
			Secured Debt	(9)	8/24/2023		11.38%	SF+	6.75%		8/24/2028		34,046	33,201	34,046	1.2%
			Secured Debt	(9)	9/10/2024		11.43%	SF+	6.75%		8/24/2028		22,101	21,694	22,101	0.8%
														58,338	59,664	2.1%
Roof Opco, LLC 1209 N Avenue, Suite 13 Plano, TX 75074	(10)	Residential Re-Roofing/Repair
			Secured Debt	(9) (25)	8/27/2021			SF+	8.00%		8/27/2026		—	(5)	—	—%
			Secured Debt	(9)	8/27/2021		11.85%	SF+	7.00%		8/27/2026		3,376	3,335	3,071	0.1%
			Secured Debt	(9)	8/27/2021		13.85%	SF+	9.00%		8/27/2026		3,376	3,335	3,052	0.1%
														6,665	6,123	0.2%
Rug Doctor, LLC. 2201 West Plano Parkway, Suite 100 Plano, TX 75075	(10)	Carpet Cleaning Products and Machinery
			Secured Debt	(9)	7/16/2021		12.52%	SF+	8.00%	2.00%	11/16/2025		5,888	5,879	5,888	0.2%
			Secured Debt	(9)	7/16/2021		12.52%	SF+	8.00%	2.00%	11/16/2025		7,449	7,421	7,449	0.3%
														13,300	13,337	0.5%
South Coast Terminals Holdings, LLC 7401 Wallisville Road Houston, TX 77020	(10)	Specialty Toll Chemical Manufacturer
			Secured Debt	(9) (25)	8/8/2024			SF+	5.25%		8/8/2029		—	—	—	—%
			Secured Debt	(9)	8/8/2024		9.71%	SF+	5.25%		8/8/2029		53,320	52,939	53,320	1.9%
			Common Equity		12/10/2021	864						0.6%		864	885	—%
														53,803	54,205	1.9%
SPAU Holdings, LLC 1616 Stout St, Suite 200 Denver, CO 80202	(10)	Digital Photo Product Provider
			Secured Debt	(9) (25)	7/1/2022			SF+	7.50%		7/1/2027		—	(32)	—	—%
			Secured Debt	(9)	7/1/2022		11.98%	SF+	7.50%		7/1/2027		15,569	15,410	15,569	0.6%
			Common Stock		7/1/2022	638,710						1.6%		639	610	—%
														16,017	16,179	0.6%
Team Public Choices, LLC 3131 Camino del Rio North, Suite 650 San Diego, CA 92108	(11)	Home-Based Care Employment Service Provider
			Secured Debt		12/22/2020		9.65%	SF+	5.00%		12/18/2027		14,683	14,522	14,781	0.5%

TEC Services, LLC 8601 Robert Fulton Drive, Suite 110 Columbia, MD 21046	(10)	Provider of Janitorial Service for Food Retailers
			Secured Debt	(9) (25)	12/31/2024			SF+	5.75%		12/31/2029		—	(125)	(125)	—%
			Secured Debt	(9) (25)	12/31/2024			SF+	5.75%		12/31/2029		—	(94)	(94)	—%
			Secured Debt	(9)	12/31/2024		10.13%	SF+	5.75%		12/31/2029		42,333	41,709	41,709	1.5%
														41,490	41,490	1.5%
Tectonic Financial, LLC 16200 Dallas Parkway, Suite 190 Dallas, TX 75248		Financial Services Organization

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

			Common Stock	(8)	5/15/2017	200,000						2.8%		2,000	4,720	0.2%

Tex Tech Tennis, LLC 4448 West Lover Lane Dallas, TX 75209	(10)	Sporting Goods & Textiles
			Preferred Equity	(29)	7/7/2021	1,000,000						3.0%		1,000	2,290	0.1%

Titan Meter Midco Corp. 5825 North Sam Houston Parkway West, Suite 120 Houston, TX 77086	(10)	Value Added Distributor of a Variety of Metering and Measurement Products and Solutions to the Energy Industry
			Secured Debt	(9) (25)	3/11/2024			SF+	6.50%		3/11/2029		—	(105)	(105)	—%
			Secured Debt	(9)	3/11/2024		10.83%	SF+	6.50%		3/11/2029		33,927	32,937	33,927	1.2%
			Preferred Equity		3/11/2024	1,218,750	8.00%			8.00%		1.2%		1,219	1,400	0.1%
														34,051	35,222	1.3%
U.S. TelePacific Corp. 515 S Flower Street, 47th Floor Los Angeles, CA 90071	(11)	Provider of Communications and Managed Services
			Secured Debt	(9) (14)	6/1/2023		11.90%	SF+	7.40%	6.00%	5/2/2027		9,825	3,257	3,910	0.1%
			Secured Debt	(14)	6/1/2023						5/2/2027		1,003	20	—	—%
														3,277	3,910	0.1%
UPS Intermediate, LLC 4460 Highway 225 Deer Park, TX 77536	(10)	Provider of Maintenance, Repair, and Overhaul Services for Industrial Equipment Serving the Refining, Chemical, Midstream, Renewables, Power, and Utilities End Markets
			Secured Debt	(9)	7/29/2024		10.36%	SF+	6.00%		7/27/2029		43,339	42,558	42,904	1.5%
			Common Equity		7/29/2024	1,443,299						1.6%		1,443	1,443	0.1%
														44,001	44,347	1.6%
UserZoom Technologies, Inc. 1484 Pollard Road, Suite 271 Los Gatos, CA 95032	(10)	Provider of User Experience Research Automation Software
			Secured Debt	(9)	1/11/2023		12.75%	SF+	7.50%		4/5/2029		4,000	3,918	4,000	0.1%

Veregy Consolidated, Inc. 23325 North 23rd Avenue, Suite 120 Phoenix, AZ 85027	(11)	Energy Service Company
			Secured Debt	(9) (25)	11/9/2020			SF+	5.25%		11/3/2025		—	(185)	(185)	—%
			Secured Debt	(9)	11/9/2020		10.85%	SF+	6.00%		11/3/2027		17,659	17,475	17,681	0.6%
														17,290	17,496	0.6%
Vistar Media, Inc. 149 5th Avenue 6th Floor New York, NY 10011	(10)	Operator of Digital Out-of-Home Advertising Platform
			Preferred Stock		4/3/2019	70,207						22.5%		767	4,676	0.2%

Vitesse Systems 37955 Central Court Newark, CA 94560	(10)	Component Manufacturing and Machining Platform
			Secured Debt		12/22/2023		11.55%	SF+	7.00%		12/22/2028		5,795	5,673	5,795	0.2%
			Secured Debt	(9)	12/22/2023		11.47%	SF+	7.00%		12/22/2028		42,075	41,245	42,075	1.5%
														46,918	47,870	1.7%
VORTEQ Coil Finishers, LLC 135 Alleghany Avenue, Suite A Oakmont, PA 15139	(10)	Specialty Coating of Aluminum and Light-Gauge Steel
			Common Equity	(8)	11/30/2021	1,038,462						3.6%		1,038	2,640	0.1%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

Wall Street Prep, Inc. 1330 Beacon Street Brookline, MA 02446	(10)	Financial Training Services
			Secured Debt	(9) (25)	7/19/2021			SF+	7.00%		7/19/2026		—	(2)	(2)	—%
			Secured Debt	(9)	7/19/2021		11.74%	SF+	7.00%		7/19/2026		1,759	1,748	1,759	0.1%
			Common Stock		7/19/2021	400,000						0.7%		400	1,210	—%
														2,146	2,967	0.1%
Watterson Brands, LLC 1700 E Golf Road Suite 500 Schaumburg, IL 60173	(10)	Facility Management Services
			Secured Debt		12/17/2021		12.00%			4.00%	12/17/2026		2,270	2,251	2,142	0.1%
			Secured Debt		12/17/2021		12.00%			4.00%	12/17/2026		392	377	369	—%
			Secured Debt		12/17/2021		12.00%			4.00%	12/17/2026		16,135	16,036	15,227	0.5%
			Secured Debt		12/17/2021		12.00%			4.00%	12/17/2026		12,906	12,826	12,180	0.4%
														31,490	29,918	1.1%
West Star Aviation Acquisition, LLC 2 Airline Court East Alton, IL 62024	(10)	Aircraft, Aircraft Engine and Engine Parts
			Secured Debt	(9) (26)	3/1/2022		9.47%	SF+	5.00%		3/1/2028		2,381	2,348	2,381	0.1%
			Secured Debt	(9)	3/1/2022		9.60%	SF+	5.00%		3/1/2028		10,550	10,428	10,550	0.4%
			Secured Debt	(9)	11/3/2023		9.60%	SF+	5.00%		3/1/2028		5,250	5,166	5,250	0.2%
			Common Stock	(8)	3/1/2022	1,541,400						0.7%		1,541	4,920	0.2%
														19,483	23,101	0.8%
Winter Services LLC 2100 S 116th Street West Allis, WI 53227	(10)	Provider of Snow Removal and Ice Management Services
			Secured Debt	(9) (32)	11/19/2021		12.81%	SF+	8.00%		11/19/2026		2,200	2,161	2,138	0.1%
			Secured Debt	(9)	11/19/2021		12.85%	SF+	8.00%		11/19/2026		1,874	1,856	1,821	0.1%
			Secured Debt	(9)	1/16/2024		11.85%	SF+	7.00%		11/19/2026		7,240	7,131	7,035	0.3%
			Secured Debt	(9)	1/16/2024		13.85%	SF+	9.00%		11/19/2026		7,240	7,131	7,035	0.3%
														18,279	18,029	0.6%
Xenon Arc, Inc. 10500 NE 8th Street Suite 1250 Bellevue, WA 98004	(10)	Tech-enabled Distribution Services to Chemicals and Food Ingredients Primary Producers
			Secured Debt	(9)	12/17/2021		9.70%	SF+	5.25%		12/20/2028		23,814	23,549	23,814	0.9%
			Secured Debt	(9)	12/17/2021		9.98%	SF+	5.25%		12/20/2028		37,442	37,063	37,442	1.3%
														60,612	61,256	2.2%
YS Garments, LLC 15730 S Figueroa Street Gardena, CA 90248	(11)	Designer and Provider of Branded Activewear
			Secured Debt	(9) (26)	8/22/2018		12.25%	SF+	7.50%		8/9/2026		10,892	10,739	9,949	0.4%

Zips Car Wash, LLC 1400 W Markham Street, Suite 100 Little Rock, AR 72201	(10)	Express Car Wash Operator
			Secured Debt	(9)	2/11/2022		11.91%	SF+	7.25%	11.91%	12/31/2024		18,023	18,023	14,852	0.5%
			Secured Debt	(9)	2/11/2022		11.91%	SF+	7.25%	11.91%	12/31/2024		4,518	4,518	3,723	0.1%
														22,541	18,575	0.7%
ZRG Partners, LLC 365 W Passaic Street Rochelle Park, NJ 07662	(10)	Talent Advisory Services Provider
			Secured Debt	(9)	6/14/2024		12.50%	P+	5.00%		6/14/2029		695	509	695	—%
			Secured Debt	(9)	6/14/2024		10.74%	SF+	6.00%		6/14/2029		4,158	3,956	4,158	0.1%
			Secured Debt	(9)	6/14/2024		10.28%	SF+	6.00%		6/14/2029		6,568	6,447	6,568	0.2%

Portfolio Company (1) (20)	Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

		Secured Debt	(9)	6/14/2024		10.66%	SF+	6.00%		6/14/2029		47,050	46,185	47,050	1.7%
													57,097	58,471	2.1%
Subtotal Non-Control/Non-Affiliate Investments (71.4% of net assets at fair value)													$2,077,901	$1,997,981	71.4%
Total Portfolio Investments, December 31, 2024 (176.3% of net assets at fair value)													$4,237,312	$4,932,669	176.3%

Money market funds (included in cash and cash equivalents)
Dreyfus Government Cash Management (36)													$3,400	$3,400	0.1%
Fidelity Government Fund (32)													1,526	1,526	0.1%
Fidelity Treasury (31)													1,548	1,548	0.1%
Total money market funds													$6,474	$6,474	0.2%
___________________________
(1)All investments are Lower Middle Market portfolio investments, unless otherwise noted. See Note C to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for a description of Lower Middle Market portfolio investments. All of the Company’s investments, unless otherwise noted, are encumbered either as security for the Company’s multi-year revolving credit facility (the “Corporate Facility”), special purpose vehicle revolving credit facility (the “SPV Facility” and, together with the Corporate Facility, the “Credit Facilities”) or in support of the SBA-guaranteed debentures issued by the Funds.
(2)Debt investments are income producing, unless otherwise noted by footnote (14), as described below. Equity and warrants are non-income producing, unless otherwise noted by footnote (8), as described below.
(3)See Note C to our consolidated financial statements and Schedule 12-14 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for a summary of geographic location of portfolio companies.
(4)Principal is net of repayments. Cost is net of repayments and accumulated unearned income. Negative cost is the result of the capitalized discount being greater than the principal amount outstanding on the loan.
(5)Control investments are defined by the 1940 Act as investments in which more than 25% of the voting securities are owned or where the ability to nominate greater than 50% of the board representation is maintained.
(6)Affiliate investments are defined by the 1940 Act as investments in which between 5% and 25% (inclusive) of the voting securities are owned and the investments are not classified as Control investments.
(7)Non-Control/Non-Affiliate investments are defined by the 1940 Act as investments that are neither Control investments nor Affiliate investments.
(8)Income producing through dividends or distributions.
(9)Index based floating interest rate is subject to contractual minimum interest rate. As noted in this schedule, 95% of the loans (based on the par amount) contain Term SOFR (“SOFR”) floors which range between 0.50% and 5.25%, with a weighted-average floor of 1.32%.
(10)Private Loan portfolio investment. See Note C to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for a description of Private Loan portfolio investments.
(11)Middle Market portfolio investment. See Note C to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for a description of Middle Market portfolio investments.
(12)Other Portfolio investment. See Note C to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for a description of Other Portfolio investments.
(13)Investment is not a qualifying asset as defined under Section 55(a) of the 1940 Act. Qualifying assets must represent at least 70% of total assets at the time of acquisition of any additional non-qualifying assets.
(14)Non-accrual and non-income producing debt investment.
(15)All of the Company’s portfolio investments are generally subject to restrictions on resale as “restricted securities.”

(16)External Investment Manager. Investment is not encumbered as security for the Company’s Credit Facilities or in support of the SBA-guaranteed debentures issued by the Funds.
(17)Maturity date is under on-going negotiations with the portfolio company and other lenders, if applicable.
(18)Investment fair value was determined using significant unobservable inputs, unless otherwise noted. See Note C to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for further discussion.
(19)Investments may have a portion, or all, of their income received from PIK interest or dividends. PIK interest income and cumulative dividend income represent income not paid currently in cash. The difference between the Total Rate and PIK Rate represents the cash rate as of December 31, 2024.
(20)All portfolio company headquarters are based in the United States, unless otherwise noted.
(21)Portfolio company headquarters are located outside of the United States.
(22)The Company has entered into an intercreditor agreement that entitles the Company to the “last out” tranche of the first lien secured loans, whereby the “first out” tranche will receive priority as to the “last out” tranche with respect to payments of principal, interest, and any other amounts due thereunder. Therefore, the Company receives a higher interest rate than the contractual stated interest rate of SOFR+7.00% (Floor 1.50%) per the credit agreement and the Consolidated Schedule of Investments above reflects such higher rate.
(23)The Company has entered into an intercreditor agreement that entitles the Company to the “last out” tranche of the first lien secured loans, whereby the “first out” tranche will receive priority as to the “last out” tranche with respect to payments of principal, interest, and any other amounts due thereunder. Therefore, the Company receives a higher interest rate than the contractual stated interest rate of 11.75% per the credit agreement and the Consolidated Schedule of Investments above reflects such higher rate.
(24)Investment date represents the date of initial investment in the security position.
(25)The position is unfunded and no interest income is being earned as of December 31, 2024. The position may earn a nominal unused facility fee on committed amounts.
(26)Each new draw or funding on the facility has a different floating rate reset date. The rate presented represents a weighted-average rate for borrowings under the facility, as of December 31, 2024.
(27)Warrants are presented in equivalent shares/units with a strike price of $0.01 per share/unit.
(28)A majority of the variable rate loans in the Company’s Investment Portfolio (defined below) bear interest at a rate that may be determined by reference to either SOFR (“SF”) or an alternate Base Rate (commonly based on the Federal Funds Rate or the Prime Rate (“P”)), which typically resets every one, three, or six months at the borrower’s option. SOFR based contracts may include a credit spread adjustment (the “Adjustment”) that is charged in addition to the stated spread. The Adjustment is applied when the SOFR rate, plus the Adjustment, exceeds the stated floor rate, as applicable. As of December 31, 2024, SOFR based contracts in the portfolio had Adjustments ranging from 0.10% to 0.26%.
(29)Shares/Units represent ownership in a related Real Estate or HoldCo entity.
(30)Investment is not unitized. Presentation is made in percent of fully diluted ownership unless otherwise indicated.
(31)Effective yield as of December 31, 2024 was approximately 4.10% on the Fidelity Treasury.
(32)RLOC facility permits the borrower to make an interest rate election regarding the base rate on each draw under the facility. The rate presented represents a weighted-average rate for borrowings under the facility, as of December 31, 2024.
(33)Index based floating interest rate is subject to contractual maximum base rate of 3.00%.
(34)Index based floating interest rate is subject to contractual maximum base rate of 1.50%.
(35)Warrants are presented in equivalent shares/units with a strike price of $1.00 per share/unit.
(36)Effective yield as of December 31, 2024 was approximately 4.43% on the Dreyfus Government Cash Management.
(37)Effective yield as of December 31, 2024 was approximately 4.14% on the Fidelity Government Fund.
(38)Percent of class held is presented for equity investments only. Unless otherwise noted, for any warrants, convertible or preferred equity instruments, the percent of class represents the percent of its equity class in the portfolio company.

SENIOR SECURITIES
Information about our senior securities as of the end of the last ten fiscal years is shown in “Note E — Debt” in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and is incorporated by reference into this prospectus in its entirety. The senior securities table has been audited by Grant Thornton LLP, an independent registered public accounting firm whose reports thereon are incorporated by reference in this prospectus. The information about our senior securities should be read in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report on Form 10-K filed with the SEC.
BUSINESS
The information contained under the caption “Item 1. Business” of our most recent Annual Report on Form 10-K is incorporated by reference herein.
MANAGEMENT
The information contained under the captions “Election of Directors”, “Corporate Governance” and “Officers” in our most recent Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders and “Item 1. Business” of our most recent Annual Report on Form 10-K is incorporated by reference herein.
PORTFOLIO MANAGEMENT
Our management’s investment committee has oversight over all aspects of our investment processes. The current members of the investment committee are Dwayne L. Hyzak, our Chief Executive Officer, David Magdol, our President and Chief Investment Officer, and Vincent D. Foster, Chairman of our Board of Directors.
Vincent D. Foster, Dwayne L. Hyzak and David L. Magdol are primarily responsible for the day-to-day management of (i) four pooled investment vehicles, including us and MSC Income (each a BDC), with capital under management (which includes total assets and the undrawn portions of debt capital) of $6,447.3 million and $1,274.0 million, respectively, and two private fund clients of the External Investment Manager, with $232.8 million and $173.8 million of capital under management (which includes total assets and the undrawn portions of debt and equity capital), respectively, and (ii) two separately managed accounts, with a total of $57.4 million of capital under management, each of which is a client of the External Investment Manager. The pooled investment vehicles and other accounts for which Messrs. Foster, Hyzak and Magdol are primarily responsible had a combined aggregate of $8.2 billion of capital under management (which includes total assets and the undrawn portions of debt capital) as of December 31, 2024, $1.7 billion of which the External Investment Manager earns management fees and may earn incentive fees, or a carried interest, based on the performance of the capital managed (excluding the $6.4 billion of Main Street’s capital under management as we are internally managed and do not pay any external investment advisory fees). See “Risk Factors — Risks Related to Our Investment Management Activities” for a description of the material risks and conflicts associated with the External Investment Manager’s and our management’s provision of investment advisory services to MSC Income and other advisory clients.
Mr. Foster serves Main Street as a non-employee director and, in connection with such service, receives an annual cash retainer from us, as well as equity awards under Main Street’s 2022 Non-Employee Director Restricted Stock Plan, subject to forfeiture provisions. Mr. Foster may also defer receipt of some or all of his cash compensation under Main Street’s Deferred Compensation Plan, subject to certain limitations.
As executive officers of Main Street, Messrs. Hyzak and Magdol receive compensation comprised of a base salary, annual cash bonuses, long-term equity compensation pursuant to Main Street’s 2022 Equity and Incentive Plan, and other benefits as detailed under the captions “Compensation Discussion and Analysis” and “Compensation of Executive Officers” in our most recent Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders. The annual cash bonuses are intended to reward individual performance on an annual basis and can therefore be variable from year to year based on our dividend performance as well as corporate and individual performance goals and other measures. Similarly, any long-term equity incentive awards granted to Messrs. Hyzak and Magdol are intended to motivate them by means of performance-related incentives to achieve long-range performance goals and are subject to vesting schedules.
Mr. Foster has served as a member of management’s investment committee since 2007. Mr. Hyzak has served as a member of management’s investment committee since 2013. Mr. Magdol has served as a member of management’s investment committee since 2011. For more information on Mr. Foster, Mr. Hyzak and Mr. Magdol, see their biographical information under the captions “Election of Directors” and “Officers” in our most recent Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The information contained under the caption “Certain Relationships and Related Transactions” in our most recent Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders is incorporated by reference herein.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS
The information contained under the caption “Security Ownership of Certain Beneficial Owners and Management” in our most recent Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders is incorporated by reference herein.
SALES OF COMMON STOCK BELOW NET ASSET VALUE
Our stockholders have in the past and may again approve our ability to sell shares of our common stock below our then current NAV per share in one or more public offerings of our common stock. In such an approval, our stockholders may not specify a maximum discount below NAV at which we are able to issue our common stock. We do not currently intend to issue shares of our common stock below NAV unless approved by our stockholders and our Board of Directors determines that it would be in our stockholders’ best interests to do so.
In order to sell shares below NAV in one or more public offerings of our common stock:
•stockholders must have approved a sale below NAV per share within the one-year period immediately prior to any such sale;
•a majority of our directors who have no financial interest in the issuance and sale and a majority of our directors who are not interested persons of the Company must have determined that any such sale would be in the best interests of the Company and its stockholders; and
•a majority of our directors who have no financial interest in the issuance and sale, and a majority of our directors who are not interested persons of the Company, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, must have determined in good faith that the price at which such securities are to be issued and sold is not less than a price which closely approximates the market value of those securities, less any distributing commission or discount.
For stockholders to approve our ability to sell shares of our common stock below our then current NAV per share, such proposal must be approved by (1) a majority of the outstanding shares of our common stock (as defined in the 1940 Act); and (2) a majority of the outstanding shares of our common stock that are not held by affiliated persons of the Company at a meeting duly called at which a quorum is present.
We are also permitted to sell shares of common stock below NAV per share in rights offerings. Any offering of common stock below NAV per share will be designed to raise capital for investment in accordance with our investment objectives and business strategies.
In making a determination that an offering of common stock below NAV per share is in our and our stockholders’ best interests, our Board of Directors would consider a variety of factors including:
•The effect that an offering below NAV per share would have on our stockholders, including the potential dilution they would experience as a result of the offering;
•The amount per share by which the offering price per share and the net proceeds per share are less than the most recently determined NAV per share;
•The relationship of recent market prices of our common stock to NAV per share and the potential impact of the offering on the market price per share of our common stock;
•Whether the proposed offering price would closely approximate the market value of our shares;
•The potential market impact of being able to raise capital in the then-current financial market;
•The nature of any new investors anticipated to acquire shares in the offering;
•The anticipated rate of return on and quality, type and availability of investments to be funded with the proceeds from the offering, if any; and
•The leverage available to us, both before and after any offering, and the terms thereof.
We did not seek stockholder authorization to issue common stock at a price below net asset value per share at our 2024 annual meeting of stockholders, and we are not expecting to seek such approval at our 2025 annual meeting of stockholders, because our common stock price per share has been trading significantly above the current net asset value per share of our common stock, but we may seek such authorization at future annual meetings or special meetings of stockholders.
Sales by us of our common stock at a discount from NAV pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering.
The following three headings and accompanying tables will explain and provide hypothetical examples on the impact of an offering at a price less than NAV per share on three different sets of investors:
•existing stockholders who do not purchase any shares in the offering;

•existing stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering; and
•new investors who become stockholders by purchasing shares in the offering.
Impact on Existing Stockholders Who Do Not Participate in the Offering
Our existing stockholders who do not participate, or who are not given the opportunity to participate, in an offering at a price below NAV per share or who do not buy additional shares in the secondary market at the same or lower price we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate dilution in the NAV of the shares they hold. Stockholders who do not participate in the offering will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets and voting interests due to the offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discount to NAV increases.
The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in four different hypothetical common stock offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.
The examples assume that Company XYZ has 1,000,000 common shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. Based on these assumptions, the current NAV and NAV per share thus would be $10,000,000 and $10.00, respectively. The table below illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commissions (a 5% discount from NAV); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV); (3) an offering of 250,000 shares (25% of the outstanding shares) at $8.00 per share after offering expenses and commissions (a 20% discount from NAV); and (4) an offering of 250,000 shares (25% of the outstanding shares) at $0.01 per share after offering expenses and commissions (a 100% discount from NAV). The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV.

		Example 1 5% Offering At 5% Discount		Example 2 10% Offering At 10% Discount		Example 3 25% Offering At 20% Discount		Example 4 25% Offering At 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public(1)	—	$10.00	—	$9.47	—	$8.42	—	$0.01	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—	$0.01	—
Increase in Shares and Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.60	(4.00)%	$8.00	(20.00)%
Dilution to Nonparticipating Shareholder A
Share Dilution
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—	10,000	—
Percentage Outstanding Held by Stockholder A	1.00%	0.95%	(4.76)%	0.91%	(9.09)%	0.80%	(16.67)%	0.80%	(20.00)%
NAV Dilution
Total NAV Held by Stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$96,000	(4.00)%	$80,000	(20.00)%
Total Investment by Stockholder A (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$(200)	—	$(900)	—	$(4,000)	—	$(20,000)	—
NAV Dilution per Share
NAV per Share Held by Stockholder A	—	$9.98	—	$9.91	—	$9.60	—	$8.00	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—	$10.00	—

		Example 1 5% Offering At 5% Discount		Example 2 10% Offering At 10% Discount		Example 3 25% Offering At 20% Discount		Example 4 25% Offering At 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
NAV Dilution per Share Experienced by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.40)	—	$(2.00)	—
Percentage NAV Dilution Experienced by Stockholder A (NAV Dilution per Share Divided by Investment per Share)	—	—	(0.20)%	—	(0.90)%	—	(4.00)%	—	(20.00)%
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(1)Assumes 5% in selling compensation and expenses paid by us.
Impact on Existing Stockholders Who Do Participate in the Offering
Our existing stockholders who participate in an offering at a price below NAV per share or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of NAV dilution as the nonparticipating stockholders, although at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares immediately prior to the offering. The level of NAV dilution to such stockholders will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than their proportionate percentage will experience NAV dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience accretion in NAV over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets and voting interests due to the offering. The level of accretion will increase as the excess number of shares purchased by such stockholder increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience NAV dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and the level of discount to NAV increases.

The below examples assume that the issuer has 1,000,000 Shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. Based on these assumptions, the current NAV and NAV per share thus would be $10,000,000 and $10.00, respectively. The following chart illustrates the dilutive and accretive effect in the hypothetical 25% offering at a 20% discount from the prior chart (Example 3) for a stockholder that acquires shares equal to (1) 50% of its proportionate share of the offering (i.e., 1,250 shares, which is 0.5% of an offering of 250,000 shares rather than its 1.0% proportionate share) and (2) 150% of its proportional share of the offering (i.e., 3,750 shares, which is 1.5% of an offering of 250,000 shares rather than its 1.0% proportionate share). The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.

		50% Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public(1)	—	$8.42	—	$8.42	—
Net Proceeds per Share to Issuer	—	$8.00	—	$8.00	—
Increase in Shares and Decrease to NAV
Total Shares Outstanding	1,000,000	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.60	(4.00)%	$9.60	(4.00)%
Dilution/Accretion to Participating Shareholder A
Share Dilution/Accretion
Shares Held by Stockholder A	10,000	11,250	12.50%	13,750	37.50%
Percentage Outstanding Held by Stockholder A	1.00%	0.90%	(10.00)%	1.10%	10.00%
NAV Dilution/Accretion
Total NAV Held by Stockholder A	$100,000	$108,000	8.00%	$132,000	(0.90)%
Total Investment by Stockholder A (Assumed to be $10.00 per Share)	—	$110,525	—	$131,575	—
Total Dilution/Accretion to Stockholder A (Total NAV Less Total Investment)	—	$(2,525)	—	$425	—
NAV Dilution/Accretion per Share
NAV per Share Held by Stockholder A	—	$9.60	—	$9.60	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$9.82	(1.76)%	$9.57	(4.31)%
NAV Dilution/Accretion per Share Experienced by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.22)	—	$0.03	—
Percentage NAV Dilution/Accretion Experienced by Stockholder A (NAV Dilution/Accretion per Share Divided by Investment per Share)	—	—	(2.28)%	—	(0.90)%
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(1)Assumes 5% in selling compensation and expenses paid by us.
Impact on New Investors
The following examples illustrate the level of NAV dilution or accretion that would be experienced by a new stockholder in the Company in four different hypothetical share offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.
Investors who are not currently stockholders, but who participate in an offering below NAV per share and whose investment per share is greater than the resulting NAV per share due to selling compensation and expenses paid by us will experience an immediate decrease, albeit small, in the NAV of their shares and their NAV per share compared to the price they pay for their shares (Example 1 below). On the other hand, investors who are not currently stockholders, but who participate in an offering below NAV per share and whose investment per share is also less than the resulting NAV per share due to expenses and any commissions paid by us being significantly less than the discount per share, will experience an immediate increase in the NAV of their shares and their NAV per share compared to the price they pay for their shares (Examples 2, 3 and 4 below). These latter investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discount to NAV increases.
The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (1.00%) of the shares in the offering as Stockholder A in the prior examples held immediately prior to the offering. The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share.

		Example 1 5% Offering At 5% Discount		Example 2 10% Offering At 10% Discount		Example 3 25% Offering At 20% Discount		Example 4 25% Offering At 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public(1)	—	$10.00	—	$9.47	—	$8.42	—	$0.01	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—	$0.01	—
Increase in Shares and Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.60	(4.00)%	$8.00	(20.00)%
Dilution/Accretion to New Investor A
Share Dilution/Accretion
Shares Held by Investor A	—	500	—	10,000	—	10,000	—	10,000	—
Percentage Outstanding Held by Investor A	0.00%	0.05%	—	0.91%	(9.09)%	0.80%	(16.67)%	0.80%	(20.00)%
NAV Dilution/Accretion
Total NAV Held by Investor A	$100,000	$99,800	—	$99,100	(0.90)%	$96,000	(4.00)%	$80,000	(20.00)%
Total Investment by Investor A (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—	$100,000	—
Total Dilution/Accretion to Investor A (Total NAV Less Total Investment)	—	$(200)	—	$(900)	—	$(4,000)	—	$(20,000)	—
NAV Dilution/Accretion per Share
NAV per Share Held by Investor A	—	$9.98	—	$9.91	—	$9.60	—	$8.00	—
Investment per Share Held by Investor A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—	$10.00	—
NAV Dilution/Accretion per Share Experienced by Investor A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.40)	—	$(2.00)	—
Percentage NAV Dilution/Accretion Experienced by Investor A (NAV Dilution/Accretion per Share Divided by Investment per Share)	—	—	(0.20)%	—	(0.90)%	—	(4.00)%	—	(20.00)%
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(1)Assumes 5% in selling compensation and expenses paid by us.
DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN
We have adopted a dividend reinvestment and direct stock purchase plan (the “Plan”). The direct stock purchase feature of the Plan is designed to provide new investors and existing holders of our common stock with a convenient and economical method to purchase shares of our common stock and is described in more detail in a separate prospectus supplement. The dividend reinvestment feature of the Plan, or the dividend reinvestment plan, provides for the reinvestment of dividends on behalf of our registered stockholders who hold their shares with Equiniti Trust Company, LLC, the Plan Administrator and our transfer agent and registrar, or certain brokerage firms that have elected to participate in our dividend reinvestment plan, unless a stockholder has elected to receive dividends in cash. As a result, if we declare a cash dividend, our registered stockholders (or stockholders holding shares through participating brokerage firms) who have not properly “opted out” of the dividend reinvestment plan will have their cash dividend automatically reinvested into additional shares of our common stock.

No action will be required on the part of a registered stockholder to have their cash dividends reinvested in shares of our common stock. A registered stockholder may elect to receive an entire dividend in cash by notifying the Plan Administrator in writing so that such notice is received by the Plan Administrator no later than three business days before the payment date for a particular dividend to stockholders. The Plan Administrator will set up an account for shares acquired through the dividend reinvestment plan for each registered stockholder who has not elected to receive dividends in cash and hold such shares in non-certificated form. Upon request by a stockholder participating in the dividend reinvestment plan, the Plan Administrator will issue a certificate registered in the participant’s name for some of all of the whole shares of our common stock credited to a participant’s account. Those stockholders whose shares are held by a broker or other financial intermediary may receive dividends in cash by notifying their broker or other financial intermediary of their election.
The share requirements of the dividend reinvestment plan may be satisfied through the issuance of new shares of common stock or through open market purchases of common stock by the Plan Administrator. Newly-issued shares will be valued based upon the final closing price of our common stock reported by the NYSE on a valuation date determined for each dividend by our Board of Directors, subject to any discount rate (ranging from 0% to 5%, exclusive of any applicable fees we may pay on your behalf) as we shall determine in our sole discretion. Shares purchased in the open market to satisfy the dividend reinvestment plan requirements will be valued based upon the weighted-average price of the applicable shares purchased by the Plan Administrator, subject to any discount rate (ranging from 0% to 5%, exclusive of any applicable fees we may pay on your behalf) as we shall determine in our sole discretion, before any associated brokerage or other costs.
There will be no brokerage charges or other charges for dividend reinvestment to stockholders who participate in the dividend reinvestment plan. We will pay the Plan Administrator’s fees under the dividend reinvestment plan.
Stockholders who receive dividends in the form of stock generally are subject to the same federal, state and local tax consequences as are stockholders who elect to receive their dividends in cash. A stockholder’s basis for determining gain or loss upon the sale of stock received in a dividend from us will be equal to the total dollar amount of the dividend payable to the stockholder. Any stock received in a dividend will have a holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.
Participants may terminate their accounts under the dividend reinvestment plan by notifying the Plan Administrator via its website at www.equiniti.com by filling out the transaction request form located at the bottom of their statement and sending it to the Plan Administrator at 55 Challenger Road, Floor 2, Ridgefield Park, New Jersey 07660 or by calling the Plan Administrator at 1-800-937-5449.
We may amend, modify, suspend or terminate the Plan, including the dividend reinvestment plan, at any time in our sole discretion. Participants will receive written notice of any material amendment, modification, suspension or termination. All correspondence concerning the plan should be directed to the Plan Administrator by mail at 55 Challenger Road, Floor 2, Ridgefield Park, New Jersey 07660 or by telephone at 1-800-937-5449.
DESCRIPTION OF COMMON STOCK
The following description is based on relevant portions of the Maryland General Corporation Law and on our articles of incorporation and bylaws. This summary may not contain all of the information that is important to you, and we refer you to the Maryland General Corporation Law and our articles of incorporation and bylaws for a more detailed description of the provisions summarized below. We urge you to read the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you related to any shares of our common stock being offered.
Under the terms of our articles of incorporation, our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.01 per share. Set forth below is a chart describing the classes of our common stock outstanding as of February 26, 2025:

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by us or for Our Account	Amount Outstanding Exclusive of Amounts Shown Under (3)
Common Stock	150,000,000	—	88,556,229
Under our articles of incorporation, our Board of Directors is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock, and to cause the issuance of such shares, without obtaining stockholder approval. In addition, as permitted by the Maryland General Corporation Law, but subject to the 1940 Act, our articles of incorporation provide that the Board of Directors, without any action by our stockholders, may amend the articles of incorporation from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.

All shares of our common stock have equal voting rights and rights to earnings, assets and distributions, except as described below. When shares are issued, upon payment therefor, they will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board of Directors and declared by us out of assets legally available therefore. Shares of our common stock have no conversion, exchange, preemptive or redemption rights. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock will elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.
Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
Maryland law permits a Maryland corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our articles of incorporation contain such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.
Our articles of incorporation require us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in any such capacity, except with respect to any matter as to which such person shall have been finally adjudicated in any proceeding to be liable to us or our stockholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.
Our bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to a proceeding by reason of his or her service in any such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity, except with respect to any matter as to which such person shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in our best interest or to be liable to us or our stockholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office. Our bylaws also require that, to the maximum extent permitted by Maryland law, we may pay certain expenses incurred by any such indemnified person in advance of the final disposition of a proceeding.
Maryland law requires a corporation (unless its articles of incorporation provide otherwise, which our articles of incorporation do not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of his or her service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
In addition, we have entered into Indemnity Agreements with our directors and executive officers. The Indemnity Agreements generally provide that we will, to the extent specified in the agreements and to the fullest extent permitted by the 1940 Act and Maryland law as in effect on the day the agreement is executed, indemnify and advance expenses to each indemnitee that is, or is threatened to be made, a party to or a witness in any civil, criminal or administrative proceeding. We will indemnify the indemnitee against all expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred in connection with any such proceeding unless it is established that (i) the act or omission of the indemnitee was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the indemnitee actually received an improper personal benefit, or (iii) in the case of a criminal proceeding, the indemnitee had reasonable cause to believe his or her conduct was unlawful. Additionally, for so long as we are subject to the 1940 Act, no advancement of expenses will be made until (i) the indemnitee provides a security for his or her undertaking, (ii) we are insured against losses arising by reason of any lawful advances, or (iii) the majority of a quorum of our disinterested directors, or independent counsel in a written opinion, determines based on a review of readily available facts that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification. The Indemnity Agreements also provide that if the indemnification rights provided for therein are unavailable for any reason, we will pay, in the first instance, the entire amount incurred by the indemnitee in connection with any covered proceeding and waive and relinquish any right of contribution we may have against the indemnitee. The rights provided by the Indemnity Agreements are in addition to any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, our articles of incorporation, our bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment or repeal of the Indemnity Agreements will limit or restrict any right of the indemnitee in respect of any action taken or omitted by the indemnitee prior to such amendment or repeal. The Indemnity Agreements will terminate upon the later of (i) ten years after the date the indemnitee has ceased to serve as our director or officer, or (ii) one year after the final termination of any proceeding for which the indemnitee is granted rights of indemnification or advancement of expenses or which is brought by the indemnitee. The above description of the Indemnity Agreements is subject to, and is qualified in its entirety by reference to, all the provisions of the form of Indemnity Agreement. We have also entered into agreements similar to the form of Indemnity Agreement with certain of our non-officer and non-director employees and agents serving as officers, managers, directors and in other similar roles of certain of our subsidiaries and portfolio companies at our request.
We have obtained primary and excess insurance policies insuring our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.
Provisions of the Maryland General Corporation Law and Our Articles of Incorporation and Bylaws
The Maryland General Corporation Law and our articles of incorporation and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Election of Directors
Our bylaws provide that in uncontested elections, directors are elected by a majority of the votes cast in the election of directors, such that a nominee for director will be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. In a contested election (i.e., the number of nominees exceeds the number of directors to be elected), directors would be elected by a plurality of the votes cast in such election. Pursuant to our corporate governance guidelines, incumbent directors must agree to tender their resignation if they fail to receive the required number of votes for re-election in a case where a majority voting standard is applied, and in such event the Nominating and Corporate Governance Committee of our Board of Directors will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board of Directors. These procedures are described in more detail in our Corporate Governance and Stock Ownership Guidelines, which are available at www.mainstcapital.com under “Governance — Governance Documents” in the “Investors” section of our website. Pursuant to our articles of incorporation and bylaws, our Board of Directors may amend the bylaws to alter the vote required to elect directors.
Number of Directors; Vacancies; Removal
Our articles of incorporation provide that the number of directors will be set only by the Board of Directors in accordance with our bylaws. Our bylaws provide that a majority of our entire Board of Directors may at any time increase or decrease the number of directors. However, unless the bylaws are amended, the number of directors may never be less than one or more than twelve. We have elected to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the Board of Directors. Accordingly, at such time, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act. Our stockholders may remove a director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors.
Action by Stockholders

Under the Maryland General Corporation Law, stockholder action may be taken only at an annual or special meeting of stockholders or by unanimous consent in lieu of a meeting (unless the articles of incorporation provide for stockholder action by less than unanimous written consent, which our articles of incorporation do not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the Board of Directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board of Directors or (3) provided that the Board of Directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board of Directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board of Directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Calling of Special Meeting of Stockholders
Our bylaws provide that special meetings of stockholders may be called by our Board of Directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders shall be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all of the votes entitled to be cast at such meeting.
Approval of Extraordinary Corporate Action; Amendment of Articles of Incorporation and Bylaws
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its articles of incorporation, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its articles of incorporation for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our articles of incorporation generally provide for approval of amendments to our articles of incorporation and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our articles of incorporation also provide that certain amendments and any proposal for our conversion, whether by merger or otherwise, from a closed-end company to an open-end company or any proposal for our liquidation or dissolution requires the approval of the stockholders entitled to cast at least 75% of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by at least 75% of our continuing directors (in addition to approval by our Board of Directors), such amendment or proposal may be approved by the stockholders entitled to cast a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our articles of incorporation as our current directors, as well as those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of the continuing directors then on the Board of Directors.
Our articles of incorporation and bylaws provide that the Board of Directors has the exclusive power to make, alter, amend or repeal any provision of our bylaws.
No Appraisal Rights
Except with respect to appraisal rights that may arise in connection with the Maryland Control Share Acquisition Act, or Control Share Act, discussed below, as permitted by the Maryland General Corporation Law, our articles of incorporation provide that stockholders will not be entitled to exercise appraisal rights.
Control Share Acquisitions
The Control Share Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
•one-tenth or more but less than one-third;
•one-third or more but less than a majority; or
•a majority or more of all voting power.
The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The Control Share Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation.
We are not currently subject to the Control Share Act since our bylaws contain a provision exempting from the Control Share Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be otherwise amended or eliminated at any time in the future. Notwithstanding the foregoing, at least one United States District Court has held that opting into the Control Share Act conflicts with Section 18(i) of the 1940 Act, made applicable to BDCs by Section 61 thereunder. While the same holding may not apply to a BDC that is subject to the Control Share Act unless it opts out, we will amend our bylaws to be subject to the Control Share Act only if the Board of Directors determines that doing so is consistent with Section 18(i) of the 1940 Act and it would be in our best interests in light of (1) our Board of Directors’ fiduciary obligations to us, (2) applicable federal and state law provisions and (3) the particular facts and circumstances surrounding our Board of Directors’ action.
Business Combinations
Under the Maryland Business Combination Act, or the Business Combination Act, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•any person who, directly or indirectly, beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or
•an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the corporation.
A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which such stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.
These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our Board of Directors has adopted a resolution exempting any business combination between us and any other person from the provisions of the Business Combination Act, provided that the business combination is first approved by the Board of Directors, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution, however, may be altered or repealed in whole or in part at any time. If these resolutions are repealed, or the Board of Directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Conflict with 1940 Act
Our bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, or any provision of our articles of incorporation or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.
DESCRIPTION OF PREFERRED STOCK
Our articles of incorporation authorize our Board of Directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the Board of Directors is required by Maryland law and by our articles of incorporation to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our securities or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our securities and before any purchase of securities is made, such preferred stock together with all other senior securities must not exceed an amount equal to 66-2/3% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a business development company. Further, the 1940 Act requires that any distributions we make on preferred stock be cumulative. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.
For any class or series of preferred stock that we may issue, our Board of Directors will determine and the articles supplementary and the prospectus supplement relating to such class or series will describe:
•the designation and number of shares of such class or series;
•the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such class or series, as well as whether such dividends are participating or non-participating;
•any provisions relating to convertibility or exchangeability of the shares of such class or series, including adjustments to the conversion price of such class or series;
•the rights and preferences, if any, of holders of shares of such class or series upon our liquidation, dissolution or winding up of our affairs;
•the voting powers, if any, of the holders of shares of such class or series;
•any provisions relating to the redemption of the shares of such class or series;
•any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such class or series are outstanding;
•any conditions or restrictions on our ability to issue additional shares of such class or series or other securities;
•if applicable, a discussion of certain U.S. federal income tax considerations; and
•any other relative powers, preferences and participating, optional or special rights of shares of such class or series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board of Directors, and all shares of each class or series of preferred stock will be identical and of equal rank except as to the dates from which cumulative dividends, if any, thereon will be cumulative. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any preferred stock being offered, as well as the complete articles supplementary that contain the terms of the applicable class or series of preferred stock.
DESCRIPTION OF OUR SUBSCRIPTION RIGHTS
We may issue subscription rights to our stockholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. Our common stockholders will indirectly bear the expenses of such subscription rights offerings, regardless of whether our common stockholders exercise any subscription rights.
The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:
•the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);
•the title of such subscription rights;
•the exercise price or a formula for the determination of the exercise price for such subscription rights;
•the number or a formula for the determination of the number of such subscription rights issued to each stockholder;
•the extent to which such subscription rights are transferable;
•if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
•the date on which the right to exercise such subscription rights would commence, and the date on which such rights shall expire (subject to any extension);
•the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;
•if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and
•any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.
Exercise of Subscription Rights
Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby or another report filed with the SEC. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void. We have not previously completed such an offering of subscription rights.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting or other arrangements, as set forth in the applicable prospectus supplement.
DESCRIPTION OF OUR DEBT SECURITIES
We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to the debt securities.
Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. A copy of the form of indenture is attached to the registration statement of which this prospectus is a part. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. See “Available Information” for information on how to obtain a copy of the indenture.
The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered including:
•the designation or title of the series of debt securities;
•the total principal amount of the series of debt securities;
•the percentage of the principal amount at which the series of debt securities will be offered;
•the date or dates on which principal will be payable;
•the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
•whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);
•the terms for redemption, extension or early repayment, if any;
•the currencies in which the series of debt securities are issued and payable;
•whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;
•the place or places of payment, transfer, conversion and/or exchange of the debt securities;
•the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);
•the provision for any sinking fund;
•any restrictive covenants;
•any Events of Default;
•whether the series of debt securities are issuable in certificated form;
•any provisions for defeasance or covenant defeasance;
•any special U.S. federal income tax implications, including, if applicable, U.S. federal income tax considerations relating to original issue discount;
•whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);
•any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
•whether the debt securities are subject to subordination and the terms of such subordination;
•whether the debt securities are secured and the terms of any security interests;
•the listing, if any, of the debt securities on a securities exchange; and
•any other terms of the debt securities.
The debt securities may be secured or unsecured obligations. Under the provisions of the 1940 Act, we are permitted, as a BDC, to issue debt only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 200% (or 150% if certain requirements are met) after each issuance of debt. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
General
The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.
The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.
We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk protection or similar protection.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series, unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Issuance of Securities in Registered Form
We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities only in book-entry form represented by global securities.
Book-Entry Holders
We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer to you in this “Description of Our Debt Securities,” we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
•how it handles securities payments and notices;
•whether it imposes fees or charges;
•how it would handle a request for the holders’ consent, if ever required;
•whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;
•how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee unless special termination situations arise. We describe those situations below under “Special Situations when a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
•An investor cannot cause the debt securities to be registered in his or her name and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.
•An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Issuance of Securities in Registered Form” above.
•An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.
•An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.
•The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.
•If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.
•An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee.
•DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.
•Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations when a Global Security will be Terminated
If a global security is terminated, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “Issuance of Securities in Registered Form” above.
The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the investors in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
We will pay interest (either in cash or by delivery of additional indenture securities, as applicable) to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Special Considerations for Global Securities.”
Payments on Certificated Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.
Alternatively, at our option, we may pay any cash interest that becomes due on the debt security by mailing a check to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the interest due date.
Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the applicable prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
Events of Default
You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.
The term “Event of Default” in respect of the debt securities of your series means any of the following:
•We do not pay the principal of, or any premium on, a debt security of the series within five days of its due date;
•We do not pay interest on a debt security of the series within 30 days of its due date;
•We do not deposit any sinking fund payment in respect of debt securities of the series within five days of its due date;
•We remain in breach of a covenant in respect of debt securities of the series (other than breaches described elsewhere in this list) for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of outstanding debt securities of the series;
•We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur;
•Any series of debt securities issued under the indenture has an asset coverage, as such term is defined in the 1940 Act, of less than 100 per centum on the last business day of each of twenty-four consecutive calendar months, giving effect to any exemptive relief granted to us by the SEC; or
•Any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium, interest or sinking or purchase fund installment, if it in good faith considers the withholding of notice to be in the interest of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may (and the trustee shall at the request of such holders) declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) all Events of Default have been cured or waived.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•You must give your trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured;
•The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;
•The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and
•The holders of a majority in principal amount of the outstanding debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.
However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:
•in respect of the payment of principal, any premium or interest or
•in respect of a covenant that cannot be modified or amended without the consent of each holder.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities or else specifying any default.
Merger or Consolidation
Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
•Where we merge out of existence or sell our assets, the resulting or transferee entity must agree to be legally responsible for our obligations under the debt securities;
•The merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;
•We must deliver certain certificates and documents to the trustee; and
•We must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.
Modification or Waiver
There are three types of changes we can make to the indenture and the debt securities issued thereunder.
Changes Requiring Your Approval
First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:
•change the stated maturity of the principal of, or interest on, a debt security or the terms of any sinking fund with respect to any security;
•reduce any amounts due on a debt security;
•reduce the amount of principal payable upon acceleration of the maturity of an original issue discount or indexed security following a default or upon the redemption thereof or the amount thereof provable in a bankruptcy proceeding;
•adversely affect any right of repayment at the holder’s option;
•change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;
•impair your right to sue for payment;
•adversely affect any right to convert or exchange a debt security in accordance with its terms;
•modify the subordination provisions in the indenture in a manner that is adverse to holders of the outstanding debt securities;

•reduce the percentage of holders of outstanding debt securities whose consent is needed to modify or amend the indenture;
•reduce the percentage of holders of outstanding debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults or reduce the percentage of holders of outstanding debt securities required to satisfy quorum or voting requirements at a meeting of holders;
•modify any other aspect of the provisions of the indenture dealing with supplemental indentures with the consent of holders, waiver of past defaults, or the waiver of certain covenants; and
•change any obligation we have to pay additional amounts.
Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities would require the following approval:
•If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of outstanding that series.
•If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount outstanding of all of the series affected by the change, with all affected series voting together as one class for this purpose.
In each case, the required approval must be given by written consent.
The holders of a majority in principal amount of a series of debt securities issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants applicable to that series of debt securities. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:
•For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.
•For debt securities whose principal amount is not known (for example, because it is based on an index), we will use the principal face amount at original issuance or a special rule for that debt security described in the prospectus supplement.
•For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.
Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we, any other obligor, or any affiliate of us or any obligor own such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance — Full Defeasance.”
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance

Under current U.S. federal tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If we achieved covenant defeasance and your debt securities were subordinated as described under “Indenture Provisions — Subordination” below, such subordination would not prevent the Trustee from applying due funds available to it from the deposit described in the first bullet below to the payment of amounts in respect of such debt securities. In order to achieve covenant defeasance, we must do the following:
•We must irrevocably deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments.
•We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit.
•We must deliver to the trustee a legal opinion of our counsel and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.
•Defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments.
•No default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.
•Satisfy the conditions for covenant defeasance contained in any supplemental indentures.
If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be such a shortfall. However, there is no assurance that we would have sufficient funds to make payment of the shortfall.
Full Defeasance
If there is a change in U.S. federal tax law or we obtain an IRS ruling, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
•We must irrevocably deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments.
•We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.
•We must deliver to the trustee a legal opinion of our counsel and officers’ certificate stating that all conditions precedent to defeasance have been complied with.
•Defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any of our other material agreements or instruments.
•No default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.
•Satisfy the conditions for full defeasance contained in any supplemental indentures.
If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If your debt securities were subordinated as described below under “Indenture Provisions — Subordination,” such subordination would not prevent the Trustee from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such debt securities.

Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
•only in fully registered certificated form,
•without interest coupons, and
•unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.
Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination of each resulting debt security is greater than the minimum denomination for such securities.
Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions — Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any, on) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Designated Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any, on) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Designated Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities, upon our dissolution, winding up, liquidation or reorganization before all Designated Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Designated Senior Indebtedness or on their behalf for application to the payment of all the Designated Senior Indebtedness remaining unpaid until all the Designated Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Designated Senior Indebtedness. Subject to the payment in full of all Designated Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Designated Senior Indebtedness to the extent of payments made to the holders of the Designated Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities or the holders of any indenture securities that are not Designated Senior Indebtedness. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

Designated Senior Indebtedness is defined in the indenture as the principal of (and premium, if any, on) and unpaid interest on:
•our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed, that we have designated as “Designated Senior Indebtedness” for purposes of the indenture and in accordance with the terms of the indenture (including any indenture securities designated as Designated Senior Indebtedness), and
•renewals, extensions, modifications and refinancings of any of this indebtedness.
If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Designated Senior Indebtedness and of our other indebtedness outstanding as of a recent date.
Secured Indebtedness
Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. In the event of a distribution of our assets upon our insolvency, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.
The Trustee under the Indenture
The Bank of New York Mellon Trust Company, N.A. will serve as the trustee under the indenture.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in our shares. This summary does not purport to be a complete description of the U.S. federal income tax considerations applicable to such an investment. For example, we have not described tax consequences that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, pension plans and trusts, and financial institutions. This summary assumes that investors hold our common stock as capital assets (within the meaning of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service (“IRS”) regarding this offering. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.
If we issue preferred stock that may be convertible into or exercisable or exchangeable for securities or other property or preferred stock with other terms that may have different U.S. federal income tax consequences than those described in this summary, the U.S. federal income tax consequences of such preferred stock will be described in the relevant prospectus supplement. This summary does not discuss the consequences of an investment in our subscription rights or debt securities. The U.S. federal income tax consequences of such an investment will be discussed in the relevant prospectus supplement.
A “U.S. stockholder” generally is a beneficial owner of shares of our common stock who is for U.S. federal income tax purposes:
•A citizen or individual resident of the United States;
•A corporation or other entity treated as a corporation, for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•A trust if a court within the United States is asked to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantive decisions of the trust; or
•A trust or an estate, the income of which is subject to U.S. federal income taxation regardless of its source.
A “Non-U.S. stockholder” generally is a beneficial owner of shares of our common stock that is not a U.S. stockholder.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective stockholder that is a partner of a partnership holding shares of our common stock should consult his, her or its tax advisers with respect to the purchase, ownership and disposition of shares of our common stock.
Tax matters are very complicated, and the tax consequences to an investor of an investment in our shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisers regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.
Taxation as a Regulated Investment Company
MSCC has elected to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Code. MSCC’s taxable income includes the taxable income generated by MSCC and certain of its subsidiaries, including the Funds, which are treated as disregarded entities for tax purposes. As a RIC, we generally will not pay corporate-level U.S. federal income taxes on any income that we distribute to our stockholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, in order to obtain RIC tax treatment, we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our net ordinary taxable income plus the excess of realized net short-term capital gains over realized net long-term capital losses, and 90% of our tax-exempt income (the “Annual Distribution Requirement”). As part of maintaining RIC status, undistributed taxable income (subject to a 4% non-deductible U.S. federal excise tax) pertaining to a given fiscal year may be distributed up to 12 months subsequent to the end of that fiscal year, provided such dividends are declared on or prior to the later of (i) filing of the U.S. federal income tax return for the applicable fiscal year or (ii) the fifteenth day of the ninth month following the close of the year in which such taxable income was generated.
For any taxable year in which we qualify as a RIC and satisfy the Annual Distribution Requirement, we will not be subject to U.S. federal income tax on the portion of our income or capital gains we distribute (or are deemed to distribute) to stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) to our stockholders.
We are subject to a 4% non-deductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our net ordinary taxable income for each calendar year, (2) 98.2% of our capital gain net income for the one-year period ending December 31 in that calendar year and (3) any taxable income recognized, but not distributed, in preceding years on which we paid no U.S. federal income tax (the “Excise Tax Avoidance Requirement”). Dividends declared and paid by us in a year will generally differ from taxable income for that year as such dividends may include the distribution of current year taxable income, exclude amounts carried over into the following year, and include the distribution of prior year taxable income carried over into and distributed in the current year. For amounts we carry over into the following year, we will be required to pay the 4% U.S. federal excise tax based on 98% of our annual taxable income and 98.2% of our capital gain net income in excess of distributions for the year.
In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:
•continue to qualify as a BDC under the 1940 Act at all times during each taxable year;
•derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities, loans, gains from the sale of stock or other securities, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to our business of investing in such stock or securities (the “90% Income Test”); and
•diversify our holdings so that at the end of each quarter of the taxable year:
•at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and
•no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, (i) of one issuer, (ii) of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) of certain “qualified publicly traded partnerships” (collectively, the “Diversification Tests”).
In order to comply with the 90% Income Test, we formed the Taxable Subsidiaries as wholly owned taxable subsidiaries for the primary purpose of permitting us to own equity interests in portfolio companies which are “pass-through” entities for tax purposes. Absent the taxable status of the Taxable Subsidiaries, a portion of the gross income from such portfolio companies would flow directly to us for purposes of the 90% Income Test. To the extent such income did not consist of income derived from securities, such as dividends and interest, it could jeopardize our ability to qualify as a RIC and, therefore cause us to incur significant U.S. federal income taxes. The Taxable Subsidiaries are consolidated with Main Street for generally accepted accounting principles in the United States of America (“U.S. GAAP”) purposes and are included in our consolidated financial statements, and the portfolio investments held by the Taxable Subsidiaries are included in our consolidated financial statements. The Taxable Subsidiaries are not consolidated with Main Street for income tax purposes and may generate income tax expense, or benefit, as a result of their ownership of the portfolio investments. The income tax expense, or benefit, if any, and any related tax assets and liabilities, are reflected in our consolidated financial statements.
The External Investment Manager is accounted for as a portfolio investment for U.S. GAAP purposes and is an indirect wholly owned subsidiary of MSCC, owned through a Taxable Subsidiary. The External Investment Manager is owned by a Taxable Subsidiary in order to allow us to comply with the 90% Income Test, since the External Investment Manager’s income would likely not consist of income derived from securities, such as dividends and interest, and as a result, if held directly by us, it could jeopardize our ability to qualify as a RIC, and therefore cause us to incur significant U.S. federal income taxes. As it is wholly-owned by a Taxable Subsidiary, the External Investment Manager is disregarded for tax purposes. The External Investment Manager has also entered into a tax sharing agreement with its Taxable Subsidiary owner. Since the External Investment Manager is accounted for as a portfolio investment of MSCC and is not included as a consolidated subsidiary of MSCC in MSCC’s consolidated financial statements, and as a result of the tax sharing agreement with its Taxable Subsidiary owner, for its stand-alone financial reporting purposes the External Investment Manager is treated as if it is taxed at normal corporate tax rates based on its taxable income and, as a result of its activities, may generate income tax expense or benefit. The income tax expense, or benefit, if any, and the related tax assets and liabilities, of the External Investment Manager are reflected in the External Investment Manager’s separate financial statements.
We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments issued with warrants and debt securities invested in at a discount to par), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash such as PIK interest, cumulative dividends or amounts that are received in non-cash compensation such as warrants or stock. Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount.
Although we do not presently expect to do so, we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders in certain circumstances while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Regulation — Regulation as a Business Development Company — Senior Securities” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC. Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.
A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If our deductible expenses in a given taxable year exceed our investment company taxable income, we may incur a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to its shareholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but may carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Due to these limits on deductibility of expenses and net capital losses, we may for tax purposes have aggregate taxable income for several taxable years that we are required to distribute and that is taxable to U.S. stockholders even if such taxable income is greater than the net income we actually earn during those taxable years.
For federal income tax purposes, we are generally permitted to carry forward a net capital loss in any taxable year to offset our own capital gains, if any. These amounts are available to be carried forward to offset future capital gains to the extent permitted by the Code and applicable tax regulations. Any such loss carryforwards will retain their character as short-term or long-term. In the event that we were to experience an ownership change as defined under the Code, our capital loss carryforwards and other favorable tax attributes, if any, may be subject to limitation.
Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment, (3) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (4) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (5) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (6) cause us to recognize income or gain without receipt of a corresponding cash payment, (7) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (8) adversely alter the characterization of certain complex financial transactions and (9) produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and may make certain tax elections to mitigate the potential adverse effect of these provisions, but there can be no assurance that we will be eligible for any such tax elections or that any adverse effects of these provisions will be mitigated.
We may distribute taxable dividends that are payable in part in our stock. Under certain applicable provisions of the Code and the U.S. Department of Treasury (“Treasury”) regulations, distributions payable by us in cash or in shares of stock (at the stockholder’s election) would satisfy the Annual Distribution Requirement. The Internal Revenue Service has issued guidance indicating that this rule will apply even where the total amount of cash that may be distributed is limited to no more than 20% of the total distribution. According to this guidance, if too many stockholders elect to receive their distributions in cash, each such stockholder would receive a pro rata share of the total cash to be distributed and would receive the remainder of their distribution in shares of stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend (whether received in cash, our stock, or a combination thereof) as (i) ordinary income (including any qualified dividend income that, in the case of a noncorporate stockholder, may be eligible for the same reduced maximum tax rate applicable to long-term capital gains to the extent such distribution is properly reported by us as qualified dividend income and such stockholder satisfies certain minimum holding period requirements with respect to our stock), or (ii) long-term capital gain (to the extent such distribution is properly reported as a capital gain dividend), to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. stockholder sells the stock it receives in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our stock.
The remainder of this discussion assumes that we qualify as a RIC and have satisfied the Annual Distribution Requirement.
Taxation of U.S. Stockholders
Distributions by us generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. To the extent such distributions paid by us to non-corporate stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a maximum tax rate of 20.0% (plus the 3.8% Medicare surtax discussed below, if applicable). In this regard, it is anticipated that distributions paid by us will generally not be attributable to dividends and, therefore, generally will not qualify for the 20.0% (plus the 3.8% Medicare surtax, if applicable) maximum rate applicable to Qualifying Dividends. Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains that are currently taxable at a maximum rate of 20.0% (plus the 3.8% Medicare surtax, if applicable) in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder.
Certain distributions reported by us as Section 163(j) interest dividends may be treated as interest income by U.S. stockholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the U.S. stockholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that we are eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of our business interest income over the sum of our (i) business interest expense and (ii) other deductions properly allocable to our business interest income.
We may retain some or all of our realized net long-term capital gains in excess of realized net short-term capital losses, but to designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. stockholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. Because we expect to pay tax on any retained capital gains at our regular corporate tax rate, and because that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual U.S. stockholders will be treated as having paid will exceed the tax they owe on the capital gain distribution and such excess generally may be refunded or claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s cost basis for his, her or its common stock. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

If a stockholder reinvests our distributions in additional shares, such stockholder will generally be subject to the same U.S. federal, state and local tax consequences as if it had received a distribution in cash and, for this purpose, a stockholder receiving a distribution in the form of additional shares will generally be treated as receiving a distribution in the amount of cash that the stockholder would have received if it had elected to receive the distribution in cash. If we issue additional shares with a fair market value equal to or greater than net asset value, however, the stockholder will be treated as receiving a distribution in the amount of the fair market value of the distributed shares. Any such additional shares will have a tax basis equal to the amount treated as a distribution for U.S. federal income tax purposes. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the stockholder’s account.
In any fiscal year, we may elect to make distributions to our stockholders in excess of our taxable earnings for that fiscal year. As a result, a portion of those distributions may be deemed a return of capital to our stockholders.
For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such month and actually paid during January of the following year, will be treated as if it had been received by our U.S. stockholders on December 31 of the year in which the dividend was declared.
If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.
The IRS currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, while we have preferred stock outstanding, we intend to allocate capital gain dividends, if any, between our common stock and preferred stock in proportion to the total dividends paid to each class with respect to such tax year.
A stockholder generally will recognize taxable gain or loss if the stockholder sells or otherwise disposes of his, her or its shares of our common stock. The amount of gain or loss will be measured by the difference between such stockholder’s adjusted tax basis in the common stock sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the stockholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.
In general, individual U.S. stockholders currently are subject to a maximum U.S. federal income tax rate of 20.0% on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in our shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. In addition, individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% Medicare surtax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21.0% rate also applied to ordinary income. Non-corporate stockholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate stockholders generally may not deduct any net capital losses for a year but may carryback such losses for three years or carry forward such losses for five years.
The Code requires reporting of adjusted cost basis information for covered securities, which generally include shares of a RIC, to the IRS and to taxpayers. U.S. stockholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.
We, or the applicable withholding agent, will send to each of our U.S. stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions generally will be reported to the Internal Revenue Service (including the amount of dividends, if any, eligible for the 20.0% maximum rate). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to

Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation.
We may be required to withhold U.S. federal income tax (“backup withholding”) from all taxable distributions to any U.S. stockholder that is not otherwise exempt (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability, provided that proper information is provided to the IRS.
Under Treasury regulations, if a U.S. stockholder recognizes a loss with respect to shares of $2 million or more for an individual U.S. stockholder or $10 million or more for a corporate U.S. stockholder, the U.S. stockholder must file with the IRS a disclosure statement on IRS Form 8886. Direct owners of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Taxation of Non-U.S. Stockholders
Whether an investment in the shares is appropriate for a Non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in the shares by a Non-U.S. stockholder may have adverse tax consequences. Non-U.S. stockholders should consult their tax advisers before investing in our common stock.
Distributions of our “investment company taxable income” to Non-U.S. stockholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. stockholders directly) will be subject to withholding of U.S. federal tax at a 30.0% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. stockholder, and, if an income tax treaty applies, attributable to a permanent establishment in the United States, we will not be required to withhold U.S. federal tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers).
We generally are not required to withhold any amounts with respect to certain distributions of (i) U.S. source interest income, and (ii) net short term capital gains in excess of net long term capital losses, in each case to the extent we properly reported such distributions and certain other requirements were satisfied. We anticipate that a portion of our distributions will be eligible for this exemption from withholding; however, we cannot determine what portion of our distributions (if any) will be eligible for this exception until after the end of our taxable year. No certainty can be provided that any of our distributions will be reported as eligible for this exception.
Actual or deemed distributions of our net capital gains to a Non-U.S. stockholder, and gains realized by a Non-U.S. stockholder upon the sale of our common stock, will not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. stockholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. stockholder in the United States.
If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale of our common stock that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30.0% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in the shares may not be appropriate for a Non-U.S. stockholder.
A Non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the Non-U.S. stockholder provides us or the dividend paying agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. stockholder or otherwise establishes an exemption from backup withholding.
Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in jurisdictions that have entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. stockholder and the status of the intermediaries through which it holds our common stock, a Non-U.S. stockholder could be subject to this 30% withholding tax with respect to distributions on our common stock. Under certain circumstances, a Non-U.S. stockholder might be eligible for refunds or credits of such taxes.
Non-U.S. persons should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.
Failure to Qualify as a RIC
If we fail to satisfy the 90% Income Test or the Diversification Tests for any taxable year, we may nevertheless continue to qualify as a RIC for such year if certain relief provisions are applicable (which may, among other things, require us to pay certain corporate-level U.S. federal taxes or to dispose of certain assets).
If we were unable to qualify for treatment as a RIC and the foregoing relief provisions are not applicable, we would be subject to tax on all of our taxable income at regular corporate rates. We would not be able to deduct distributions to stockholders, nor would they be required to be made. If we were subject to tax on all of our taxable income at regular corporate rates, then distributions we make after being subject to such tax would be taxable to our stockholders and, provided certain holding period and other requirements were met, could qualify for treatment as “qualified dividend income” eligible for the maximum 20% rate (plus a 3.8% Medicare surtax, if applicable) applicable to qualified dividends to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate taxpayers would be eligible for a dividends-received deduction on distributions they receive. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. To requalify as a RIC in a subsequent taxable year, we would be required to satisfy the RIC qualification requirements for that year and dispose of any earnings and profits from any year in which we failed to qualify as a RIC. Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the nonqualifying year, we could be subject to tax on any unrealized net built-in gains in the assets held by us during the period in which we failed to qualify as a RIC that are recognized within the subsequent five years, unless we made a special election to pay corporate-level U.S. federal income tax on such built-in gain at the time of our requalification as a RIC.
REGULATION
We are subject to regulation as described in “Item 1. Business  —  Regulation” of our most recent Annual Report on Form 10-K, which is incorporated by reference herein.
PLAN OF DISTRIBUTION
We may offer, from time to time in one or more offerings or series, our common stock, preferred stock, subscription rights or debt securities in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts offerings or a combination of these methods. We may sell the securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering by us, through or without agents or through a combination of any such methods of sale. In the case of a rights offering, the applicable prospectus supplement will set forth the number of shares of our common stock issuable upon the exercise of each right and the other terms of such rights offering. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any options to purchase additional securities under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
The distribution of our securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions and discounts or agency fees paid, must equal or exceed the net asset value per share of our common stock at the time of the offering except (a) in connection with a rights offering to our existing stockholders, (b) with the consent of the majority of our common stockholders or (c) under such circumstances as the SEC may permit. See “Risk Factors — Risks Relating to Our Securities — Stockholders may incur dilution if we sell shares of our common stock in one or more offerings at prices below the then current net asset value per share of our common stock or issue securities to subscribe to, convert to or purchase shares of our common stock” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, for a discussion of proposals approved by our stockholders that permit us to issue shares of our common stock below net asset value. The price at which securities may be distributed may represent a discount from prevailing market prices.
In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of our securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us, and any profit realized by them on the resale of our securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described in the applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters who are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in our common stock, preferred stock, subscription rights or debt securities, as applicable, on the New York Stock Exchange in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.
Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, our securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
CUSTODIAN, TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR
Our securities are held under custody agreements by Amegy Bank National Association, whose address is 1801 Main Street, 8th Floor, Houston, Texas 77002, Branch Banking and Trust Company, whose address is 5130 Parkway Plaza Boulevard, Charlotte, North Carolina 28217 and Citibank, N.A., whose address is 388 Greenwich Street, New York, New York 10013. Equiniti Trust Company, LLC acts as our transfer agent, distribution paying agent and registrar. The principal business address of our transfer agent is 55 Challenger Road, Floor 2, Ridgefield Park, New Jersey 07660, telephone number: 1-800-937-5449.
BROKERAGE ALLOCATION AND OTHER PRACTICES
Since we generally acquire and dispose of our investments in privately negotiated transactions, we infrequently use brokers in the normal course of our business. When necessary, our investment team is primarily responsible for the execution of the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. We do not expect to execute transactions through any particular broker or dealer but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While we will generally seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, we may select a broker based partly upon brokerage or research services provided to us. In return for such services, we may pay a higher commission than other brokers would charge if we determine in good faith that such commission is reasonable in relation to the services provided.
We also pay brokerage commissions incurred in connection with open-market purchases of our publicly traded securities from time to time, including pursuant to our dividend reinvestment plan.
We did not pay significant brokerage commissions during the three years ended December 31, 2024 in connection with the acquisition and/or disposal of our investments.
LEGAL MATTERS
Certain legal matters in connection with the securities offered hereby will be passed upon for us by Dechert LLP, Washington, DC. Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the applicable prospectus supplement.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The consolidated financial statements, financial highlights, senior securities table, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
Grant Thornton LLP, located at principal business address 171 N. Clark Street, Chicago, Illinois 60601, serves as the Company’s independent registered public accounting firm, providing audit services.
AVAILABLE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. This information is also available free of charge by contacting us at 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056 or by telephone at (713) 350-6000 or on our website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this prospectus or any prospectus supplement, and you should not consider that information to be part of this prospectus or any prospectus supplement.
INCORPORATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date we file that document. Any reports filed by us with the SEC on or after the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus our filings listed below, which have been previously filed with the SEC, and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of those securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement, and other information previously filed with the SEC.
This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025
•those portions of our Definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Stockholders, filed with the SEC on March 25, 2024, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023;
•our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 16, 2025 and February 25, 2025; and
•any description of shares of our common stock contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.
To obtain copies of these filings, free of charge, see “Available Information.”
PRIVACY NOTICE
We are committed to protecting your privacy. This privacy notice explains the privacy policies of Main Street and its affiliated companies. This notice supersedes any other privacy notice you may have received from Main Street, and its terms apply both to our current stockholders and to former stockholders as well.
We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, and number of shares you hold. This information is used only so that we can send you annual reports and other information about us and send you proxy statements or other information required by law.
We do not share this information with any non-affiliated third party except as described below.
•The People and Companies that Make Up Main Street. It is our policy that only our authorized employees who need to know your personal information will have access to it. Our personnel who violate our privacy policy are subject to disciplinary action.
•Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.
•Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

$500,000,000
6.550% Notes due 2030

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October 27, 2026